                          THE FRANKLIN TEMPLETON GROUP
                                 CODE OF ETHICS
                                       AND
                       POLICY STATEMENT ON INSIDER TRADING

                                TABLE OF CONTENTS

THE FRANKLIN TEMPLETON GROUP CODE OF ETHICS.......................................................................1

PART 1 - STATEMENT OF PRINCIPLES..................................................................................1
PART 2 - PURPOSES, AND CONSEQUENCES OF NON-COMPLIANCE.............................................................2
PART 3 - COMPLIANCE REQUIREMENTS FOR ALL ACCESS PERSONS...........................................................3
PART 4 - ADDITIONAL COMPLIANCE REQUIREMENTS APPLICABLE TO PORTFOLIO PERSONS......................................10
PART 5 - REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS...........................................................13
PART 6 - PRE-CLEARANCE REQUIREMENTS..............................................................................17
PART 7 - PENALTIES FOR VIOLATIONS OF THE CODE....................................................................22
PART 8 - A REMINDER ABOUT THE FRANKLIN TEMPLETON GROUP INSIDER TRADING POLICY....................................23

APPENDIX A:       COMPLIANCE PROCEDURES, DEFINITIONS, AND OTHER ITEMS............................................24

I.       RESPONSIBILITIES OF EACH DESIGNATED COMPLIANCE OFFICER..................................................25
II.      COMPILATION OF DEFINITIONS OF IMPORTANT TERMS...........................................................31
III.     SECURITIES EXEMPT FROM THE PROHIBITED, REPORTING, AND PRE-CLEARANCE PROVISIONS..........................32
IV.      LEGAL REQUIREMENT.......................................................................................33

APPENDIX B:       FORMS AND SCHEDULES............................................................................34

ACKNOWLEDGMENT FORM..............................................................................................35
SCHEDULE A:  LEGAL AND COMPLIANCE OFFICERS AND PRECLEARANCE DESK TELEPHONE & FAX NUMBERS.........................36
SCHEDULE B:  SECURITIES TRANSACTION REPORT.......................................................................37
SCHEDULE C:  INITIAL, ANNUAL & UPDATED DISCLOSURE OF ACCESS PERSONS SECURITIES HOLDINGS..........................38
SCHEDULE D:  NOTIFICATION OF SECURITIES ACCOUNT OPENING..........................................................39
SCHEDULE E:  NOTIFICATION OF DIRECT OR INDIRECT BENEFICIAL INTEREST..............................................40
SCHEDULE F:  INITIAL, ANNUAL & UPDATED DISCLOSURE OF SECURITIES ACCOUNTS.........................................41
SCHEDULE G:  INITIAL AND ANNUAL CERTIFICATION OF DISCRETIONARY AUTHORITY.........................................42
SCHEDULE H:  CHECKLIST FOR INVESTMENTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS...............43

APPENDIX C:  INVESTMENT ADVISOR AND BROKER-DEALER AND OTHER SUBSIDIARIES OF
FRANKLIN RESOURCES, INC.- FEBRUARY 2000..........................................................................45

THE FRANKLIN TEMPLETON GROUP POLICY STATEMENT ON INSIDER TRADING..................................................1

A.       LEGAL REQUIREMENT........................................................................................1
B.       WHO IS AN INSIDER?.......................................................................................2
C.       WHAT IS MATERIAL INFORMATION?............................................................................2
D.       WHAT IS NON-PUBLIC INFORMATION?..........................................................................2
E.       BASIS FOR LIABILITY......................................................................................3
F.       PENALTIES FOR INSIDER TRADING............................................................................3
G.       INSIDER TRADING PROCEDURES...............................................................................4

THE FRANKLIN TEMPLETON GROUP CODE OF ETHICS

     Franklin Resources, Inc. and all of its subsidiaries, and the funds in the Franklin Templeton Group of Funds (the "Funds") (collectively, the "Franklin Templeton Group") will follow this Code of Ethics (the "Code") and Policy Statement on Insider Trading (the "Insider Trading Policy"). Additionally, the subsidiaries listed in Appendix C of this Code, together with Franklin Resources, Inc., the Funds, the Fund's investment advisers and principal underwriter, have adopted the Code and Insider Trading Policy.

PART 1 - STATEMENT OF PRINCIPLES

     The Franklin Templeton Group's policy is that the interests of shareholders and clients are paramount and come before the interests of any director, officer or employee of the Franklin Templeton Group.(1)

     Personal investing activities of ALL directors, officers and employees of the Franklin Templeton Group should be conducted in a manner to avoid actual or potential conflicts of interest with the Franklin Templeton Group, Fund shareholders, and other clients of any Franklin Templeton adviser.

     Directors, officers and employees of the Franklin Templeton Group shall use their positions with the Franklin Templeton Group, and any investment opportunities they learn of because of their positions with the Franklin Templeton Group, in a manner consistent with their fiduciary duties for the benefit of Fund shareholders, and clients.

----------
1    "Director" includes trustee.

PART 2 - PURPOSES, AND CONSEQUENCES OF NON-COMPLIANCE

     It is important that you read and understand this document, because its overall purpose is to help all of us comply with the law and to preserve and protect the outstanding reputation of the Franklin Templeton Group. This document was adopted to comply with Securities and Exchange Commission rules under the Investment Company Act of 1940 ("1940 Act"), the Investment Advisers Act of 1940 ("Advisers Act"), the Insider Trading and Securities Fraud Enforcement Act of 1988 ("ITSFEA"), industry practice and the recommendations contained in the ICI's Report of the Advisory Group on Personal Investing. Any violation of the Code or Insider Trading Policy, including engaging in a prohibited transaction or failing to file required reports, may result in disciplinary action, and, when appropriate, termination of employment and/or referral to appropriate governmental agencies.

PART 3 - COMPLIANCE REQUIREMENTS FOR ALL ACCESS PERSONS

3.1 WHO IS COVERED BY THE CODE AND HOW DOES IT WORK?

     The principles contained in the Code must be observed by ALL directors, officers and employees(2) of the Franklin Templeton Group. However, there are different categories of restrictions on personal investing activities. The category in which you have been placed generally depends on your job function, although unique circumstances may result in you being placed in a different category.

The Code covers the following categories of employees who are described below:

     (1) ACCESS PERSONS: Access Persons are those employees who have "access to information" concerning recommendations made to a Fund or client with regard to the purchase or sale of a security. Examples of "access to information" would include having access to trading systems, portfolio accounting systems, research data bases or settlement information. Access Persons would typically include employees, including Management Trainees, in the following departments:

          o    fund accounting;
          o    investment operations;
          o    information services & technology;
          o    product management;
          o    legal and legal compliance
          o    and anyone else designated by the Director of Compliance

     In addition, you are an Access Person if you are any of the following:

          o    an officer or and directors of funds;
          o an officer or director of an investment advisor or broker-dealer subsidiary in the Franklin Templeton Group;
          o    a person that controls those entities; and
          o    any Franklin Resources' Proprietary Account ("Proprietary
               Account")(3)

     (2) PORTFOLIO PERSONS: Portfolio Persons are a subset of Access Persons and are those employees of the Franklin Templeton Group, who, in connection with his or her regular functions or duties, makes or participates in the decision to purchase or sell a security by a Fund in the Franklin Templeton Group, or any other client or if his or her functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include:

----------
2 The term "employee or employees" includes management trainees, as well as regular employees of the Franklin Templeton Group.

3    See Appendix A. II., for definition of "Proprietary Accounts".

          o    portfolio managers;
          o    research analysts;
          o    traders;
          o employees serving in equivalent capacities (such as Management Trainees);
          o    employees supervising the activities of Portfolio Persons; and
          o    anyone else designated by the Director of Compliance

     (3) NON-ACCESS PERSONS: If you are an employee in the Franklin Templeton Group AND you do not fit into any of the above categories, you are a Non-Access Person. Because you do not normally receive confidential information about Fund portfolios, you are subject only to the prohibited transaction provisions described in 3.4 of this Code and the Franklin Resources, Inc.'s Standards of Business Conduct contained in the Employee Handbook.

     Please contact the Legal Compliance Department if you are unsure as to what category you fall in or whether you should be considered to be an Access Person or Portfolio Person.

     The Code works by prohibiting some transactions and requiring pre-clearance and reporting of most others. NON-ACCESS PERSONS do not have to pre-clear their security transactions, and, in most cases, do not have to report their transactions. "INDEPENDENT DIRECTORS" need not report any securities transaction unless you knew, or should have known that, during the 15-day period before or after the transaction, the security was purchased or sold or considered for purchase or sale by a Fund or Franklin Resources for a Fund. (See Section 5.2.B below.) HOWEVER, PERSONAL INVESTING ACTIVITIES OF ALL EMPLOYEES AND INDEPENDENT DIRECTORS ARE TO BE CONDUCTED IN COMPLIANCE WITH THE PROHIBITED TRANSACTIONS PROVISIONS CONTAINED IN 3.4 BELOW. If you have any questions regarding your personal securities activity, contact the Legal Compliance Department.


3.2 WHAT ACCOUNTS AND TRANSACTIONS ARE COVERED?

     The Code covers all of your personal securities accounts and transactions, as well as transactions by any of Franklin Resource's Proprietary Accounts. It also covers all securities and accounts in which you have "beneficial ownership."(4) A transaction by or for the account of your spouse, or any other family

----------
4 Generally, a person has "beneficial ownership" in a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect member living in your home is considered to be the same as a transaction by you. Also, a transaction for any account in which you have any economic interest (other than the account of an unrelated client for which advisory fees are received) and have or share investment control is generally considered the same as a transaction by you. For example, if you invest in a corporation that invests in securities and you have or share control over its investments, that corporation's securities transactions are considered yours.

     However, you are not deemed to have a pecuniary interest in any securities held by a partnership, corporation, trust or similar entity unless you control, or share control of such entity, or have, or share control over its investments. For example, securities transactions of a trust or foundation in which you do not have an economic interest (i.e., you are not the trustor or beneficiary) but of which you are a trustee are not considered yours unless you have voting or investment control of its assets. Accordingly, each time the words "you" or "your" are used in this document, they apply not only to your personal transactions and accounts, but also to all transactions and accounts in which you have any direct or indirect beneficial interest. If it is not clear whether a particular account or transaction is covered, ask a Preclearance Officer for guidance.

--------------------------------------------------------------------------------
     pecuniary interest in the security. There is a presumption of a pecuniary interest in a security held or acquired by a member of a person's immediate family sharing the same household.

3.3 WHAT SECURITIES ARE EXEMPT FROM THE CODE OF ETHICS?

     You do not need to pre-clear or report transactions of the following securities:

     (1) securities that are direct obligations of the U. S. Government (i.e., issued or guaranteed by the U.S. Government, such as Treasury bills, notes and bonds, including U.S. Savings Bonds and derivatives thereof);

     (2) high quality short-term instruments, including but not limited to bankers' acceptances, bank certificates of deposit, commercial paper and repurchase agreements;

     (3)  shares of registered open-end investment companies ("mutual funds");
          and

     (4) commodity futures, currencies, currency forwards and derivatives thereof.

     Such transactions are also exempt from: (i) the prohibited transaction provisions contained in Part 3.4 such as front-running; (ii) the additional compliance requirements applicable to portfolio persons contained in Part 4; and
(iii) the applicable reporting requirements contained in Part 5.

3.4 PROHIBITED TRANSACTIONS FOR ALL ACCESS PERSONS

     A.   "INTENT" IS IMPORTANT

     Certain transactions described below have been determined by the courts and the SEC to be prohibited by law. The Code reiterates that these types of transactions are a violation of the Statement of Principals and are prohibited. Preclearance, which is a cornerstone of our compliance efforts, cannot detect transactions which are dependent upon intent, or which by their nature, occur before any order has been placed for a fund or client. A Preclearance Officer, who is there to assist you with compliance with the Code, cannot guarantee any transaction or transactions comply with the Code or the law. The fact that your transaction receives preclearance, shows evidence of good faith, but depending upon all the facts, may not provide a full and complete defense to any accusation of violation of the Code or of the law. For example, if you executed a transaction for which you received approval, or if the transaction was exempt from preclearance (e.g., a transaction for 100 shares or less), would not preclude a subsequent finding that front-running or scalping occurred because such activity are dependent upon your intent. Intent cannot be detected during preclearance, but only after a review of all the facts.

     In the final analysis, compliance remains the responsibility of each individual effecting personal securities transactions.

     B. FRONT-RUNNING: TRADING AHEAD OF A FUND OR CLIENT

     You cannot front-run any trade of a Fund or client. The term "front-run" means knowingly trading before a contemplated transaction by a Fund or client of any Franklin Templeton adviser, whether or not your trade and the Fund's or client's trade take place in the same market. Thus, you may not:

     (1) purchase a security if you intend, or know of Franklin Templeton Group's intention, to purchase that security or a related security on behalf of a Fund or client, or

     (2) sell a security if you intend, or know of Franklin Templeton Group's intention, to sell that security or a related security on behalf of a Fund or client.

     C. SCALPING.

     You cannot purchase a security (or its economic equivalent) with the intention of recommending that the security be purchased for a Fund, or client, or sell short a security (or its economic equivalent) with the intention of recommending that the security be sold for a Fund or client. Scalping is prohibited whether or not you realize a profit from such transaction.

     D. TRADING PARALLEL TO A FUND OR CLIENT

     You cannot buy a security if you know that the same or a related security is being bought contemporaneously by a Fund or client, or sell a security if you know that the same or a related security is being sold contemporaneously by a Fund or client.

     E. TRADING AGAINST A FUND OR CLIENT

     You cannot:

     (1) buy a security if you know that a Fund or client is selling the same or a related security, or has sold the security, until seven (7) calendar days after the Fund's or client's order has either been executed or withdrawn, or

     (2) sell a security if you know that a Fund or client is buying the same or a related security, or has bought the security until seven (7) calendar days after the Fund's or client's order has either been executed or withdrawn.

     Refer to Section I.A., "Pre-Clearance Standards," of Appendix A of the Code for more details regarding the preclearance of personal securities transactions.

     F.. USING PROPRIETARY INFORMATION FOR PERSONAL TRANSACTIONS

     You cannot buy or sell a security based on Proprietary Information(5) without disclosing the information and receiving written authorization. If you wish to purchase or sell a security about which you obtained such information, you must report all of the information you obtained regarding the security to the Appropriate Analyst(s)6, or to the Director of Compliance for dissemination to the Appropriate Analyst(s).


----------

5 Proprietary Information: Information that is obtained or developed during the ordinary course of employment with the Franklin Templeton Group, whether by you or someone else, and is not available to persons outside the Franklin Templeton Group. Examples of such Proprietary Information include, among other things, internal research reports, research materials supplied to the Franklin Templeton Group by vendors and broker-dealers not generally available to the public, minutes of departmental/research meetings and conference calls, and communications with company officers (including confidentiality agreements). Examples of non-Proprietary Information include mass media publications (e.g., The Wall Street Journal, Forbes, and Fortune), certain specialized publications available to the public (e.g., Morningstar, Value Line, Standard and Poors), and research reports available to the general public.

6 The Director of Compliance is designated on Schedule A. The "Appropriate Analyst" means any securities analyst or portfolio manager, other than you, making recommendations or investing funds on behalf of any associated client, who may be reasonably expected to recommend or consider the purchase or sale of the security in question.

     You will be permitted to purchase or sell such security if the Appropriate Analyst(s) confirms to the Preclearance Desk that there is no intention to engage in a transaction regarding the security within seven (7) calendar days on behalf of an Associated Client(7) and you subsequently preclear such security in accordance with Part 6 below.

     G. CERTAIN TRANSACTIONS IN SECURITIES OF FRANKLIN RESOURCES, INC., AND AFFILIATED CLOSED-END FUNDS, AND REAL ESTATE INVESTMENT TRUSTS

     If you are an employee of Franklin Resources, Inc. or any of its affiliates, including the Franklin Templeton Group, you cannot effect a short sale of the securities, including "short sales against the box" of Franklin Resources, Inc., or any of the Franklin or Templeton closed-end funds, Franklin real estate investment trusts or any other security issued by Franklin Resources, Inc. or its affiliates. This prohibition would also apply to effecting economically equivalent transactions, including, but not limited to sales of any option to buy (i.e., a call option) or purchases of any option to sell (i.e., a put option) and "swap" transactions or other derivatives. Officers and directors of the Franklin Templeton Group who may be covered by Section 16 of the Securities Exchange Act of 1934, are reminded that their obligations under that section are in addition to their obligations under this Code.



----------
7 Associated Client: A Fund or client whose trading information would be available to the access person during the course of his or her regular functions or duties.

PART 4 - ADDITIONAL COMPLIANCE REQUIREMENTS APPLICABLE TO PORTFOLIO PERSONS(8)

4.1 REQUIREMENT TO DISCLOSE INTEREST AND METHOD OF DISCLOSURE

     As a Portfolio Person, you must promptly disclose your direct or indirect beneficial interest in a security whenever you learn that the security is under consideration for purchase or sale by an Associated Client in the Franklin Templeton Group and you;

     (1)  Have or share investment control of the Associated Client;

     (2) Make any recommendation or participate in the determination of which recommendation shall be made on behalf of the Associated Client; or

     (3) Have functions or duties that relate to the determination of which recommendation shall be made to the Associated Client.

     In such instances, you must initially disclose that beneficial interest orally to the primary portfolio manager (or other Appropriate Analyst) of the Associated Client(s) considering the security, the Director of Research and Trading or the Director of Compliance. Following that oral disclosure, you must send a written acknowledgment of that interest on Schedule E (or on a form containing substantially similar information) to the primary portfolio manager (or other Appropriate Analyst), with a copy to the Legal Compliance Department.

4.2 SHORT SALES OF SECURITIES

     You cannot sell short any security held by your Associated Clients, including "short sales against the box". Additionally, Portfolio Persons associated with the Templeton Group of Funds and clients cannot sell short any security on the Templeton "Bargain List". This prohibition would also apply to effecting economically equivalent transactions, including, but not limited to, sales of uncovered call options,


----------
8 You are a "Portfolio Person" if you are an employee of the Franklin Templeton Group, and, in connection with your regular functions or duties, make or participate in the decision to purchase or sell a security by a Fund in the Franklin Templeton Group, or any other client or if your functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include portfolio managers, research analysts, traders, persons serving in equivalent capacities (such as Management Trainees), persons supervising the activities of Portfolio Persons, and anyone else so designated by the Compliance Officer.

purchases of put options while not owning the underlying security and short sales of bonds that are convertible into equity positions.

4.3 SHORT SWING TRADING

     Portfolio Persons cannot profit from the purchase and sale or sale and purchase within sixty calendar days of any security, including derivatives. Portfolio Persons are responsible for transactions that may occur in margin and option accounts and all such transactions must comply with this restriction.(9)

This restriction does NOT apply to:

     (1) trading within a shorter period if you do not realize a profit and if you do not violate any other provisions of this Code; and

     (2) profiting on the purchase and sale or sale and purchase within sixty calendar days of the following securities:

          o securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

          o high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit; (iii) commercial paper; and (iv) repurchase agreements;

          o    shares of registered open-end investment companies; and

          o commodity futures, currencies, currency forwards and derivatives thereof.


     Calculation of profits during the 60 calendar day holding period generally will be based on "last-in, first-out" ("LIFO"). Portfolio Persons may elect to calculate their 60 calendar day profits on either a LIFO or FIFO ("first-in, first-out") basis when there has not been any activity in such security by their Associated Clients during the previous 60 calendar days.


----------
(9) This restriction applies equally to transactions occurring in margin and option accounts which may not be due to direct actions by the Portfolio Person. For example, a stock held less than 60 days that is sold to meet a margin call or the underlying stock of a covered call option held less than 60 days that is called away, would be a violation of this restriction if these transactions resulted in a profit for the Portfolio Person.

4.4 SERVICE AS A DIRECTOR

     As a Portfolio Person, you cannot serve as a director, trustee, or in a similar capacity for any company (excluding not-for-profit companies, charitable groups, and eleemosynary organizations) unless you receive approval from the Chief Executive Officer of the principal investment adviser to the Fund(s) of which you are a Portfolio Person and he/she determines that your service is consistent with the interests of the Fund(s) and its shareholders.

4.5 SECURITIES SOLD IN A PUBLIC OFFERING

     Portfolio Persons cannot buy securities in any initial public offering, or a secondary offering by an issuer, including initial public offerings of securities made by closed-end funds and real estate investment trusts advised by the Franklin Templeton Group. Purchases of open-end mutual funds are excluded from this prohibition.

4.6 INTERESTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS

     Portfolio Persons cannot acquire limited partnership interests or other securities in private placements unless they:

          (1)  complete the Private Placement Checklist (Schedule H);

          (2) provide supporting documentation (e.g., a copy of the offering memorandum); and

          (3)  obtain approval of the appropriate Chief Investment Officer; and

          (4)  submit all documents to the Legal Compliance Department

Approval will only be granted after the Director of Compliance consults with an executive officer of Franklin Resources, Inc.

PART 5 - REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS

5.1 REPORTING OF BENEFICIAL OWNERSHIP AND SECURITIES TRANSACTIONS

     Compliance with the following personal securities transaction reporting procedures is essential to enable us to meet our responsibilities to Funds and other clients and to comply with regulatory requirements. You are expected to comply with both the letter and spirit of these requirements, including completing and filing all reports required under the Code in a timely manner.

5.2 INITIAL HOLDINGS AND BROKERAGE ACCOUNT REPORTS

     A.   ALL ACCESS PERSONS (EXCEPT INDEPENDENT DIRECTORS)

     Every employee (new or transfer) of the Franklin Templeton Group who becomes an Access Person, must file:

          (1)  An Acknowledgement Form;

          (2) Schedule C: Initial, Annual & Updated Disclosure of Securities Holdings; and

          (3) Schedule F: Initial, Annual & Updated Disclosure of Securities Accounts

     The Acknowledgement Form, Schedule C and Schedule F must be completed and returned to the Legal Compliance Department within 10 calendar days of the date the employee becomes an access person.

5.3 QUARTERLY TRANSACTION REPORTS

     A.   ALL ACCESS PERSONS (EXCEPT INDEPENDENT DIRECTORS)

     You must report all securities transactions by; (i) providing the Legal Compliance Department with copies of all broker's confirmations and statements within 10 calendar days after the end of the calendar quarter (which may be sent under separate cover by the broker) showing all transactions and holdings in securities and (ii) certifying by January 30th of each year that you have disclosed all such brokerage accounts on Schedule F to the Legal Compliance Department. The brokerage statements and confirmations must include all transactions in securities in which you have, or by reason of the transaction acquire any direct or indirect beneficial ownership, including transactions in a discretionary account and transactions for any account in which you have any economic interest and have or share investment control. Also, if you acquire securities by any other method which is not being reported to the Legal Compliance Department by a duplicate confirmation statement at or near the time of the acquisition, you must report that acquisition to the Legal Compliance Department on Schedule B within 10 calendar days after you are notified of the acquisition. Such acquisitions include, among other things, securities acquired by gift, inheritance, vesting,(10) stock splits, merger or reorganization of the issuer of the security.

     You must file these documents with the Legal Compliance Department not later than 10 calendar days after the end of each quarter, but you need not show or report transactions for any account over which you had no direct or indirect influence or control.(11) Failure to timely report transactions is a violation of Rule 17j-1 as well as the Code, and may be reported to the Fund's Board of Directors and may also result, among other things, in denial of future personal security transaction requests.

     B. INDEPENDENT DIRECTORS

     If you are a director of the Franklin Templeton Group but you are not an "interested person" of the Fund, you are not required to file transaction reports unless you knew or should have known that, during the 15-day period before or after a transaction, the security was purchased or sold, or considered for purchase or sale, by a Fund or by Franklin Resources on behalf of a Fund.

----------
(10) You are not required to separately report the vesting of shares or options of Franklin Resources, Inc., received pursuant to a deferred compensation plan as such information is already maintained.

(11) See Sections 3.2 and 4.6 of the Code. Also, confirmations and statements of transactions in open-end mutual funds, including mutual funds sponsored by the Franklin Templeton Group are not required. See Section 3.3 above for a list of other securities that need not be reported. If you have any beneficial ownership in a discretionary account, transactions in that account are treated as yours and must be reported by the manager of that account (see Section 6.1.C below).

5.4 ANNUAL REPORTS - ALL ACCESS PERSONS

     A.   SECURITIES ACCOUNTS REPORTS (EXCEPT INDEPENDENT DIRECTORS)

     As an access person, you must file a report of all personal securities accounts on Schedule F, with the Legal Compliance Department, annually by January 30th. You must report the name and description of each securities account in which you have a direct or indirect beneficial interest, including securities accounts of a spouse and minor children. You must also report any account in which you have any economic interest and have or share investment control (e.g., trusts, foundations, etc.) other than an account for a Fund in, or a client of, the Franklin Templeton Group.

     B.   SECURITIES HOLDINGS REPORTS (EXCEPT INDEPENDENT DIRECTORS)

     You must file a report of personal securities holdings on Schedule C, with the Legal Compliance Department, by January 30th of each year. This report should include all of your securities holdings, including any security acquired by a transaction, gift, inheritance, vesting, merger or reorganization of the issuer of the security, in which you have any direct or indirect beneficial ownership, including securities holdings in a discretionary account and for any account in which you have any economic interest and have or share investment control. Your securities holding information must be current as of a date no more than 30 days before the report is submitted. You may attach copies of year-end brokerage statements to the Schedule C in lieu of listing each security position on the schedule.

     C. CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS (INCLUDING INDEPENDENT DIRECTORS)

     All access persons, including independent directors, will be asked to certify that they will comply with the Franklin Templeton Group's Code of Ethics and Policy Statement on Insider Trading by filing the Acknowledgment Form with the Legal Compliance Department within 10 business days of receipt of the Code. Thereafter, you will be asked to certify that you have complied with the Code during the preceding year by filing a similar Acknowledgment Form by January 30 of each year.

     5.5 BROKERAGE ACCOUNTS AND CONFIRMATIONS OF SECURITIES TRANSACTIONS (EXCEPT INDEPENDENT DIRECTORS)

     If you are an access person, in the Franklin Templeton Group, before or at a time contemporaneous with opening a brokerage account with a registered broker-dealer, or a bank, or placing an initial order for the purchase or sale of securities with that broker-dealer or bank, you must:

     (1) notify the Legal Compliance Department, in writing, by completing Schedule D or by providing substantially similar information; and

     (2) notify the institution with which the account is opened, in writing, of your association with the Franklin Templeton Group.

     The Compliance Department will request the institution in writing to send to it duplicate copies of confirmations and statements for all transactions effected in the account simultaneously with their mailing to you.

     If you have an existing account on the effective date of this Code or upon becoming an access person, you must comply within 10 days with conditions (1) and (2) above.

PART 6 - PRE-CLEARANCE REQUIREMENTS

6.1 PRIOR APPROVAL OF SECURITIES TRANSACTIONS

     A.   LENGTH OF APPROVAL

     Unless you are covered by Paragraph D below, you cannot buy or sell any security, without first contacting a Preclearance Officer by fax, phone, or e-mail and obtaining his or her approval. A clearance is good until the close of the business day following the day clearance is granted but may be extended in special circumstances, shortened or rescinded, as explained in Appendix A.

     B.   SECURITIES NOT REQUIRING PRECLEARANCE

     The securities enumerated below do not require preclearance under the Code. However, all other provisions of the Code apply, including, but not limited to:
(i) the prohibited transaction provisions contained in Part 3.4 such as front-running; (ii) the additional compliance requirements applicable to portfolio persons contained in Part 4, (iii) the applicable reporting requirements contained in Part 5; and (iv) insider trading prohibitions.

You need NOT pre-clear transactions in the following securities:

     (1) MUTUAL FUNDS. Transactions in shares of any registered open-end mutual fund;

     (2) FRANKLIN RESOURCES, INC., AND ITS AFFILIATES. Purchases and sales of securities of Franklin Resources, Inc., closed-end funds of the Franklin Templeton Group, or real estate investment trusts advised by Franklin Properties Inc., as these securities cannot be purchased on behalf of our advisory clients.(12)

----------
(12) Officers, directors and certain other key management personnel who perform significant policy-making functions of Franklin Resources, Inc., the closed-end funds, and/or real estate investment trusts may have ownership reporting requirements in addition to these reporting requirements. Contact the Legal Compliance Department for additional information. See also the "Insider Trading Policy" attached.

     (3) SMALL QUANTITIES. Transactions that do not result in purchases or sales of more than 100 shares of any one security, regardless of where it is traded, in any 30 day period. HOWEVER, YOU MAY NOT EXECUTE ANY TRANSACTION, REGARDLESS OF QUANTITY, IF YOU LEARN THAT THE FUNDS ARE ACTIVE IN THE SECURITY. IT WILL BE PRESUMED THAT YOU HAVE KNOWLEDGE OF FUND ACTIVITY IN THE SECURITY IF, AMONG OTHER THINGS, YOU ARE DENIED APPROVAL TO GO FORWARD WITH A TRANSACTION REQUEST. Transactions made pursuant to dividend reinvestment plans ("DRIPs") do not require preclearance regardless of quantity or Fund activity.

     (4) GOVERNMENT OBLIGATIONS. Transactions in securities issued or guaranteed by the governments of the United States, Canada, the United Kingdom, France, Germany, Switzerland, Italy and Japan, or their agencies or instrumentalities, or derivatives thereof;

     (5) PAYROLL DEDUCTION PLANS. Securities purchased by an employee's spouse pursuant to a payroll deduction program, provided the Compliance Department has been previously notified in writing by the access person that the spouse will be participating in the payroll deduction program.

     (6) EMPLOYER STOCK OPTION PROGRAMS. Transactions involving the exercise and/or purchase by an access person or an access person's spouse of securities pursuant to a program sponsored by a corporation employing the access person or spouse.

     (7) PRO RATA DISTRIBUTIONS. Purchases effected by the exercise of rights issued pro rata to all holders of a class of securities or the sale of rights so received.

     (8) TENDER OFFERS. Transactions in securities pursuant to a bona fide tender offer made for any and all such securities to all similarly situated shareholders in conjunction with mergers, acquisitions, reorganizations and/or similar corporate actions. However, tenders pursuant to offers for less than all outstanding securities of a class of securities of an issuer must be precleared.

     (9) NOT ELIGIBLE FOR FUNDS AND CLIENTS. Transactions in any securities that are prohibited investments for all Funds and clients advised by the entity employing the access person.

     (10) NO INVESTMENT CONTROL. Transactions effected for an account or entity over which you do not have or share investment control (i.e., an account where someone else exercises complete investment control).

     (11) NO BENEFICIAL OWNERSHIP. Transactions in which you do not acquire or dispose of direct or indirect beneficial ownership (i.e., an account where in you have no financial interest).

     Although an access person's securities transaction may be exempt from pre-clearing, such transactions must comply with the prohibited transaction provisions of Section 3.4 above. Additionally, you may not trade any securities as to which you have "inside information" (see attached The Franklin Templeton Group Policy Statement on Insider Trading). If you have any questions, contact a Preclearance

Officer before engaging in the transaction. If you have any doubt whether you have or might acquire direct or indirect beneficial ownership or have or share investment control over an account or entity in a particular transaction, or whether a transaction involves a security covered by the Code, you should consult with a Preclearance Officer before engaging in the transaction.

     C.   DISCRETIONARY ACCOUNTS

     You need not pre-clear transactions in any discretionary account for which a registered broker-dealer, a registered investment adviser, or other investment manager acting in a similar fiduciary capacity, which is not affiliated with the Franklin Templeton Group, exercises sole investment discretion, if the following conditions are met:(13)

     (1) The terms of each account relationship ("Agreement") must be in writing and filed with a Preclearance Officer prior to any transactions.

     (2) Any amendment to each Agreement must be filed with aPreclearance Officer prior to its effective date.

     (3) The Portfolio Person certifies to the Compliance Department at the time such account relationship commences, and annually thereafter, as contained in Schedule G of the Code that such Portfolio Person does not have direct or indirect influence or control over the account, other than the right to terminate the account.

     (4) Additionally, any discretionary account that you open or maintain with a registered broker-dealer, a registered investment adviser, or other investment manager acting in a similar fiduciary capacity must provide duplicate copies of confirmations and statements for all transactions effected in the account simultaneously with their delivery to you., If your discretionary account acquires securities which are not reported to a Preclearance Officer by a duplicate confirmation, such transaction must be reported to a Preclearance Officer on Schedule B within 10 days after you are notified of the acquisition.(14)

----------

(13) Please note that these conditions apply to any discretionary account in existence prior to the effective date of this Code or prior to your becoming an access person. Also, the conditions apply to transactions in any discretionary account, including pre-existing accounts, in which you have any direct or indirect beneficial ownership, even if it is not in your name.

(14) Any pre-existing agreement must be promptly amended to comply with this condition. The required reports may be made in the form of an account statement if they are filed by the applicable deadline.

     However, if you make any request that the discretionary account manager enter into or refrain from a specific transaction or class of transactions, you must first consult with aPreclearance Officer and obtain approval prior to making such request.

     D.   DIRECTORS WHO ARE NOT ADVISORY PERSONS OR ADVISORY REPRESENTATIVES

     You need not pre-clear any securities if:

     (1) You are a director of a Fund in the Franklin Templeton Group and a director of the fund's advisor;

     (2) You are not an "advisory person"(15) of a Fund in the Franklin Templeton Group; and

     (3)  You are not an employee of any Fund,

     or

     (1)  You are a director of a Fund in the Franklin Templeton Group;

     (2) You are not an "advisory representative"(16) of Franklin Resources or any subsidiary; and

     (3)  You are not an employee of any Fund,

unless you know or should know that, during the 15-day period before the transaction, the security was purchased or sold, or considered for purchase or sale, by a Fund or by Franklin Resources on behalf of a Fund or other client.

----------

(15) An "advisory person" of a registered investment company or an investment adviser is any employee, who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by an advisory client , or whose functions relate to the making of any recommendations with respect to such purchases or sales. Advisory person also includes any natural person in a control relationship to such company or investment adviser who obtains information concerning recommendations made to such company with regard to the purchase or sale of a security.

(16) Generally, an "advisory representative" is any person who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made, or who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations. See
     Section II of Appendix A for the legal definition of "Advisory Representative."

     Directors qualifying under this paragraph are required to comply with all applicable provisions of the Code including reporting their initial holdings and brokerage accounts in accordance with 5.2, personal securities transactions and accounts in accordance with 5.3 and 5.5, and annual reports in accordance with
5.4 of the Code.

PART 7 - PENALTIES FOR VIOLATIONS OF THE CODE

     The Code is designed to assure compliance with applicable law and to maintain shareholder confidence in the Franklin Templeton Group.

     In adopting this Code, it is the intention of the Boards of Directors/Trustees, to attempt to achieve 100% compliance with all requirements of the Code - but it is recognized that this may not be possible. Incidental failures to comply with the Code are not necessarily a violation of the law or the Franklin Templeton Group's Statement of Principles. Such isolated or inadvertent violations of the Code not resulting in a violation of law or the Statement of Principles will be referred to the Director of Compliance and/or management personnel, and disciplinary action commensurate with the violation, if warranted, will be imposed.

     However, if you violate any of the enumerated prohibited transactions contained in Parts 3 and 4 of the Code, you will be expected to give up any profits realized from these transactions to Franklin Resources for the benefit of the affected Funds or other clients. If Franklin Resources cannot determine which Fund(s) or client(s) were affected, the proceeds will be donated to a charity chosen by Franklin Resources. Failure to disgorge profits when requested may result in additional disciplinary action, including termination of employment.

     Further, a pattern of violations that individually do not violate the law or Statement of Principles, but which taken together demonstrate a lack of respect for the Code of Ethics, may result in disciplinary action including termination of employment. A violation of the Code resulting in a violation of the law will be severely sanctioned, with disciplinary action including, but not limited to, referral of the matter to the board of directors of the affected Fund, termination of employment or referral of the matter to the appropriate regulatory agency for civil and/or criminal investigation.

PART 8 - A REMINDER ABOUT THE FRANKLIN TEMPLETON GROUP INSIDER TRADING POLICY

     The Code of Ethics is primarily concerned with transactions in securities held or to be acquired by any of the Funds or Franklin Resources' clients, regardless of whether those transactions are based on inside information or actually harm a Fund or a client.

     The Insider Trading Policy (attached to this document) deals with the problem of insider trading in securities that could result in harm to a Fund, a client, or members of the public, and applies to all directors, officers and employees of any entity in the Franklin Templeton Group. Although the requirements of the Code and the Insider Trading Policy are similar, you must comply with both.

APPENDIX A: COMPLIANCE PROCEDURES, DEFINITIONS, AND OTHER ITEMS

     This appendix sets forth the additional responsibilities and obligations of Compliance Officers, and the Legal/Administration and Legal/Compliance Departments, under the Franklin Templeton Group Code of Ethics and Policy Statement on Insider Trading.

I. RESPONSIBILITIES OF EACH DESIGNATED COMPLIANCE OFFICER

     A.   PRE-CLEARANCE STANDARDS

          1.   GENERAL PRINCIPLES

     The Director of Compliance, or a Preclearance Officer, shall only permit an access person to go forward with a proposed security(17) transaction if he or she determines that, considering all of the facts and circumstances, the transaction does not violate the provisions of Rule 17j-1, or of this Code and there is no likelihood of harm to a client.

          2.   ASSOCIATED CLIENTS

     Unless there are special circumstances that make it appropriate to disapprove a personal securities transaction request, a Preclearance Officer shall consider only those securities transactions of the "Associated Clients" of the access person, including open and executed orders and recommendations, in determining whether to approve such a request. "Associated Clients" are those Funds or clients whose trading information would be available to the access person during the course of his or her regular functions or duties. Currently, there are three groups of Associated Clients: (i) the Franklin Mutual Series Funds and clients advised by Franklin Mutual Advisers, LLC ("Mutual Clients");
(ii) the Franklin Group of Funds and the clients advised by the various Franklin investment advisers ("Franklin Clients"); and (iii) the Templeton Group of Funds and the clients advised by the various Templeton investment advisers ("Templeton Clients"). Thus, persons who have access to the trading information of Mutual Clients generally will be precleared solely against the securities transactions of the Mutual Clients, including open and executed orders and recommendations. Similarly, persons who have access to the trading information of Franklin Clients or Templeton Clients generally will be precleared solely against the securities transactions of Franklin Clients or Templeton Clients, as appropriate.

----------
17 Security includes any option to purchase or sell, and any security that is exchangeable for or convertible into, any security that is held or to be acquired by a fund.

     Certain officers of Franklin Resources, as well as legal, compliance, fund accounting, investment operations and other personnel who generally have access to trading information of the funds and clients of the Franklin Templeton Group during the course of their regular functions and duties, will have their personal securities transactions precleared against executed transactions, open orders and recommendations of the entire Franklin Templeton Group.

          3.   SPECIFIC STANDARDS

               (a)  Securities Transactions by Funds or clients

     No clearance shall be given for any transaction in any security on any day during which an Associated Client of the access person has executed a buy or sell order in that security, until seven (7) calendar days after the order has been executed. Notwithstanding a transaction in the previous seven days, clearance may be granted to sell if the security has been disposed of by all Associated Clients.

               (b)  Securities under Consideration

                    Open Orders

     No clearance shall be given for any transaction in any security on any day which an Associated Client of the access person has a pending buy or sell order for such security, until seven (7) calendar days after the order has been executed.

                    Recommendations

     No clearance shall be given for any transaction in any security on any day on which a recommendation for such security was made by a Portfolio Person, until seven (7) calendar days after the recommendation was made and no orders have subsequently been executed or are pending.

               (c)  Private Placements

     In considering requests by Portfolio Personnel for approval of limited partnerships and other private placement securities transactions, the Director of Compliance shall consult with an executive officer of Franklin Resources, Inc. In deciding whether to approve the transaction, the Director of Compliance and the executive officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund or other client, and whether the investment opportunity is being offered to the Portfolio Person by virtue of his or her position with the Franklin Templeton Group. If the Portfolio Person receives clearance for the transaction, an investment in the same issuer may only be made for a Fund or client if an executive officer of Franklin Resources, Inc., who has been informed of the Portfolio Person's pre-existing investment and who has no interest in the issuer, approves the transaction.

               (d)  Duration of Clearance

     If a Preclearance Officer approves a proposed securities transaction, the order for the transaction must be placed and effected by the close of the next business day following the day approval was granted. The Director of Compliance may, in his or her discretion, extend the clearance period up to seven calendar days, beginning on the date of the approval, for a securities transaction of any access person who demonstrates that special circumstances make the extended clearance period necessary and appropriate.18 The Director of Compliance may, in his or her discretion, after consultation with a member of senior management for Franklin Resources, Inc., renew the approval for a particular transaction for up to an additional seven calendar days upon a similar showing of special circumstances by the access person. The Director of Compliance may shorten or rescind any approval or renewal of approval under this paragraph if he or she determines it is appropriate to do so.

----------
18 Special circumstances include but are not limited to, for example, differences in time zones, delays due to travel, and the unusual size of proposed trades or limit orders. Limit orders must expire within the applicable clearance period.

     B.   WAIVERS BY THE DIRECTOR OF COMPLIANCE

     The Director of Compliance may, in his or her discretion, after consultation with an executive officer of Franklin Resources, Inc., waive compliance by any access person with the provisions of the Code, if he or she finds that such a waiver:

     (1) is necessary to alleviate undue hardship or in view of unforeseen circumstances or is otherwise appropriate under all the relevant facts and circumstances;

     (2)  will not be inconsistent with the purposes and objectives of the Code;

     (3) will not adversely affect the interests of advisory clients of the Franklin Templeton Group, the interests of the Franklin Templeton Group or its affiliates; and

     (4) will not result in a transaction or conduct that would violate provisions of applicable laws or regulations.

     Any waiver shall be in writing, shall contain a statement of the basis for it, and a copy shall be promptly sent by the Director of Compliance to the General Counsel of Franklin Resources, Inc.

     C.   CONTINUING RESPONSIBILITIES OF THE LEGAL COMPLIANCE DEPARTMENT

     A Preclearance Officer shall make a record of all requests for pre-clearance regarding the purchase or sale of a security, including the date of the request, the name of the access person, the details of the proposed transaction, and whether the request was approved or denied. APreclearance Officer shall keep a record of any waivers given, including the reasons for each exception and a description of any potentially conflicting Fund or client transactions.

     A Preclearance Officer shall also collect the signed initial acknowledgments of receipt and the annual acknowledgments from each access person of receipt of a copy of the Code and Insider Trading Policy, as well as reports, as applicable, on Schedules B, C, D, E and F of the Code. In addition, a Preclearance Officer shall request copies of all confirmations, and other information with respect to an account opened and maintained with the broker-dealer by any access person of the Franklin Templeton Group. A Preclearance Officer shall preserve those acknowledgments and reports, the records of consultations and waivers, and the confirmations, and other information for the period required by applicable regulation.

     A Preclearance Officer shall review brokerage transaction confirmations, account statements, Schedules B, C, D, E, F and Private Placement Checklists of Access Persons for compliance with the Code. The reviews shall include, but are not limited to;

     (1) Comparison of brokerage confirmations, Schedule Bs, and/or brokerage statements to preclearance request worksheets or, if a private placement, the Private Placement Checklist;

     (2) Comparison of brokerage statements and/or Schedule Fs to current securities holding information;

     (3)  Comparison of Schedule C to current securities account information;

     (4) Conducting periodic "back-testing" of access person transactions, Schedule Es and/or Schedule Gs in comparison to fund and client transactions;

     A Preclearance Officer shall evidence review by initialing and dating the appropriate document. Any apparent violations of the Code detected by a Preclearance Officer during his or her review shall be promptly brought to the attention of the Director of Compliance.

     D. PERIODIC RESPONSIBILITIES OF THE LEGAL COMPLIANCE DEPARTMENT

     The Legal Compliance Department shall consult with the General Counsel and the Human Resources Department, as the case may be, to assure that:

     (1) Adequate reviews and audits are conducted to monitor compliance with the reporting, pre-clearance, prohibited transaction and other requirements of the Code.


     (2) Adequate reviews and audits are conducted to monitor compliance with the reporting, pre-clearance, prohibited transaction and other requirements of the Code.

     (3) All access persons and new employees of the Franklin Templeton Group are adequately informed and receive appropriate education and training as to their duties and obligations under the Code.

     (4) There are adequate educational, informational and monitoring efforts to ensure that reasonable steps are taken to prevent and detect unlawful insider trading by access persons and to control access to inside information.

     (5) Written compliance reports are submitted to the Board of Directors of Franklin Resources, Inc., and the Board of each relevant Fund at least annually. Such reports will describe any issues arising under the Code or procedures since the last report, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations.

     (6) The Legal Compliance Department will certify at least annually to the Fund's board of directors that the Franklin Templeton Group has adopted procedures reasonably necessary to prevent Access Persons from violating the Code, and

     (7)  Appropriate records are kept for the periods required by law.

     E.   APPROVAL BY FUND'S BOARD OF DIRECTORS

     (1) Basis for Approval The Board of Directors/Trustees must base its approval of the Code on a determination that the Code contains provisions reasonably necessary to prevent access persons from engaging in any conduct prohibited by rule 17j-1.

     (2)  New Funds

     At the time a new fund is organized, the Legal Compliance Department will provide the Fund's board of directors, a certification that the investment adviser and principal underwriter have adopted procedures reasonably necessary to prevent Access Persons from violating the Code. Such certification will state that the Code contains provisions reasonably necessary to prevent Access Persons from violating the Code.

     (3)  Material Changes to the Code of Ethics

     The Legal Compliance Department will provide the Fund's board of directors a written description of all material changes to the Code no later than six months after adoption of the material change by the Franklin Templeton Group.

II.      COMPILATION OF DEFINITIONS OF IMPORTANT TERMS

     For purposes of the Code of Ethics and Insider Trading Policy, the terms below have the following meanings:

1934 ACT - The Securities Exchange Act of 1934, as amended.


1940 ACT - The Investment Company Act of 1940, as amended.

ACCESS   PERSON - Each director, trustee, general partner or officer, and any other person that directly or indirectly controls (within the meaning of Section 2(a)(9) of the 1940 Act) the Franklin Templeton Group or a person, including an Advisory Representative, who has access to information concerning recommendations made to a Fund or client with regard to the purchase or sale of a security.

ADVISORY REPRESENTATIVE - Any officer or director of Franklin Resources; any employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made; any employee who, in connection with his or her duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; and any of the following persons who obtain information concerning securities recommendations being made by Franklin Resources prior to the effective dissemination of such recommendations or of the information concerning such recommendations: (i) any person in a control relationship to Franklin Resources, (ii) any affiliated person of such controlling person, and (iii) any affiliated person of such affiliated person.

AFFILIATED PERSON - same meaning as Section 2(a)(3) of the Investment Company
     Act of 1940. An "affiliated person" of an investment company includes directors, officers, employees, and the investment adviser. In addition, it includes any person owning 5% of the company's voting securities, any person in which the investment company owns 5% or more of the voting securities, and any person directly or indirectly controlling, controlled by, or under common control with the company.

APPROPRIATE ANALYST - With respect to any access person, any securities analyst or portfolio manager making investment recommendations or investing funds on behalf of an Associated Client and who may be reasonably expected to recommend or consider the purchase or sale of a security.

ASSOCIATED CLIENT - A Fund or client whose trading information would be available to the access person during the course of his or her regular functions or duties.

BENEFICIAL OWNERSHIP - Has the same meaning as in Rule 16a-1(a)(2) under the 1934 Act. Generally, a person has a beneficial ownership in a security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the security. There is a presumption of a pecuniary interest in a security held or acquired by a member of a person's immediate family sharing the same household.

FUNDS - Investment companies in the Franklin Templeton Group of Funds.

HELD OR TO BE ACQUIRED - A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or its investment adviser for purchase by the Fund.

PORTFOLIO PERSON - Any employee of the Franklin Templeton Group, who, in connection with his or her regular functions or duties, makes or participates in the decision to purchase or sell a security by a Fund in the Franklin Templeton Group, or any other client or if his or her functions relate to the making of any recommendations about those purchases or sales. Portfolio Persons include portfolio managers, research analysts, traders, persons serving in equivalent capacities (such as Management Trainees), persons supervising the activities of Portfolio Persons, and anyone else designated by the Director of Compliance

PROPRIETARY ACCOUNTS - Any corporate account or other account including, but not limited to, a limited partnership, a corporate hedge fund, a limited liability company or any other pooled investment vehicle in which Franklin Resources or its affiliates, owns 5 percent or more of the outstanding capital or is entitled to 25% or more of the profits or losses in the account (excluding any asset based investment management fees based on average periodic net assets in accounts).

SECURITY - Any stock, note, bond, evidence of indebtedness, participation or interest in any profit-sharing plan or limited or general partnership, investment contract, certificate of deposit for a security, fractional undivided interest in oil or gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit), guarantee of, or warrant or right to subscribe for or purchase any of the foregoing, and in general any interest or instrument commonly known as a security, except commodity futures, currency and currency forwards. For the purpose of this Code, "security" does not include: (1) Direct obligations of the Government of the United States; (2) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and
     (3) Shares issued by open-end funds.

See Section III of Appendix A for a summary of different requirements for different types of securities.


III. SECURITIES EXEMPT FROM THE PROHIBITED , REPORTING, AND PRE-CLEARANCE PROVISIONS

     A.   PROHIBITED TRANSACTIONS

     Securities that are EXEMPT from the prohibited transaction provisions of
Section 3.4 include:

     (1) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

     (2) high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit; (iii) commercial paper; and (iv) repurchase agreements;

     (3)  shares of registered open-end investment companies;

     (4) commodity futures, currencies, currency forwards and derivatives thereof;

          (5) securities that are prohibited investments for all Funds and clients advised by the entity employing the access person; and

          (6) transactions in securities issued or guaranteed by the governments or their agencies or instrumentalities of Canada, the United Kingdom, France, Germany, Switzerland, Italy and Japan and derivatives thereof.

          B.   REPORTING AND PRECLEARANCE

         Securities that are EXEMPT from both the reporting requirements of
         Section 5 and preclearance requirements of Section 6 of the Code include:

          (1) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof;

          (2) high quality short-term instruments ("money market instruments") including but not limited to (i) bankers' acceptances, (ii) U.S. bank certificates of deposit; (iii) commercial paper; and (iv) repurchase agreements;

          (3)  shares of registered open-end investment companies; and

          (4) commodity futures, currencies, currency forwards and derivatives thereof.

IV.       LEGAL REQUIREMENT

          Rule 17j-1 under the Investment Company Act of 1940 ("1940 Act") makes it unlawful for any affiliated person of the Franklin Templeton Group in connection with the purchase or sale of a security, including any option to purchase or sell, and any security convertible into or exchangeable for, any security that is "held or to be acquired" by a Fund in the Franklin Templeton
Group:

          A.   To employ any device, scheme or artifice to defraud a Fund;

          B. To make to a Fund any untrue statement of a material fact or omit to state to a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          C. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

          D.   To engage in any manipulative practice with respect to a Fund.

               A security is "held or to be acquired" if within the most recent 15 days it (i) is or has been held by a Fund, or (ii) is being or has been considered by a Fund or its investment adviser for purchase by the Fund.

                         APPENDIX B: FORMS AND SCHEDULES

                               ACKNOWLEDGMENT FORM
             CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING

To: DIRECTOR OF COMPLIANCE, LEGAL COMPLIANCE DEPARTMENT

I hereby acknowledge receipt of a copy of the Franklin Templeton Group's CODE OF ETHICS AND POLICY STATEMENT ON INSIDER TRADING, AMENDED AND RESTATED, FEBRUARY 2000, which I have read and understand. I will comply fully with all provisions of the Code and the Insider Trading Policy to the extent they apply to me during the period of my employment. Additionally, I authorize any broker-dealer, bank or investment adviser with whom I have securities accounts and accounts in which I have beneficial ownership, to provide brokerage confirmations and statements as required for compliance with the Code. I further understand and acknowledge that any violation of the Code or Insider Trading Policy, including engaging in a prohibited transaction or failure to file reports as required (see Schedules B, C, D, E, F and G), may subject me to disciplinary action, including termination of employment.


    SIGNATURE:

    PRINT NAME:

    TITLE:

    DEPARTMENT:

    LOCATION:

    DATE ACKNOWLEDGMENT WAS SIGNED:


  RETURN TO: LEGAL COMPLIANCE DEPARTMENT, 2000 ALAMEDA DE LAS PULGAS - FLOOR 2

SCHEDULE A: LEGAL AND COMPLIANCE OFFICERS AND PRECLEARANCE DESK TELEPHONE & FAX NUMBERS(19)



     LEGAL OFFICER

     MURRAY SIMPSON
     EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL
     FRANKLIN RESOURCES, INC.
     901 MARINERS ISLAND BLVD.
     7TH FLOOR
     SAN MATEO, CA 94404
     (650) 525-7331


COMPLIANCE OFFICERS

DIRECTOR OF COMPLIANCE                      PRECLEARANCE OFFICERS
James M. Davis                              Stephanie Harwood
Franklin Resources, Inc.                    Wally Enrico
2000 Alameda de las Pulgas, Suite 200F      Legal Compliance Department
San Mateo, CA 94403                         2000 Alameda de las Pulgas, Suite 200E
(650) 312-2832                              San Mateo, CA 94403
                                            (650) 312-3693  (telephone)
                                            (650) 312-5646  (facsimile)
                                            Preclear, Legal  (internal e-mail address)
                                            Lpreclear@frk.com  (external e-mail address)


----------
(19) As of February 2000

SCHEDULE B:  SECURITIES TRANSACTION REPORT

This report of personal securities transactions NOT reported by duplicate confirmations and brokerage statements pursuant to Section 5.3 of the Code is required pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940 or Rule 17j-1(c) of the Investment Company Act of 1940. The report must be completed and submitted to the Compliance Department no later than 10 calendar days after the end of the calendar quarter. Refer to Section 5.3 of the Code of Ethics for further instructions.

-----  ----------  -----------------------------------------  ------------  -----------  -----  -------------  -----------------
TRADE  BUY, SELL   SECURITY DESCRIPTION, INCLUDING INTEREST     TYPE OF     QUANTITY OR  PRICE  BROKER-DEALER  DATE PRECLEARANCE
DATE   OR OTHER    AND MATURITY (IF APPROPRIATE)               SECURITY      PRINCIPAL             OR BANK       OBTAINED FROM
                                                                (STOCK,        AMOUNT                           COMPLIANCE DEPT.
                                                                 BOND,
                                                              OPTION, ETC)
-----  ----------  -----------------------------------------  ------------  -----------  -----  -------------  -----------------






The report or recording of any transaction above shall not be construed as an admission that I have any direct or indirect ownership in the securities.


-----------------------------------          ----------------------------------          --------------      -------------------
     (Print Name)                                    (Signature)                            (Date)            (Quarter Ending)

RETURN TO: LEGAL COMPLIANCE DEPARTMENT, 2000 ALAMEDA DE LAS PULGAS, SUITE 200E, SAN MATEO, CA 94403

SCHEDULE C: INITIAL, ANNUAL & UPDATED DISCLOSURE OF ACCESS PERSONS SECURITIES HOLDINGS

This report shall set forth the security name or description and security class of each security holding in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a Fund in or a client of the Franklin Templeton Group.. In lieu of listing each security position below, you may instead attach copies of brokerage statements, sign below and return Schedule C and brokerage statements to the Legal Compliance Department within 10 days if an initial report or by January 30th of each year if an annual report. Refer to Sections 5.2.A and 5.4.A of the Code for additional filing instructions.

------------------------------------ ------------------ ------------------- ------------------------ --------------------------
     Security Description,                Type of
   including interest rate               Security           Quantity or
     and maturity (if                   (Stock, Bond,        Principal          Name of Broker -
        appropriate)                     Option, etc.)        Amount            Dealer or Bank            Account Number
------------------------------------ ------------------ ------------------- ------------------------ --------------------------






[  ] I DID NOT HAVE ANY PERSONAL SECURITIES HOLDINGS FOR YEAR ENDED ___________


[  ] I HAVE ATTACHED STATEMENTS CONTAINING ALL MY PERSONAL SECURITIES HOLDINGS
     FOR THE YEAR ENDED ______

     TO THE BEST OF MY KNOWLEDGE I HAVE DISCLOSED ALL OF MY SECURITIES ACCOUNTS AND/OR INVESTMENTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST, INCLUDING SECURITY ACCOUNTS OF A SPOUSE, MINOR CHILDREN, TRUSTS, FOUNDATIONS, AND ANY ACCOUNT FOR WHICH TRADING AUTHORITY HAS BEEN DELEGATED AN UNAFFILIATED PARTY.



-------------------    -----------------------    --------    -----------
    PRINT NAME                SIGNATURE             DATE      YEAR ENDED

* Securities that are EXEMPT from being reported on Schedule C include: (i) securities that are direct obligations of the U.S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof; (ii) high quality short-term instruments ("money market instruments") including but not limited to bankers' acceptances, U.S. bank certificates of deposit; commercial paper; and repurchase agreements; (iii) shares of registered open-end investment companies; and (iv) commodity futures, currencies, currency forwards and derivatives thereof.

SCHEDULE D: NOTIFICATION OF SECURITIES ACCOUNT OPENING

DATE:
     -----------------------------

TO:       Preclearance Desk
          Legal Compliance Department
          2000 Alameda de las Pulgas, Suite 200E
          San Mateo, CA 94403
          (650) 312-3693
          FAX:  (650) 312-5646

FROM:     NAME:
               ---------------------------------------

          DEPARTMENT:
                     ---------------------------------

          LOCATION:
                   -----------------------------------

          EXTENSION:
                    ----------------------------------


          ARE YOU A REG. REPRESENTATIVE?     YES [  ]  NO [  ]

          ARE YOU AN ACCESS PERSON?          YES [  ]  NO [  ]

This is to advise you that I will be opening or have opened a securities account with the following firm:

                PLEASE FILL OUT COMPLETELY TO EXPEDITE PROCESSING

NAME ON ACCOUNT:
                --------------------------------------------------------------
               (If other than employee, please state relationship i.e., spouse, son, daughter, trust, etc.)

ACCT # OR SSN #:
                ---------------------------------------------------------------

NAME OF FIRM:
             ------------------------------------------------------------------

ATTN:
     --------------------------------------------------------------------------

ADDRESS OF FIRM:
                ---------------------------------------------------------------

CITY/STATE/ZIP:
               ----------------------------------------------------------------

* All Franklin registered representatives and Access Persons, PRIOR TO OPENING A BROKERAGE ACCOUNT OR PLACING AN INITIAL ORDER, are required to notify the Legal Compliance Department and the executing broker-dealer in writing. This includes accounts in which the registered representative or access person has or will have a financial interest (e.g., a spouse's account) or discretionary authority (e.g., a trust account for a minor child).

Upon receipt of the NOTIFICATION OF SECURITIES ACCOUNT OPENING form, the Legal Compliance Department will contact the broker-dealer identified above and request that it receive duplicate confirmations and statements of your brokerage account.

SCHEDULE E: NOTIFICATION OF DIRECT OR INDIRECT BENEFICIAL INTEREST

If you have any beneficial ownership in a security and you recommend to the Appropriate Analyst that the security be considered for purchase or sale by an Associated Client, or if you carry out a purchase or sale of that security for an Associated Client, you must disclose your beneficial ownership to the Legal Compliance Department and the Appropriate Analyst in writing on Schedule E (or an equivalent form containing similar information) before the purchase or sale, or before or simultaneously with the recommendation.

-------------------- ------------- --------- ------------ ----------------------- ----------------- -------------- ---------------
                                              Method of                                 Primary
                       Ownership             Acquisition  Date and Method Learned Portfolio Manager
                      Type (Direct   Year    (Purch/Gift/   that Security Under     or Appropriate  Name of Person  Date of Verbal
Security Description  or Indirect)  Acquired   Other)     Consideration By Funds        Analyst        Notified     Notification
-------------------- ------------- --------- ------------ ----------------------- ----------------- -------------- ---------------








-------------------------- ------------------ --------------
      (Print Name)            (Signature)         (Date)

RETURN TO: LEGAL COMPLIANCE DEPARTMENT, 2000 ALAMEDA DE LAS PULGAS, SUITE 200E, SAN MATEO, CA 94403

SCHEDULE F:  INITIAL, ANNUAL & UPDATED DISCLOSURE OF SECURITIES ACCOUNTS

     This report shall set forth the name and description of each securities account in which you have a direct or indirect beneficial interest, including securities accounts of a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you, other than authority to trade for a Fund in, or a client of, the Franklin Templeton Group. In lieu of listing each securities account below, you may instead attach copies of the brokerage statements, sign below and return Schedule F and brokerage statements to the Compliance Department.

      Name(s) on Account           Name of Brokerage Firm,      Address of Brokerage Firm,        Account      Name of Account
(registration shown on statement)  Bank or Investment Adviser     Bank or Invest. Adviser         Number   Executive/Representative
                                                              (Street, City, State and Zip Code)
---------------------------------  -------------------------- ----------------------------------- -------- ------------------------





TO THE BEST OF MY KNOWLEDGE I HAVE DISCLOSED ALL OF MY SECURITIES ACCOUNTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST, INCLUDING SECURITY ACCOUNTS OF A SPOUSE, MINOR CHILDREN, TRUSTS, FOUNDATIONS, AND ANY ACCOUNT FOR WHICH TRADING AUTHORITY HAS BEEN DELEGATED TO ME.



--------------------------    -------------------------     --------------      -----------------------
         PRINT NAME                SIGNATURE                    DATE                   YEAR ENDED



RETURN TO: LEGAL COMPLIANCE DEPARTMENT, 2000 ALAMEDA DE LAS PULGAS, SUITE 200E, SAN MATEO, CA 94403

SCHEDULE G: INITIAL AND ANNUAL CERTIFICATION OF DISCRETIONARY AUTHORITY

This report shall set forth the account name or description in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and as to which trading authority has been delegated by you to an unaffiliated registered broker-dealer, registered investment adviser, or other investment manager acting in a similar fiduciary capacity, who exercises sole investment discretion.

                                                                                      TYPE OF OWNERSHIP
                                            NAME/DESCRIPTION OF BROKERAGE FIRM,      DIRECT OWNERSHIP (DO)      ACCOUNT NUMBER
NAME(S) AS SHOWN ON ACCOUNT OR INVESTMENT   BANK, INVESTMENT ADVISER OR INVESTMENT   INDIRECT OWNERSHIP (IO)    (IF APPLICABLE)
-----------------------------------------   --------------------------------------   ----------------------- ----------------------

-----------------------------------------   --------------------------------------   ----------------------- ----------------------

-----------------------------------------   --------------------------------------   ----------------------- ----------------------

-----------------------------------------   --------------------------------------   ----------------------- ----------------------


TO THE BEST OF MY KNOWLEDGE I HAVE DISCLOSED ALL OF MY SECURITIES ACCOUNTS AND/OR INVESTMENTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL INTEREST, INCLUDING SECURITY ACCOUNTS OF A SPOUSE, MINOR CHILDREN, TRUSTS, FOUNDATIONS, AND ANY ACCOUNT FOR WHICH TRADING AUTHORITY HAS BEEN DELEGATED AN UNAFFILIATED PARTY. FURTHER, I CERTIFY THAT I DO NOT HAVE ANY DIRECT OR INDIRECT INFLUENCE OR CONTROL OVER THE ACCOUNTS LISTED ABOVE.



--------------------------    -------------------------     --------------      -----------------------
         PRINT NAME                SIGNATURE                    DATE                   YEAR ENDED



RETURN TO: LEGAL COMPLIANCE DEPARTMENT, 2000 ALAMEDA DE LAS PULGAS, SUITE 200E, SAN MATEO, CA 94403

SCHEDULE H: CHECKLIST FOR INVESTMENTS IN PARTNERSHIPS AND SECURITIES ISSUED IN PRIVATE PLACEMENTS

GENERAL INSTRUCTIONS: In considering requests by Access Persons for approval of limited partnerships and other private placement securities transactions, the Director of Compliance shall consult with an executive officer of Franklin Resources, Inc. In deciding whether to approve the transaction, the Director of Compliance and the executive officer shall take into account, among other factors, whether the investment opportunity should be reserved for a Fund or other client, and whether the investment opportunity is being offered to the access person by virtue of his or her position with the Franklin Templeton Group. IF THE ACCESS PERSON RECEIVES CLEARANCE FOR THE TRANSACTION, AN INVESTMENT IN THE SAME ISSUER MAY ONLY BE MADE FOR A FUND OR CLIENT IF AN EXECUTIVE OFFICER OF FRANKLIN RESOURCES, INC., WHO HAS BEEN INFORMED OF THE ACCESS PERSON'S PRE-EXISTING INVESTMENT AND WHO HAS NO INTEREST IN THE ISSUER, APPROVES THE TRANSACTION.

IN ORDER TO PROCESS YOUR REQUEST, PLEASE PROVIDE THE FOLLOWING INFORMATION:


1)   Name/Description of proposed investment:
                                             ----------------------------------


2)   Proposed Investment Amount:
                                -----------------------------------------------


3) Please attach pages of the offering memorandum (or other documents) summarizing the investment opportunity, including:

     a)   Name of the partnership/hedge fund/issuer;
     b)   Name of the general partner, location & telephone number;
     c) Summary of the offering; including the total amount the offering/issuer;
     d)   Percentage your investment will represent of the total offering;
     e)   Plan of distribution; and
     f)   Investment objective and strategy,

PLEASE RESPOND TO THE FOLLOWING QUESTIONS:

4) Was this investment opportunity presented to you in your capacity as a portfolio manager, trader or research analyst? If no, please explain the relationship, if any, you have to the issuer or principals of the issuer.


5) Is this investment opportunity suitable for any fund/client that you advise? If yes, why isn't the investment being made on behalf of the fund/client? If no, why isn't the investment opportunity suitable for the fund/clients?


6) Do any of the fund/clients that you advise presently hold securities of the issuer of this proposed investment (e.g., common stock, preferred stock, corporate debt, loan participations, partnership interests, etc)? If yes, please provide the names of the funds/clients and security description.

7) Do you presently have or will you have any managerial role with the company/issuer as a result of your investment? If yes, please explain in detail your responsibilities, including any compensation you will receive.


8) Will you have any investment control or input to the investment decision making process?


9) If applicable, will you receive reports of portfolio holdings? If yes, when and how frequently will these be provided?


Reminder: Personal securities transactions that do not generate brokerage confirmations must be reported to the Legal Compliance Department on Schedule B within 10 calendar days after you are notified.



--------------------------------
Name of Access Person


--------------------------------                       ------------------
Access Person Signature                                      Date



Approved by:
            ----------------------------------         ------------------
            Chief Investment Officer Signature               Date


--------------------------------------------------------------------------------

                           LEGAL COMPLIANCE USE ONLY

--------------------------------------------------------------------------------

DATE RECEIVED:
              -------------------------------------------------

DATE ENTERED IN LOTUS NOTES:
                            -----------------------------------

DATE FORWARDED FRI EXECUTIVE OFFICER:
                                     --------------------------

Precleared:    [ ]  [ ]       (attach E-Mail) Date:
                                                   ------------

Date Entered in APII:
                     ------------------------------------------

--------------------------------------------------------------------------------

   APPENDIX C: INVESTMENT ADVISOR AND BROKER-DEALER AND OTHER SUBSIDIARIES OF
                    FRANKLIN RESOURCES, INC. - FEBRUARY 2000


Franklin Advisers, Inc.                               IA         Templeton Management Limited (Canada)                 IA
Franklin Advisory Services, LLC.                      IA         Templeton Franklin Investment Services, Inc.          IA/BD
Franklin Investment Advisory Services, Inc.           IA         Templeton Investment Counsel, Inc.                    IA
Franklin Management, Inc.                             IA         Templeton Asset Management, Ltd.                      IA/FIA
Franklin Mutual Advisers, LLC                         IA         Templeton Investment Management Co. Ltd. (Japan)      FIA
Franklin Properties, Inc.                             REA        Closed Joint-Stock Company Templeton (Russia)         FIA
Franklin Templeton Distributors, Inc.                 IA/BD      Templeton Unit Trust Management Ltd. (UK)             FBD
Franklin Asset Management (Proprietary) Ltd.          IA         Orion Fund Management Ltd.                            FIA
Templeton (Switzerland), Inc.                         FBD        Templeton Global Advisors Ltd. (Bahamas)              IA
Templeton Franklin Investment Services (Asia) Ltd.    FBD        Templeton Asset Management (India) Pvt. Ltd.          FIA/FBD
`Templeton Investment Management Limited (UK)         IA/FIA     Templeton Italia SIM S.p.A. (Italy)                   FBD
Templeton Global Strategic Services S.A.              FBD        Templeton Global Strategic Services (Deutschland)     FBD
(Luxembourg)                                                     GmbH (Germany)
Templeton Investment Management (Australia) Ltd.      FIA        Templeton Funds Annuity Company                       INS
Franklin Templeton Investment Services, Inc.          TA
Franklin Templeton Services, Inc.                     BM


Codes:
IA:      US registered investment adviser
BD:      US registered broker-dealer
FIA:     Foreign equivalent investment adviser
FBD:     Foreign equivalent broker-dealer
TA:      US registered transfer agent
BM:      Business manager to the funds
REA:     Real estate adviser
INS:     Insurance company

THE FRANKLIN TEMPLETON GROUP POLICY STATEMENT ON INSIDER TRADING


A.   LEGAL REQUIREMENT

     Pursuant to the Insider Trading and Securities Fraud Enforcement Act of 1988, it is the policy of the Franklin Templeton Group to forbid any officer, director, employee, consultant acting in a similar capacity, or other person associated with the Franklin Templeton Group from trading, either personally or on behalf of clients, including all client assets managed by the entities in the Franklin Templeton Group, on material non-public information or communicating material non-public information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Franklin Templeton Group's Policy Statement on Insider Trading applies to every officer, director, employee or other person associated with the Franklin Templeton Group and extends to activities within and outside their duties with the Franklin Templeton Group. Every officer, director and employee must read and retain this policy statement. Any questions regarding the Franklin Templeton Group's Policy Statement on Insider Trading or the Compliance Procedures should be referred to the Legal Department.

     The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communications of material non-public information to others.

     While the law concerning insider trading is not static, it is generally understood that the law prohibits:

     (1) trading by an insider, while in possession of material non-public information; or

     (2) trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

     (3)  communicating material non-public information to others.

     The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions, you should consult the Legal Department.

                       POLICY STATEMENT ON INSIDER TRADING



B.   WHO IS AN INSIDER?

         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's outside attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, an investment adviser may become a temporary insider of a company it advises or for which it performs other services. According to the U.S. Supreme Court, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

C.   WHAT IS MATERIAL INFORMATION?

     Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of the company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

     Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Wall Street Journal and whether those reports would be favorable or not.

D.   WHAT IS NON-PUBLIC INFORMATION?

     Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission ("SEC"), or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

                       POLICY STATEMENT ON INSIDER TRADING

E.   BASIS FOR LIABILITY

     1.   FIDUCIARY DUTY THEORY

     In 1980, the Supreme Court found that there is no general duty to disclose before trading on material non-public information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will not disclose any material non-public information or refrain from trading. Chiarella v. U.S., 445 U.S. 22 (1980).

     In Dirks v. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders. They can enter into a confidential relationship with the company through which they gain information (e.g., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

     However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. The benefit does not have to be pecuniary but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a quid pro quo.

     2.   MISAPPROPRIATION THEORY

     Another basis for insider trading liability is the "misappropriation" theory, under which liability is established when trading occurs on material non-public information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the Court found, in 1987, a columnist defrauded The Wall Street Journal when he stole information from the Wall Street Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

F.   PENALTIES FOR INSIDER TRADING

     Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

     o    civil injunctions;

     o    treble damages;

     o    disgorgement of profits;

     o    jail sentences;

                       POLICY STATEMENT ON INSIDER TRADING


     o fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

     o fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

     In addition, any violation of this policy statement can result in serious sanctions by the Franklin Templeton Group, including dismissal of any person involved.

G.   INSIDER TRADING PROCEDURES

     Each access person, Compliance Officer, the Risk Management Department, and the Legal Department, as the case may be, shall comply with the following procedures.

     1.   IDENTIFYING INSIDE INFORMATION

     Before trading for yourself or others, including investment companies or private accounts managed by the Franklin Templeton Group, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

     o    Is the information material?

     o Is this information that an investor would consider important in making his or her investment decisions?

     o Is this information that would substantially affect the market price of the securities if generally disclosed?

     o    Is the information non-public?

     o    To whom has this information been provided?

     o Has the information been effectively communicated to the marketplace (e.g., published in Reuters, The Wall Street Journal or other publications of general circulation)?

If, after consideration of these questions, you believe that the information may be material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

     (i) Report the matter immediately to the designated Compliance Officer, or if he or she is not available, to the Legal Department.

     (ii) Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Franklin Templeton Group.

                       POLICY STATEMENT ON INSIDER TRADING

     (iii) Do not communicate the information inside or outside the Franklin Templeton Group, other than to the Compliance Officer or the Legal Department.

     (iv) The Compliance Officer shall immediately contact the Legal Department for advice concerning any possible material, non-public information.

     (v) After the Legal Department has reviewed the issue and consulted with the Compliance Officer, you will be instructed either to continue the prohibitions against trading and communication noted in (ii) and
           (iii), or you will be allowed to trade and communicate the information.

     (vi) In the event the information in your possession is determined by the Legal Department or the Compliance Officer to be material and non-public, it may not be communicated to anyone, including persons within the Franklin Templeton Group, except as provided in (i) above. In addition, care should be taken so that the information is secure. For example, files containing the information should be sealed and access to computer files containing material non-public information should be restricted to the extent practicable.

     2.    RESTRICTING ACCESS TO OTHER SENSITIVE INFORMATION

     All Franklin Templeton Group personnel also are reminded of the need to be careful to protect from disclosure other types of sensitive information that they may obtain or have access to as a result of their employment or association with the Franklin Templeton Group.

(i)  GENERAL ACCESS CONTROL PROCEDURES

     The Franklin Templeton Group has established a process by which access to company files that may contain sensitive or non-public information such as the Bargain List and the Source of Funds List is carefully limited. Since most of the Franklin Templeton Group files which contain sensitive information are stored in computers, personal identification numbers, passwords and/or code access numbers are distributed to Franklin Templeton Group computer access persons only. This activity is monitored on an ongoing basis. In addition, access to certain areas likely to contain sensitive information is normally restricted by access codes.

                     STATE STREET MASTER FUNDS (THE "TRUST")

                                 CODE OF ETHICS

I. DEFINITIONS

         1. "Access Person" shall have the same meaning as that set forth in Rule 17j-1(a)(1) of the 1940 Act.

         2. "Adviser" shall mean State Street Bank and Trust Company.

         3. "Adviser Access Person" shall mean a director, officer or advisory person, as defined in Rule 17j-1(a)(2), of the Adviser who, with respect to the Trust, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to the Trust; or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by the Adviser to the Trust.

         4. "Adviser's Code of Ethics" shall mean the Code of Ethics of State Street Bank and Trust Company with respect to personal securities transactions.

         5. "Beneficial Ownership" shall be interpreted in the manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         6. A Security is being "considered for purchase or sale" by a Fund when a recommendation that such Fund purchase or sell the Security has been made by the Adviser or an Access Person of the Adviser or Trust. "Code" shall mean this Code of Ethics.

         7. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         8. "Compliance Officer" shall mean (i) with respect to the Adviser, a person designated by the Adviser to receive reports and take certain actions, as provided in the Adviser's Code of Ethics, and (ii) with respect to the Trust, a person designated by the Trust to receive reports and take certain actions, as provided in this Code of Ethics.

         9. "Fund" or "Funds" shall mean such portfolio or series of the Trust.

         10. "Interested Person" shall have the meaning as considered in Section 2(a)(19) of the 1940 Act.

         11. "Independent Trustee" shall mean any Trustee of the Trust who is not an Interested Person of the Trust.

         12. An "Initial Public Offering" means an offering registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         13. "Investment Company Access Person" shall mean a trustee, officer or advisory person, as defined in Rule 17j-1(a)(2), of the Trust other than an Independent Trustee or an Adviser Access Person.

         14. "Investment Personnel" of the Trust or the Adviser shall mean (a) any employee of the Trust or the Adviser (or of any company in a control relationship to the Trust or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and (b) any natural person who controls the Trust or the Adviser and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

         15. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

         16. "Purchase" or "sale" of a security includes, among other things, the writing of an option to purchase or sell a security.

         17. "Security" shall have the same meanings as that set forth in
Section 2(a)(36) of the 1940 Act (generally, all securities) except that it shall not include securities issued by the Government of the United States or an agency or instrumentality thereof (including all short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

         18. "Trust" means the State Street Master Funds.

II. CODE PROVISIONS APPLICABLE TO ALL ACCESS PERSONS

         No Access Person of the Trust, in connection with the purchase or sale, directly or indirectly, by such Access Person of a Security held or to be acquired by the Trust, shall:

         1. employ any device, scheme or artifice to defraud the Trust;

         2. make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

         4. engage in any manipulative practice with respect to the Trust.

III. CODE PROVISIONS APPLICABLE ONLY TO ADVISER ACCESS PERSONS

         1. Code of Ethics. The provisions of the Adviser's Code of Ethics are hereby adopted as the Code of Ethics of the Trust applicable to Adviser Access Persons. A violation of the Adviser's Code of Ethics by any Adviser Access Person shall also constitute a violation of this Code of Ethics.

         2. Reports. Adviser Access Persons shall file the reports required by the Adviser's Code of Ethics. Such filings shall be deemed to be filings with the Trust under this Code of Ethics, and shall at all times be available to the Trust.

         3. Review and Sanctions. At periodic intervals established by the Trustees of the Trust, but no less frequently than annually, the Compliance Officer of the Adviser shall report to the Board of Trustees of the Trust all material violations by Adviser Access Persons of the Adviser's Code of Ethics during such period and the corrective action taken by the Adviser.

IV. CODE PROVISIONS APPLICABLE ONLY TO INDEPENDENT TRUSTEES OF THE TRUST

         1. Prohibited Purchases and Sales. No Independent Trustee of the Trust shall purchase or sell, directly or indirectly, any Security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to such Independent Trustee's actual knowledge at the time of such purchase or sale:

                  (a) is being considered for purchase or sale by a Fund; or

                  (b) is being purchased or sold by a Fund.

         2. Exempted Transactions. The prohibitions of Section IV.1 of this Code shall not apply to:

                  (a) purchases or sales effected in any account over which the Independent Trustee has no direct or indirect influence or control;

                  (b) purchases or sales which are non-volitional on the part of the Independent Trustee;

                  (c) purchases or sales which are part of an automatic dividend reinvestment plan;

                  (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                  (e) sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

                  (f) purchases or sales other than those exempted in (a) through (e) above, (i) which will not cause the Independent Trustee to gain improperly a personal profit as a result of such Independent Trustee's relationship with the Trust, or
                  (ii) which are only remotely potentially harmful to a Fund because the proposed transaction would be unlikely to affect a highly institutional market, or (iii) which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by a Fund, and in each case which are previously approved by the Compliance Officer of the Trust, which approval shall be confirmed in writing.

         3. Reporting.

                  (a) Whether or not one of the exemptions listed in Section
                  IV.2 hereof applies, each Independent Trustee of the Trust shall file with the Compliance Officer of the Trust a dated written report containing the information described in Section IV.3(b) of this Code with respect to each transaction in any Security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, if such Independent Trustee, at the time the transaction was entered into, actually knew, or in the ordinary course of fulfilling official duties as a trustee of the Trust should have known, that during the 15-day period immediately preceding or after the date of that transaction:

                           (i) such Security was or is to be purchased or sold by a Fund, or

                           (ii) such Security was or is being considered for purchase or sale by a Fund;

                  provided, however, that such Independent Trustee shall not be required to make a report with respect to any transaction effected for any account over which such Independent Trustee does not have any direct or indirect influence or control. Each such report shall be deemed to be filed with the Trust for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Independent Trustee that such Independent Trustee has any direct or indirect Beneficial Ownership in the Security to which the report relates.

                  (b) Such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                           (i) the date of the transaction, the title of and the number of shares, and the principal amount of each Security involved;

                           (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (iii) the price at which the transaction was effected; and

                           (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

Any report concerning a purchase or sale prohibited under Section IV.1 hereof with respect to which the Independent Trustee relies upon one of the exemptions provided in Section IV.2 shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

         4. Review. The Compliance Officer of the Trust shall review or supervise the review of the personal securities transactions reported pursuant to Section IV.3. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Trust to determine whether a violation of this Code may have occurred. If the Compliance Officer of the Trust determines that a violation may have occurred, the Compliance Officer of the Trust shall submit the pertinent information regarding the transaction to the Trustees of the Trust. The Trustees shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section IV.2. Before making any determination that a violation has occurred, the Trustees shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the Independent Trustee whose transaction is in question.

         5. Sanctions. If the Trustees of the Trust determine that a material violation of this Code has occurred, the Trustees may take such action and impose such sanctions as said Trustees deem appropriate.

V. CODE PROVISIONS APPLICABLE ONLY TO INVESTMENT COMPANY ACCESS PERSONS

         1. Prohibited Purchases and Sales. No Investment Company Access
Person shall purchase or sell, directly or indirectly, any Security in which such Investment Company Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to such Investment Company Access Person's actual knowledge as the time of such purchase or sale:

                  (a) is being considered for purchase or sale by a Fund; or

                  (b) is being purchased or sold by a Fund.

         2. Exempted Transactions. The prohibitions of Section V.1 of this Code shall not apply to:

                  (a) purchases or sales effected in any account over which the Investment Company Access Person has no direct or indirect influence or control;

                  (b) purchases or sales which are non-volitional on the part of the Investment Company Access Person;

                  (c) purchases or sales which are part of an automatic dividend reinvestment plan;

                  (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                  (e) sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

                  (f) purchases or sales other than those exempted in (a) through (e) above, (i) which will not cause the Investment Company Access Person to gain improperly a personal profit as a result of such Investment Company Access Person's relationship with the Trust, or (ii) which are only remotely potentially harmful to a Fund because the proposed transaction would be unlikely to affect a highly institutional market, or
                  (iii) which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by a Fund, and in each case which are previously approved by the Compliance Officer of the Trust, which approval shall be confirmed in writing.

         3. Reporting. Whether or not one of the exemptions listed in Section
V.2 hereof applies, each Investment Company Access Person shall file with the Compliance Officer of the Trust:

                  (a) within 10 days of becoming an Investment Company Access Person, a dated initial holdings report. Such report shall contain the title of, the number of shares of, and the principal amount of each security beneficially owned by the Investment Company Access Person. Such report shall also list the name of any broker, dealer or bank with whom the Investment Company Access person maintained an account in which any securities were held for the direct or indirect benefit of the Investment Company Access Person as of the date the person became an Investment Company Access Person;

                  (b) an annual holdings report which updates the information provided in the initial holdings report. Such report shall provide the information required in subparagraph (a) above, which information must be as of a date no more than 30 days prior to the date such report is submitted;

                  (c) a quarterly dated transaction written report containing the information described below with respect to each transaction in any Security in which such Investment Company Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership; provided, however, that such Investment Company Access Person shall not be required to make a report with respect to any transaction effected for any account over which such Investment Company Access Person does not have any direct or indirect influence or control. Each such report shall be deemed to be filed with the Trust for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Investment Company Access Person that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates. Such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                           (i) the date of the transaction, the title of and the number of shares, and the principal amount of each Security involved;

                           (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           (iii) the price at which the transaction was effected; and

                           (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

Any report concerning a purchase or sale prohibited under Section V.1 hereof with respect to which the Investment Company Access Person relies upon one of the exemptions provided in Section V.2 shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

         4. Review. The Compliance Officer of the Trust shall review or supervise the review of the personal securities transactions reported pursuant to Section V.3. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Trust to determine whether a violation of this Code may have occurred. If the Compliance Officer of the Trust determines that a violation may have occurred, the Compliance Officer of the Trust shall submit the pertinent information regarding the transaction to the Trustees of the Trust. The Trustees shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section V.2. Before making any determination that a violation has occurred, the Trustees shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the Investment Company Access Person whose transaction is in question.

         5. Sanctions. If the Trustees of the Trust determine that a material violation of this Code has occurred, the Trustees may take such action and impose such sanctions as said Trustees deem appropriate.

         6. Exception to Reporting Requirements. No Investment Company Access Person shall be required to comply with the provisions of Section V.3.(c) hereof if the report required thereunder would duplicate information contained in broker trade confirmations or account statements timely received by the Designated Person of the Trust.

VI. CODE PROVISIONS APPLICABLE ONLY TO INVESTMENT PERSONNEL

         Investments in IPOs and Limited Offerings. Investment Personnel must obtain approval from the Compliance Officer of the Trust or the Adviser prior to directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. In granting such approval, the Compliance Officer shall consider, among other factors, whether the investment opportunity in question should be reserved for the Trust and whether the opportunity is being offered to an individual by virtue of his position with the Trust or the Adviser.

VII. MISCELLANEOUS PROVISIONS

         1. Approval of Code. This Code shall be deemed to be Trust's Code of Ethics upon approval by the Trustees of the Trust, including a majority of the Independent Trustees.

         2. Amendment or Revision of the Code. Any amendment to or revision of this Code of Ethics shall be promptly furnished to the Trust's Trustees and any material amendment to or revision of this Code of Ethics must be approved by the Trustees, including a majority of the Independent Trustees, no later than six months after adoption of such amendment or revision.

         3. Amendment or Revision of Adviser's Code of Ethics. Any amendment or revision of the Adviser's Code of Ethics shall be deemed to be an amendment or revision of Section III.1 of this Code, and such amendment or revision shall be promptly furnished to the Independent Trustees of the Trust.

         4. Annual Issues and Certification Report. At periodic intervals established by the Trustees of the Trust, but no less frequently than annually, the Compliance Officer of the Trust shall provide a written report to the Trustees of the Trust regarding any issues which arose under this Code of Ethics since the last report to the Board of Trustees, including, but not limited to, information about material Code or procedure violations and sanctions imposed in response to any material violations. In addition, the Compliance Officer of the Trust will provide to the Trustees of the Trust in writing a certification that the Trust has adopted procedures reasonably necessary to prevent Investment Company Access Persons from violating this Code of Ethics.

         5. Records. The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the

1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission:

                  (a) A copy of this Code and any other code that is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

                  (b) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

                  (c) A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which its is made, the first two years in an easily accessible place; and

                  (d) A list of persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

         6. Confidentiality. All reports of securities transactions and any other information filed with the Trust or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

         7. Interpretation of Provisions. The Trustees of the Trust may from time to time adopt such interpretation of this Code as they deem appropriate.

         8. Effect of Violation of this Code. In adopting Rule 17j-1, the Securities and Exchange Commission specifically noted in Investment Company Act Release No. 11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of the Rule. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1.


Adopted: [            ]

             MORGAN STANLEY DEAN WITTER AFRICA INVESTMENT FUND, INC.
               MORGAN STANLEY DEAN WITTER ASIA-PACIFIC FUND, INC.
              MORGAN STANLEY DEAN WITTER EASTERN EUROPE FUND, INC.
             MORGAN STANLEY DEAN WITTER EMERGING MARKETS FUND, INC.
           MORGAN STANLEY DEAN WITTER EMERGING MARKETS DEBT FUND, INC.
          MORGAN STANLEY DEAN WITTER GLOBAL OPPORTUNITY BOND FUND, INC.
                MORGAN STANLEY DEAN WITTER HIGH YIELD FUND, INC.
             MORGAN STANLEY DEAN WITTER INDIA INVESTMENT FUND, INC.
                     THE LATIN AMERICAN DISCOVERY FUND, INC.
                             THE MALAYSIA FUND, INC.
                       THE PAKISTAN INVESTMENT FUND, INC.
                               THE THAI FUND, INC.
                        THE TURKISH INVESTMENT FUND, INC.
                            (THE "CLOSED-END FUNDS")

                                       AND

               MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.
                MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.
             MORGAN STANLEY DEAN WITTER STRATEGIC ADVISER FUND, INC.
   (THE "OPEN-END FUNDS", AND TOGETHER WITH THE CLOSED-END FUNDS, THE "FUNDS")

                                       AND

              MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.
                         ("MSDW INVESTMENT MANAGEMENT")

                                       AND

                         MILLER ANDERSON & SHERRERD, LLP
("MAS", AND TOGETHER WITH MSDW INVESTMENT MANAGEMENT, THE "INVESTMENT MANAGERS")

                                       AND

                        MORGAN STANLEY & CO. INCORPORATED
                                   ("MS&CO.")

                                 CODE OF ETHICS

1.       Purposes

         This Code of Ethics has been adopted by the Funds, the Investment Managers and MS&Co., the principal underwriter of the Open-End Funds, in accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by affiliated persons (as defined under the Act) of such companies. Specifically, Rule 17j-1 provides that it is unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by such registered investment company:

         (a) To employ any device, scheme or artifice to defraud such registered investment company;

         (b) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (c) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

         (d) To engage in any manipulative practice with respect to such registered investment company.

         While Rule 17j-1 is designed to protect only the interests of the Funds and their stockholders, the Investment Managers apply the policies and procedures described in this Code of Ethics to all employees of the Investment Managers to protect the interests of their non-Fund clients as well (hereinafter, where appropriate, non-Fund clients of the Investment Managers are referred to as "Advisory Clients" and any reference to an Advisory Client(s) relates only to the activities of employees of the Investment Managers).

         The purpose of this Code of Ethics is to (i) ensure that Access Persons conduct their personal securities transactions in a manner which does not (a) create an actual or potential conflict of interest with the Funds' or an Advisory Client's portfolio transactions, (b) place their personal interests before the interest of the Funds and their stockholders or an Advisory Client or
(c) take unfair advantage of their relationship to the Funds or an Advisory Client and (ii) provide policies and procedures consistent with the Act and Rule 17j-1 designed to give effect to the general prohibitions set forth in Rule 17j-l.

         Among other things, the procedures set forth in this Code of Ethics require that all (i) Access Persons review this Code of Ethics at least annually, (ii) Access Persons, unless excepted by Sections 8. (d) or (e) of this Code of Ethics, report transactions in Covered Securities, (iii) Access Persons refrain from engaging in certain transactions, and (iv) employees of the Investment Managers pre-clear with the Compliance Department or the trading desk at MAS any transactions in Covered Securities.

2.       Definitions

         (a) "Access Person" means (i) any director, officer or Advisory Person of the Funds or of the Investment Managers, and (ii) any director or officer of MS&Co., who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Funds.

         (b) "Advisory Person" means any employee of the Funds, or of the Investment Managers (or of any company in a control relationship to the Funds or the Investment Managers), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Funds or an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

         (c) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

         (d)      "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the Act.

         (e) "Compliance Department" means the MSDW Investment Management or MAS Compliance Department.

         (f) "Covered Security" means a security as defined in Section 2(a)(36) of the Act, except that it does not include: (i) shares of registered open-end investment companies, (ii) direct obligations of the Government of the United States, and
                  (iii) bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements.

         (g) "Disinterested Director" means a director of a Fund who is not an "interested person" of such Fund within the meaning of
                  Section 2(a)(19) of the Act.

         (h) "Purchase or sale (or sell)" with respect to a Covered Security means any acquisition or disposition of a direct or indirect beneficial interest in a Covered Security, including, inter alia, the writing or buying of an option to purchase or sell a Covered Security.

         (i) "Security held or to be acquired" means (i) any Covered Security which, within the most recent 15 days, is or has been held by a Fund or an Advisory Client, or is being or has been considered by a Fund or an Advisory Client or the Investment Managers for purchase by a Fund or an Advisory Client and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in this paragraph.

3.       Prohibited Transactions

         (a) No Access Person or employee of the Investment Managers shall purchase or sell any Covered Security which to his or her actual knowledge at the time of such purchase or sale:

                  (i) is being considered for purchase or sale by a Fund or an Advisory Client; or

                  (ii)  is being purchased or sold by a Fund or an Advisory
                        Client.

         (b) No employee of the Investment Managers shall purchase or sell a Covered Security while there is a pending "buy" or "sell" order in the same or a related security for a Fund or an Advisory Client until that order is executed or withdrawn.

         (c) No Advisory Person shall purchase or sell a Covered Security within seven calendar days before or after any portfolio(s) of the Funds over which such Advisory Person exercises investment discretion or an Advisory Client over which the Advisory Person exercises investment discretion purchases or sells the same or a related Covered Security. Any profits realized or unrealized by the Advisory Person on a prohibited purchase or sale within the proscribed period shall be disgorged to a charity.

         (d) No employee of the Investment Managers shall profit from the purchase and sale or sale and purchase of the same (or equivalent) Covered Security within 60 calendar days, except that he or she may sell a Covered Security for a loss after 30 calendar days. Any profits realized within 60 calendar days on such purchase or sale shall be disgorged to a charity.

         (e) No employee of the Investment Managers shall purchase any securities in an initial public offering.

         (f) No employee of the Investment Managers shall purchase privately-placed securities unless such purchase is pre-approved by the Compliance Department. Any such person who has previously purchased privately-placed securities must disclose such purchases to the Compliance Department before such person participates in a Fund's or an Advisory Client's subsequent consideration of an investment in the securities of the same or a related issuer. Upon such disclosure, the Compliance Department shall appoint another person with no personal interest in the issuer, to conduct an independent review of such Fund's or such Advisory Client's decision to purchase securities of the same or a related issuer.

         (g) No Access Person or employee of the Investment Managers shall recommend the purchase or sale of any Covered Securities to a Fund or to an Advisory Client without having disclosed to the Compliance Department his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities of such issuer, (ii) any contemplated purchase or sale by such person of such securities, (iii) any position with such issuer or its affiliates, and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such person in such securities or the issuer thereof is not material to his or her personal net worth and any contemplated purchase or sale by such person in such securities cannot reasonably be expected to have a material adverse effect on any such purchase or sale by a Fund or an Advisory Client or on the market for the securities generally, such person shall not be required to disclose his or her interest in the securities or the issuer thereof in connection with any such recommendation.

         (h) No Access Person or employee of the Investment Managers shall reveal to any other person (except in the normal course of his or her duties on behalf of a Fund or an Advisory Client) any information regarding the purchase or sale of any Covered Security by a Fund or an Advisory Client or consideration of the purchase or sale by a Fund or an Advisory Client of any such Covered Security.

4. Pre-Clearance of Covered Securities Transactions and Permitted Brokerage Accounts

         No employee of MSDW Investment Management shall purchase or sell Covered Securities without prior written authorization from its Compliance Department. No employee of MAS shall purchase or sell Covered Securities without prior written authorization from the appropriate trading desk. Unless otherwise indicated by the Compliance Department, pre-clearance of a purchase or sale shall be valid and in effect only for the business day in which such pre-clearance is given; provided, however, that the approval of an unexecuted purchase or sale is deemed to be revoked when the employee becomes aware of facts or circumstances that would have resulted in the denial of approval of the approved purchase or sale were such facts or circumstances made known to the Compliance Department or MAS trading desk, as appropriate, at the time the proposed purchase or sale was originally presented for approval. The Investment Managers require all of their employees to maintain their personal brokerage accounts at MS&Co. or a broker/dealer affiliated with MS&Co. (hereinafter, a "Morgan Stanley Account"). Outside personal brokerage accounts are permitted only under very limited circumstances and only with express written approval by the Compliance Department. The Compliance Department has implemented procedures reasonably designed to monitor purchases and sales effected pursuant to the aforementioned pre-clearance procedures.

5.       Exempted Transactions

         (a) The prohibitions of Section 3 and Section 4 of this Code of Ethics shall not apply to:

                  (i) Purchases or sales effected in any account over which an Access Person or an employee of the Investment Managers has no direct or indirect influence or control;

                  (ii)  Purchases or sales which are non-volitional;

                  (iii) Purchases which are part of an automatic purchase plan directly with the issuer or its agent or which are part of an automatic dividend reinvestment plan; or

                  (iv) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities and sales of such rights so acquired, but only to the extent such rights were acquired from such issuer.

         (b)      Notwithstanding the prohibitions of Sections 3. (a), (b) and
                  (c) of this Code of Ethics, the Compliance Department or MAS trading desk, as appropriate, may approve a purchase or sale of a Covered Security by employees of the Investment Managers which would appear to be in contravention of the prohibitions in Sections 3. (a), (b) and
                  (c) if it is determined that (i) the facts and circumstances applicable at the time of such purchase or sale do not conflict with the interests of a Fund or an Advisory Client, or (ii) such purchase or sale is only remotely potentially harmful to a Fund or an Advisory Client because it would be very unlikely to affect a highly institutional market, or because it is clearly not related economically to the securities to be purchased, sold or held by such Fund or Advisory Client, and (iii) the spirit and intent of this Code of Ethics is met.

6.       Restrictions on Receiving Gifts

         No employee of the Investment Managers shall receive any gift or other consideration in merchandise, service or otherwise of more than de minimis value from any person, firm, corporation, association or other entity that does business with or on behalf of the Funds or an Advisory Client.

7.       Service as a Director

         No employee of the Investment Managers shall serve on the board of directors of a publicly-traded company without prior written authorization from the Compliance Department. Approval will be based upon a determination that the board service would not conflict with the interests of the Funds and their stockholders or an Advisory Client.

8.       Reporting

         (a) Unless excepted by Section 8. (d) or (e) of this Code of Ethics, each Access Person must disclose all personal holdings in Covered Securities to the Compliance Department for its review no later than 10 days after becoming an Access Person and annually thereafter. The initial and annual holdings reports must contain the following information:

                  (i) The title, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership;

                  (ii) The name of any broker, dealer or bank with or through whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

                  (iii) The date the report was submitted to the Compliance
                        Department by the Access Person.

         (b) Unless excepted by Section 8. (d) or (e) of this Code of Ethics, each Access Person and each employee of the Investment Managers must report to the Compliance Department for its review within 10 days of the end of a calendar quarter the information described below with respect to transactions in Covered Securities in which such person has, or by reason of such transactions acquires any direct or indirect beneficial interest:

                  (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                  (ii) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (iii) The price of the Covered Security at which the purchase or sale was effected;

                  (iv) The name of the broker, dealer or bank with or through which the purchase or sale was effected; and

                  (v) The date the report was submitted to the Compliance Department by such person.

         (c) Unless excepted by Section 8. (d) or (e) of this Code of Ethics, each Access Person and each employee of the Investment Managers must report to the Compliance Department for its review within 10 days of the end of a calendar quarter the information described below with respect to any account established by such person in which any securities were held during the quarter for the direct or indirect benefit of such person:

                  (i) The name of the broker, dealer or bank with whom the account was established;

                  (ii)  The date the account was established; and

                  (iii) The date the report was submitted to the Compliance
                        Department by such person.

         (d) An Access Person will not be required to make any reports described in Sections 8. (a), (b) and (c) above for any account over which the Access Person has no direct or indirect influence or control. An Access Person or an employee of the Investment Managers will not be required to make the annual holdings report under Section 8. (a) and the quarterly transactions report under Section 8. (b) with respect to purchases or sales effected for, and Covered Securities held in: (i) a Morgan Stanley Account, (ii) an account in which the Covered Securities were purchased pursuant to an automatic purchase plan set up directly with the issuer or its agent or pursuant to a dividend reinvestment plan, or (iii) an account for which the Compliance Department receives duplicate trade confirmations and quarterly statements. An Access Person or an employee of MSDW Investment Management will not be required to make a report under Section 8. (c) for any account in which only shares of open-end registered investment companies can be purchased or sold. Lastly, an employee of MSDW Investment Management will not be required to make a report under Section
                  8. (c) for any account established with MS&Co. or a broker/dealer affiliated with MS&Co., or for any account which was pre-approved by the Compliance Department.

         (e) A Disinterested Director of a Fund, who would be required to make a report solely by reason of being a Fund director, is not required to make initial and annual holdings reports. Additionally, such Disinterested Director need only make a quarterly transactions report for a purchase or sale of Covered Securities if he or she, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Disinterested Director of a Fund, should have known that, during the 15-day period immediately preceding or following the date of the Covered Securities transaction by him or her, such Covered Security is or was purchased or sold by a Fund or was being considered for purchase or sale by a Fund.

         (f) The reports described in Sections 8. (a), (b) and (c) above may contain a statement that the reports shall not be construed as an admission by the person making such reports that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the reports relate.

9.       Annual Certifications

         All Access Persons and employees of the Investment Managers must certify annually that they have read, understood and complied with the requirements of this Code of Ethics and recognize that they are subject to this Code of Ethics by signing the certification attached hereto as Exhibit A.

10.      Board Review

         The management of the Funds and representatives or officers of the Investment Managers and, with respect to the Open-End Funds, MS&Co., shall each provide each Fund's Board of Directors, at least annually, with the following:

         (a) a summary of existing procedures concerning personal investing and any changes in the procedures made during the past year;

         (b) a description of any issues arising under this Code of Ethics or procedures since the last such report, including, but not limited to, information about material violations of this Code of Ethics or procedures and sanctions imposed in response to material violations;

         (c) any recommended changes in the existing restrictions or procedures based upon a Fund's or the Investment Managers' experience under this Code of Ethics, evolving industry practices or developments in applicable laws and regulations; and

         (d) a certification (attached hereto as Exhibits B, C, D, and E, as appropriate) that each has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics.

11.      Sanctions

         Upon discovering a violation of this Code of Ethics, the Board of Directors of such Fund or of the Investment Managers, as the case may be, may impose such sanctions as it deems appropriate.

12.      Recordkeeping Requirements

         The management of the Funds and representatives or officers of the Investment Managers and, with respect to the Open-End Funds, MS&Co., each shall maintain, as appropriate, the following records for a period of five years, the first two years in an easily accessible place, and shall make these records available to the Securities and Exchange Commission or any representative of such during an examination of the Funds or of the Investment Managers:

         (a) a copy of this Code of Ethics or any other Code of Ethics which was in effect at any time within the previous five years;

         (b) a record of any violation of this Code of Ethics during the previous five years, and of any action taken as a result of the violation;

         (c) a copy of each report required by Section 8. of this Code of Ethics, including any information provided in lieu of each such report;

         (d) a record of all persons, currently or within the past five years, who are or were subject to this Code of Ethics and who are or were required to make reports under Section 8. of this Code of Ethics;

         (e) a record of all persons, currently or within the past five years, who are or were responsible for reviewing the reports required under Section 8. of this Code of Ethics; and

         (f) a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities described in Sections 3. (e) and (f) of this Code of Ethics.

                                                                       EXHIBIT A

             MORGAN STANLEY DEAN WITTER AFRICA INVESTMENT FUND, INC.
               MORGAN STANLEY DEAN WITTER ASIA-PACIFIC FUND, INC.
              MORGAN STANLEY DEAN WITTER EASTERN EUROPE FUND, INC.
             MORGAN STANLEY DEAN WITTER EMERGING MARKETS FUND, INC.
           MORGAN STANLEY DEAN WITTER EMERGING MARKETS DEBT FUND, INC.
          MORGAN STANLEY DEAN WITTER GLOBAL OPPORTUNITY BOND FUND, INC.
                MORGAN STANLEY DEAN WITTER HIGH YIELD FUND, INC.
             MORGAN STANLEY DEAN WITTER INDIA INVESTMENT FUND, INC.
                     THE LATIN AMERICAN DISCOVERY FUND, INC.
                             THE MALAYSIA FUND, INC.
                       THE PAKISTAN INVESTMENT FUND, INC.
                               THE THAI FUND, INC.
                        THE TURKISH INVESTMENT FUND, INC.
                            (THE "CLOSED-END FUNDS")

                                       AND

               MORGAN STANLEY DEAN WITTER INSTITUTIONAL FUND, INC.
                MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.
             MORGAN STANLEY DEAN WITTER STRATEGIC ADVISER FUND, INC.
   (THE "OPEN-END FUNDS", AND TOGETHER WITH THE CLOSED-END FUNDS, THE "FUNDS")

                                       AND

              MORGAN STANLEY DEAN WITTER INVESTMENT MANAGEMENT INC.
                         ("MSDW INVESTMENT MANAGEMENT")

                                       AND

                         MILLER ANDERSON & SHERRERD, LLP
("MAS", AND TOGETHER WITH MSDW INVESTMENT MANAGEMENT, THE "INVESTMENT MANAGERS")

                                       AND

                       MORGAN STANLEY & CO., INCORPORATED
                                   ("MS&CO.")

                                 CODE OF ETHICS

                              ANNUAL CERTIFICATION

         I hereby certify that I have read and understand the Code of Ethics (the "Code") which has been adopted by the Funds, the Investment Managers and MS&Co. and recognize that it applies to me and agree to comply in all respects with the policies and procedures described therein. Furthermore, I hereby certify that I have complied with the requirements of the Code in effect, as amended, for the year ended December 31, ____, and that all of my reportable transactions in Covered Securities were executed and reflected accurately in a Morgan Stanley Account (as defined in the Code) or that I have attached a report that satisfies the annual holdings disclosure requirement as described in
Section 8. (a) of the Code.

Date:         ,                          Name:
     ---------  ----                          ----------------------------------

                                         Signature:
                                                   -----------------------------

                                 CODE OF ETHICS
                                       FOR
                 MERRILL LYNCH'S ASSET MANAGEMENT GROUP (MLAMG)
                         REGISTERED INVESTMENT COMPANIES
                               INVESTMENT ADVISERS
                              PRINCIPAL UNDERWRITER


SECTION 1 - BACKGROUND

         This Code of Ethics has been approved and adopted by the Boards of Directors of the MLAMG Investment Advisers and Principal Underwriter and the Boards of Directors of each of the MLAMG funds in compliance with Rule 17j-1 under the Investment Company Act of 1940. Except as otherwise provided, the Code applies to all "MLAMG employees," which term includes all employees and officers, Directors and Trustees of MLAMG and the MLAMG funds. (MLAMG includes all AMG investment advisory affiliates and affiliated principal underwriter with the exception of Mercury Asset Management Ltd. and Mercury Asset Management International Ltd., who maintain their own Codes of Ethics. MLAMG Funds include the Funds advised by the AMG investment advisory affiliates (with the exception of Mercury Asset Management Ltd. and Mercury Asset Management International Ltd.) or distributed by the AMG affiliated principal underwriter.)

         Section 17(j) under the Investment Company Act of 1940 makes it unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in personal transactions in securities which are held or are to be acquired by a Fund, if such personal transactions are made in contravention of rules adopted by the Securities and Exchange Commission to prevent fraudulent, deceptive or manipulative practices. Pursuant to this authority, the Securities and Exchange Commission adopted Rule 17j-1 and further amended the Rule on October 29, 1999. Rule 17j-1 does not specify practices, which are considered to be fraudulent, deceptive or manipulative. Instead, the Rule requires each Fund, investment adviser and principal underwriter to adopt its own Code of Ethics, which must contain provisions reasonably necessary to prevent an employee with access to information from engaging in conduct prohibited by the principles of the Rule. The Rule also requires that reasonable diligence be used and procedures be instituted which are reasonably necessary to prevent violations of the Code of Ethics.

SECTION 2 - STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

         The Code of Ethics is based on the principle that the MLAMG employees of the registered investment companies (the "Funds") the Funds' Investment Advisers, and the Funds' Principal Underwriter owe a fiduciary duty to, among others, the shareholders of the Funds to conduct their personal securities transactions in a manner which does not interfere or appear to interfere with any Fund transactions or otherwise take unfair advantage of their relationship to the Funds. All MLAMG employees must adhere to this general principle as well as comply with the specific provisions set forth herein. It bears emphasis that technical compliance with these provisions will not automatically insulate from scrutiny transactions which show a pattern of compromise or abuse of an employee's fiduciary duties to the Funds. Accordingly, all MLAMG employees must seek to avoid any actual or potential conflicts between their personal interest and the interest of the Funds. In sum all MLAMG employees shall place the interest of the Funds before personal interests.

SECTION 3 - INSIDER TRADING POLICY

         All MLAMG employees are subject to MLAMG's Insider Trading Policy, which is considered an integral part of this Code of Ethics. MLAMG's Insider Trading Policy prohibits MLAMG employees from buying or selling any security while in the possession of material nonpublic information about the issuer of the security. The policy also prohibits MLAMG employees from communicating to third parties any material nonpublic information about any security or issuer of securities. Additionally, no MLAMG employee may use his or her position or knowledge of MLAMG activities or the activities of any Merrill Lynch & Co., Inc. entity to benefit the Funds or to gain personal benefit. Any violation of MLAMG's Insider Trading Policy may result in sanctions which could include termination of employment with MLAMG. (See Section 10--Sanctions)

SECTION 4 - RESTRICTIONS RELATING TO SECURITIES TRANSACTIONS

A.   GENERAL TRADING RESTRICTIONS FOR ALL EMPLOYEES

         The following restrictions apply to all MLAMG employees (as defined in Section 1) other than disinterested directors (i.e., any Director or Trustee who is not an "interested person" of a MLAMG fund within the meaning of Section 2(a)(10) of the Investment Company Act of 1940):

     1. ACCOUNTS AT MERRILL LYNCH. No employee may engage in personal securities transactions other than through an account maintained with Merrill Lynch, Pierce, Fenner & Smith Inc. or other such Merrill Lynch broker/dealer entity ("Merrill Lynch") unless (i) written permission is obtained from the Compliance Director or (ii) the transaction involves an exempted security (see Section 3 above) and the transaction is effected in a non-brokerage account. Accounts of employees include the accounts of their spouses, dependent relatives and members of the same household, trustee and custodial accounts or any other account in which the employee has a financial interest or over which the employee has investment discretion.

     2. PRECLEARANCE. All employees must obtain approval from the Compliance Director or delegatee in the Compliance Department prior to entering any securities transactions (with the exception of exempted securities as listed in Section 5) in all accounts as defined in Section 4, Item
         1. Approval of a transaction, once given, is effective only for the business day on which approval was requested or until the employee discovers that the information provided at the time the transaction was approved is no longer accurate.

     3. RESTRICTIONS ON PURCHASES. No employee may purchase any security which at the time is being purchased, or to his or her knowledge is being considered for purchase, by any Fund managed by the MLAMG. This restriction, however, does not apply to personal trades of employees which coincide with trades by any MLAMG index fund.

     4. RESTRICTIONS ON SALES. No employee may sell any security which at the time is actually being sold, or to his knowledge is being considered for sale, by any Fund managed by MLAMG. This restriction, however, does not apply to personal trades of employees which coincide with trades by any MLAMG index fund.

     5. RESTRICTIONS ON RELATED SECURITIES. The restrictions and procedures applicable to the transactions in securities by employees set forth in this Code of Ethics shall similarly apply to related securities whose value or return is related, in whole or in part, to the value or return of a security purchased or sold or being contemplated for purchase or sale during the relevant period by the Fund. For example, options or warrants to purchase common stock, and convertible debt and convertible preferred stock would be considered related to the underlying common stock for purposes of this policy. In sum, the related security would be treated as if it were the underlying security for the purpose of the pre-clearance procedures described herein.

     6. PRIVATE PLACEMENTS. Purchases and sales of "private placement" securities (including all private equity partnerships, hedge funds, limited partnership or venture capital funds) must be precleared directly with the MLAMG Compliance Director or designee. No employee may engage in any such transaction unless the Compliance Director or his designee and the employee's senior management have previously determined that the contemplated investment does not involve any potential for conflict with the investment activities of the Funds. This approval will not be granted unless the employee can clearly demonstrate that (a) the investment is not presently appropriate for any Fund, (b) it is highly unlikely that the investment will be appropriate for a Fund in the future, and (c) the investment is not being offered to the employee because of his or her position with MLAMG or business that the employee has done, or is expected to do, on behalf of MLAMG Funds.

         If after receiving the required approval, an employee has any material role in the subsequent consideration by any Fund of an investment in the same or affiliated issuer, the employee must disclose his or her interest in the private placement investment to the MLAMG Compliance Director. The decision to purchase securities of the issuer by a Fund must be independently reviewed and authorized by both the MLAMG Compliance Director and the employee's senior management.

     7. IPOS. Inasmuch as MLAMG is an affiliate of a registered broker-dealer, it's employees, as defined above, are subject to the free-riding and withholding prohibitions of the National Association of Securities Dealers, Inc. (NASD) which restrict the instances in which an employee of a broker-dealer (or an employee of an affiliate of a broker-dealer such as a MLAMG employee) would be permitted to participate in an initial public offering. In the event an employee were to participate in a so called "hot" issue, such trade would be subject to reversal (i.e., "busted") with all costs and expenses related thereto to be borne by such employee. Closed-end investment companies, founders stock, promoter stock, or any other similar stock of an issuer in the early stages of development would not be considered "hot issues" for purposes of this Code of Ethics, unless NASD member firms or issuers of the security are prohibited from selling such a security to a MLAMG employee.

     8. PROHIBITION ON SHORT-TERM PROFITS. All employees shall be prohibited from profiting on any sale and subsequent purchase, or any purchase and subsequent sale of the same (or equivalent) securities occurring within 60 calendars days ("short-term profit"). This holding period also applies to all permitted options transactions; therefore, an employee may not purchase or write an option if the option will expire in less than 60 days (unless the employee is buying or writing an option on a security that he or she has held more than 60 days). In determining short-term profits, all transactions within a 60-day period in all accounts related to the employee shall be netted regardless of an employee's intentions to do otherwise (i.e., tax or other trading strategies). Should an employee fail to preclear a trade that results in a short-term profit, the trade would be subject to reversal with all costs and expenses related to the trade borne by the employee, and the employee would be required to disgorge the profit. Transactions nor required to be precleared under Section 5 will not be subject to this prohibition.

B.   TRADING RESTRICTIONS FOR DECISION-MAKING EMPLOYEES

        The following additional restrictions apply to decision-making employees (i.e., employees who recommend or determine which securities transactions a Fund undertakes). The MLAMG Compliance Department will retain and keep current a list of decision-making employees.

     1. NOTIFICATION. A decision-making employee must notify the MLAMG Compliance Director of any intended transactions in a security for his or her own personal account which is owned or contemplated for purchase by a Fund for which the employee has decision-making authority.

     2.  BLACKOUT PERIODS

         SALES. No decision-making employee may sell a security until at least 30 DAYS after the Fund for which the employee has decision-making authority has completed purchasing such security. Similarly, no decision-making employee may sell a security until at least 7 DAYS after the Fund for which the employee has decision-making authority has completed selling such security.

         PURCHASES. No decision-making employee may purchase a security until at least 15 DAYS after the Fund for which the employee has decision-making authority has completed purchasing such security. Similarly, no decision-making employee may purchase a security until at least 30 DAYS after the Fund for which the employee has decision-making authority has completed selling such security. There shall be no exceptions to these prohibitions.

     3. OPTIONS. No decision-making employee may purchase a put option or write a call option where a Fund for which such person has decision-making responsibilities holds a long position in the underlying security.

     4. ESTABLISHING POSITIONS COUNTER TO FUND POSITIONS. No decision-making employee may establish a long position in a personal account in a security if a Fund for which he or she is a decision-making employee holds a put option on such security (aside from a put purchased for hedging purposes where the fund holds the underlying security), has written a call option on such security, or otherwise maintains a position that would benefit from a decrease in the value of the underlying security (e.g., a short sale other than a short sale "against-the-box").

     5. SHORT SALES. No decision-making employee may short sell any security where a Fund for which the employee has decision-making authority holds a long position in the same security or where such Fund otherwise maintains a position in respect of which the Fund would benefit from an increase in the value of the security.

     6. PURCHASING AN INVESTMENT FOR A FUND THAT IS A PERSONAL HOLDING. A decision-making employee may not purchase an investment for a Fund that is also a personal holding of the employee (or a holding controlled by the employee or a dependent relative or spouse of the employee), or the value of which is materially linked to a personal holding, unless the decision-making employee has obtained prior approval from his or her senior management. The employee's senior management may grant such approval upon determining that the investment for the Fund is a suitable investment for that Fund. Senior management will be required to submit an approval form to the MLAMG Compliance Director.

     7. INDEX FUNDS. The restrictions of this Section 4.B. do not apply to purchases and sales of securities by decision-making employees which coincide with trades by any MLAMG index fund, EXCEPT that a decision-making employee may not write a call or buy a put on the index that the Fund for which the employee has decision-making authority is designed to replicate. (JW--do we want managers of index funds to be able to writing calls on the index that their index funds replicate--seems counter.)

     8. EXCEPTION POLICY. An exception to any of the policies set forth herein may be granted only upon a showing by the employee to a MLAMG Code of Ethics Review Committee that such employee would suffer extreme financial hardship should an exception not be granted.

C.       TRADING RESTRICTIONS FOR DISINTERESTED DIRECTORS

         The following restrictions apply only to employees who are disinterested directors (as defined in Section 4.A.):

     1. RESTRICTIONS ON PURCHASES. No disinterested director may purchase any security which to his knowledge at the time is being purchased or is being considered for purchase by any Fund managed by MLAMG.

     2. RESTRICTIONS ON SALES. No disinterested director may sell any security which to his knowledge at the time is being sold or is being considered for sale by any Fund managed by MLAMG.

     3. RESTRICTIONS ON TRADES IN SECURITIES RELATED IN VALUE. The restrictions applicable to the transactions in securities by disinterested directors shall similarly apply to securities whose value or return is related, in whole or in part, to the value or return of a security purchased or sold by the Fund (see Section 4.A.5.).

SECTION 5 - EXEMPTED TRANSACTIONS/SECURITIES

         MLAMG has determined that the following securities transactions do not present the opportunity for improper trading activities that Rule 17j-1 is designed to prevent; therefore, the restrictions set forth in Section 4 of this Code shall not apply to the following transactions/securities (unless otherwise noted within the Code of Ethics). THE REPORTING REQUIREMENTS LISTED IN SECTION 6, HOWEVER, SHALL APPLY TO B-F OF THIS SECTION.

A. Purchases or sales effected in any account over which the employee has no direct or indirect influence or control.

B. Purchases or sales which are non-volitional on the part of either the employee or a Fund.

C. Purchases which are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment plan.

D. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

E. Purchases or sales of indexes, option on indexes, indexed products, futures, options on futures, currencies, futures on currencies and commodities. (JW, I AM SURE WE WILL WANT TO TIGHTEN THIS UP.)

F. The receipt of a bona fide gift of securities does not require preclearance. (Donations of securities, however, require preclearance.)

G.   Purchases or sales of direct obligations of the U.S. Government.

H. Purchases or sales of open-end investment companies (including money market funds), variable annuities and unit investment trusts.

A. Purchases or sales of bank certificates, bankers acceptances, commercial paper and other high quality short-term debt instruments, including repurchase agreements.

J. Merrill Lynch common stock which is purchased and sold within any Merrill Lynch employee benefit plan and stock purchased and sold through similar such employer-sponsored plans in which a spouse of an employee may participate. Since it is MLAMG's belief that (i) common stock acquired in employee benefit plans is compensation related and not entirely under the control of MLAMG and (ii) transactions in such stock acquired through employee benefit plans are most often based on an employee's view of the employer's financial condition or the employee's overall exposure to such stock, rather than information obtained in the course of one's employment with MLAMG, these transactions have been exempted from the Code of Ethics.

SECTION 6 - REPORTING BY EMPLOYEES

         The requirements of this Section 6 apply to all MLAMG employees other than disinterested Directors and Trustees. The requirements will also apply to all transactions in the accounts of spouses, dependent relatives and members of the same household, trustee and custodial accounts or any other account in which the employee has a financial interest or over which the employee has investment discretion. The requirements to not apply to securities acquired for accounts over which the employee has no direct or indirect control or influence.

         All employees whose accounts are maintained at Merrill Lynch are deemed to have automatically complied with the requirements of this Section 6 B. and C. as to reporting executed transactions and personal holdings. Transactions and holdings in such accounts are automatically reported to the MLAMG Compliance Department through the automated Merrill Lynch Employee Activity Review System.

         Employees who have approved accounts outside of Merrill Lynch are deemed to have complied with the requirements of this Section 6 B. and C. provided that the MLAMG Compliance Department receives duplicate statements and confirmations directly from their brokers or dealers.

         Employees who effect transactions outside of a brokerage account (i.e., a security purchased through an automatic investment program directly with an issuer) will be deemed to have complied with this requirement by preclearing transactions with the MLAMG Compliance Department and by reporting their holdings annually on the "Personal Securities Holdings" form, as required by the MLAMG Compliance Department. (JW--WE MAY NEED TO GET MORE INFO ON THESE TRANSACTIONS THAN WE CURRENTLY ASK FOR (SECURITY NAME AND TRANSACTION TYPE)).

A. INITIAL HOLDINGS REPORT. All employees must disclose their personal securities holdings to the MLAMG Compliance Department within ten (10) days of commencement of employment with MLAMG. With respect to exempt transactions/securities referred to in Section 5 which do not require preclearance/reporting, employees must report the holdings of those exempt securities defined in Section 5.B.-F. (This reporting requirement does not apply to holdings that are the result of transactions in exempt securities as defined in Section 5.A., and G.-I.) Initial holdings reports must identify the title, number of shares, and principal amount with respect to each security holding.

B. RECORDS OF SECURITIES TRANSACTIONS. All employees must preclear each securities transaction (with the exception of exempt transactions in Section 5) to the MLAMG Compliance Department. At the time of preclearance, the employee must provide a complete description of the security and the nature of the transaction. As indicated above, employees whose accounts are maintained at Merrill Lynch or who provide monthly statements directly from their brokers/dealers are deemed to have automatically complied with the requirement to report executed transactions.

C. ANNUAL HOLDINGS REPORT. All employees must submit an annual holdings report as required by the MLAMG Compliance Department as of a date no more than 30 days before the report is submitted. As indicated above, employees whose accounts are maintained at Merrill Lynch or who provide monthly statements directly from their brokers/dealers are deemed to have automatically complied with this requirement.

     With respect to exempt transactions/securities referred to in Section 5 which do not require preclearance/reporting, employees must report the holdings of those exempt securities defined in Section 5.B.-F. This reporting requirement, however, does not apply to holdings that are the result of transactions in exempt securities as defined in Section 5.A., and G.-I.)

D. ANNUAL CERTIFICATION OF COMPLIANCE. All MLAMG employees, including disinterested directors, must certify annually to the MLAMG Compliance Department that (1) they have read and understand and agree to abide by this Code of Ethics; (2) they have complied with all requirements of the Code of Ethics, except as otherwise notified by the MLAMG Compliance Department that they have no complied with certain of such requirements; and (3) they have reported all transactions required to be reported under the Code of Ethics.

E. REVIEW OF TRANSACTIONS AND HOLDINGS REPORTS. All transactions reports and holdings reports will be reviewed by appropriate management or compliance personnel according to procedures established by the MLAMG Compliance Department. Management is required to certify that they have reviewed such reports.

SECTION 7 - REPORTING BY DISINTERESTED DIRECTORS

         A disinterested director of a Fund need only report a transaction in a security if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a director of such Fund, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, such security was purchased or sold by such Fund or was being considered for purchase or sale by its investment adviser. In reporting such transactions, disinterested directors must provide: the date of the transaction, a complete description of the security, number of shares, principal amount, nature of the transaction, price, commission, and name of broker/dealer through which the transaction was effected.

         As indicated in Section 6, disinterested directors are required to certify annually to the MLAMG Compliance Department that (1) they have read and understand and agree to abide by this Code of Ethics; (2) they have complied with all requirements of the Code of Ethics, except as otherwise reported to the MLAMG Compliance Department that they have no complied with certain of such requirements; and (3) they have reported all transactions required to be reported under the Code of Ethics.

SECTION 8 - APPROVAL AND REVIEW BY BOARDS OF DIRECTORS

         Prior to obtaining the services of the MLAMG Investment Advisers and Principal Underwriter, the Board of Directors of a MLAMG Fund, including a majority of directors who are disinterested directors, must approve this Code of Ethics. Additionally, any material changes to this Code must be approved by the Board of Directors within six months after adoption of the material change. The Board of Directors must base their approval of the Code and any material changes to the Code on a determination that the Code contains provisions reasonably necessary to prevent employees from engaging in any conduct prohibited by Rule 17j-1. Prior to approving the Code or any material change to the Code, the Board of Directors must receive a certification from the Fund, the Investment Adviser or Principal Underwriter that it has adopted procedures reasonably necessary to prevent employees from violating the Code of Ethics.

SECTION 9 - REVIEW OF MLAMG ANNUAL REPORTS

         At least annually, the Fund, the Investment Adviser and the Principal Underwriter must furnish to the Fund's Board of Directors, and the Board of Directors must consider, a written report that (1) describes any issues arising under this Code of Ethics or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations and (2) certifies that the Fund, Investment Adviser and Principal Underwriter have adopted procedures reasonably necessary to prevent employees from violating this Code of Ethics.

SECTION 10 - SANCTIONS

         Potential violations of the Code of Ethics are brought to the attention of the MLAMG Compliance Director or his designee and are investigated. Upon completion of the investigation, if necessary, the matter would be reviewed by the Code of Ethics Review Committee and the employee's senior management, and a determination would be made by the Code of Ethics Review Committee as to whether any sanction should be imposed. Since violations of the Code of Ethics do not necessarily constitute violations of Rule 17j-1, the sanctions for violations of the Code of Ethics will vary. Sanctions will include, but are not limited to, a letter of caution or warning, reversal of a trade, disgorgement of a profit or absorption of costs associated with a trade, suspension of personal trading privileges, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of employment for cause.

SECTION 11 - EXCEPTIONS

An exception to any of the policies, restrictions or requirements set forth herein may be granted only upon a showing by the employee to the MLAMG Compliance Director that such employee would suffer extreme financial hardship should an exception not be granted. Should the subject of the exception request involve a transaction in a security, a change in the employee's investment objectives or special new investment opportunities would not constitute acceptable reasons for a waiver.

                                 CODE OF ETHICS

1. Purposes

     This Code of Ethics (the "Code") has been adopted by the Directors of J.P. Morgan Investment Management Inc. (the "Adviser"), in accordance with Rule 17j-1(c) promulgated under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of securities Held or to be Acquired (defined in Section 2(k) of this Code) by investment companies, if effected by associated persons of such companies. The purpose of this Code is to adopt provisions reasonably necessary to prevent Access Persons from engaging in any unlawful conduct as set forth in Rule 17j-1(b) as follows:

         It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

     (a) To employ any device, scheme or artifice to defraud the Fund;

     (b) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     (c) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the Fund; or

     (d) To engage in any manipulative practice with respect to the Fund.

2. Definitions

     (a) "Access Person" means any director, officer, general partner or Advisory Person of the Adviser.

     (b) "Administrator" means Morgan Guaranty Trust Company.

     (c) "Advisory Person" means (i) any employee of the Adviser or the Administrator (or any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities for a

Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations regarding the purchase or sale of securities by a Fund.

     (d) "Beneficial ownership" shall be interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2)in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     (e) "Control" has the same meaning as in Section 2(a)(9) of the Act.

     (f) "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include shares of open-end funds, direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

     (g) "Fund" means an Investment Company registered under the Investment Company Act of 1940.

     (h) "Initial Public Offering" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

     (i) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

     (j) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     (k) "Security Held or to be Acquired" by a Adviser means: (i) any Covered Security which, within the most recent 15 days, is or has been held by a Fund or other client of the Adviser or is being or has been considered by the Adviser for purchase by a Fund or other client of the Adviser; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in Section 2(k)(i) of this Code.

3. Statement of Principles

         It is understood that the following general fiduciary principles govern the personal investment activities of Access Persons:

     (a) the duty to at all times place the interests of shareholders and other clients of the Adviser first;

     (b) the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility;

     (c) the fundamental standard that Investment Personnel may not take inappropriate advantage of their position; and

     (d) all personal transactions must be oriented toward investment, not short-term or speculative trading.

     It is further understood that the procedures, reporting and recordkeeping requirements set forth below are hereby adopted and certified by the Adviser as reasonably necessary to prevent Access Persons from violating the provisions of this Code of Ethics.

4. Procedures to be followed regarding Personal Investments by Access Persons

     (a) Pre-clearance requirement. Each Access Person must obtain prior written approval from his or her group head (or designee) and from the Adviser's trading desk before transacting in any Covered Security based on certain guidelines set forth from time to time by the Adviser's compliance Department. For details regarding transactions in mutual funds, see Section 4(e).

     (b) Brokerage transaction reporting requirement. Each Access Person working in the United States must maintain all of his or her accounts and the accounts of any person of which he or she is deemed to be a beneficial owner with a broker designated by the Adviser and must direct such broker to provide broker trade confirmations to the Adviser's legal/compliance department, unless an exception has been granted by the Adviser's legal/compliance department. Each Access Person to whom an exception to the designated broker requirement has been granted must instruct his or her broker to forward all trade confirms and monthly statements to the Adviser's legal/compliance department. Access Persons located outside the United States are required to provide details of each brokerage transaction of which he or she is deemed to be the beneficial owner, to the Adviser's legal/compliance group, within the customary period for the confirmation of such trades in that market.

     (c) Initial public offerings (new issues). Access Persons are prohibited from participating in Initial Public Offerings, whether or not J.P. Morgan or any of its affiliates is an underwriter of the new issue, while the issue is in syndication.

     (d) Minimum investment holding period. Each Access Person is subject to a 60-day minimum holding period for personal transactions in Covered Securities. An exception to this minimum holding period requirement may be granted in the case of hardship as determined by the legal/compliance department.

     (e) Mutual funds. Each Access Person must pre-clear transactions in shares of closed-end Funds with the Adviser's trading desk, as they would with any other Covered Security. See Section 4(a). Each Access Person must obtain pre-clearance from his or her group head(or designee) before buying or selling shares in an open-end Fund or a sub-advised Fund managed by the Adviser if such Access Person or the Access Person's department has had recent dealings or responsibilities regarding such mutual fund.

     (f) Limited offerings. An Access Person may participate in a limited offering only with written approval of such Access Person's group head (or designee) and with advance notification to the Adviser's compliance group.

     (g) Blackout periods. Advisory Persons are subject to blackout periods 7 calendar days before and after the trade date of a Covered Security where such Advisory Person makes, participates in, or obtains information regarding the purchase or sale of such Covered Security for any of their client accounts. In addition, Access Persons are prohibited from executing a transaction in a Covered Security during a period in which there is a pending buy or sell order on the Adviser's trading desk.

     (h) Prohibitions. Short sales are generally prohibited. Transactions in options, rights, warrants, or other short-term securities and in futures contracts (unless for bona fide hedging) are prohibited, except for purchases of options on widely traded indices specified by the Adviser's compliance group if made for investment purposes.

     (i) Securities of J.P. Morgan. No Access Person may buy or sell any security issued by J.P. Morgan from the 27th of each March, June, September, and December until the first full business day after earnings are released in the following month. All transactions in securities issued by J.P. Morgan must be pre-cleared with the Adviser's compliance group and executed through an approved trading area. Transactions in options and short sales of J.P. Morgan stock are prohibited.

     (j) Certification requirements. In addition to the reporting requirements detailed in Sections 6 below, each Access Person, no later than 30 days after becoming an Access Person, must certify to the Adviser's compliance group that he or she has complied with the broker requirements in Section 4(b).

5. Other Potential Conflicts of Interest

     (a) Gifts. No employee of the Adviser or the Administrator may (i)accept gifts, entertainment, or favors from a client, potential client, supplier, or potential supplier of goods or services to the Adviser or the Administrator unless what is given is of nominal value and refusal to accept it would be discourteous or otherwise harmful to the Adviser or Administrator; (ii)provide excessive gifts or entertainment to clients or potential clients; and (iii) offer bribes, kickbacks, or similar inducements.

     (b) Outside Business Activities. The prior consent of the Chairman of the Board of J.P. Morgan, or his or her designee, is required for an officer of the Adviser or Administrator to engage in any business-related activity outside of the Adviser or Administrator, whether the activity is intermittent or continuing, and whether or not compensation is received. For example, such approval is required such an officer to become:

          -An officer, director, or trustee of any corporation (other than a nonprofit corporation or cooperative corporation owning the building in which the officer resides);

          -A member of a partnership (other than a limited partner in a partnership established solely for investment purposes);

          -An executor, trustee, guardian, or similar fiduciary advisor (other than for a family member).

6. Reporting Requirements

     (a)  Every Access Person must report to the Adviser:

          (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information: (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (C) the date that the report is submitted by the Access Person.

          (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership: (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Covered Security involved; (B) the nature of the transaction; (C) the price of the Covered Security at which the transaction was effected;
          (D) the name of the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted by the Access Person.

          (iii) New Account Report. No later than 10 days after the calendar quarter, with respect to any account established by the Access Person in which any Covered Securities were held during the quarter for the direct or indirect benefit of the Access Person: (A) the name of the broker, dealer or bank with whom the Access Person established the account; (B) the date the account was established; and (C) the date that the report is submitted by the Access Person.

          (iv) Annual Holdings Report. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted): (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (B) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person: and (C) the date that the report is submitted by the Access Person.

     (b)  Exceptions from the Reporting Requirements.

          (i) Notwithstanding the provisions of Section 6(a), no Access Person shall be required to make:

               A. a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

               B. a Quarterly Transaction or New Account Report under Sections 6(a)(ii) or (iii) if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to the Access Person no later than 10 days after the calendar quarter end, if all of the information required by Sections 6(a)(ii) or (iii), as the case may be, is contained in the broker trade confirmations or account statements, or in the records of the Adviser.

     (c) Each Access Person shall promptly report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in Quarterly Transaction Reports filed pursuant to Section 6(a)(ii).

     (d) All reports prepared pursuant to this Section 6 shall be filed with the appropriate compliance personnel designated by the Adviser and reviewed in accordance with procedures adopted by such personnel.

     (e) The Adviser will identify all Access Persons who are required to file reports pursuant to this Section 6 and will inform them of their reporting obligation.

     (f) The Adviser no less frequently than annually shall furnish to a Fund's board of directors for their consideration a written report that:

               (a) describes any issues under this Code of Ethics or related procedures since the last report to the board of directors, including, but limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

               (b) certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

7. Recordkeeping Requirements

     The Adviser must at its principal place of business maintain records in the manner and extent set out in this Section of this Code and must make available to the Securities and Exchange Commission (SEC) at any time and from time to time for reasonable, periodic, special or other examination:

          (a) A copy of its code of ethics that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

          (b) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

          (c)  A copy of each report made by an Access Person as required by
               Section 6(a) including any information provided in lieu of a quarterly transaction report, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place.

          (d) A record of all persons, currently or within the past five years, who are or were required to make reports as Access Persons or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.

          (e) A copy of each report required by 6(f) above must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          (f) A record of any decision and the reasons supporting the decision to approve the acquisition by Access Persons of securities under
               Section 4(f) above, for at least five years after the end of the fiscal year in which the approval is granted.

8. Sanctions

     Upon discovering a violation of this Code, the Directors of the Adviser may impose such sanctions as they deem appropriate, including, inter alia, financial penalty, a letter of censure or suspension or termination of the employment of the violator.

                    INDEPENDENCE INVESTMENT ASSOCIATES, INC.
                                AND SUBSIDIARIES

                                 CODE OF ETHICS


Independence Investment Associates, Inc. ("Independence Investment"), together with its subsidiaries Independence International Associates, Inc. ("Independence International") and Independence Fixed Income Associates, Inc. ("Independence Fixed Income") (collectively, "Independence"), is committed to the highest ethical and professional standards. This Code of Ethics provides guidance to officers and employees of Independence (collectively referred to as "employees") when they conduct any personal investment transactions. Employees are expected to place the interests of clients ahead of their personal interests and to treat all client accounts in a fair and equitable manner.

Employees are encouraged to raise any questions concerning the Code of Ethics with Patricia Thompson, Vice President and Compliance Officer (the "Compliance Officer").

CODE PROVISIONS


1. BAN ON TRANSACTIONS IN SECURITIES OF COMPANIES ON THE WORKING LISTS AND BAN ON TRANSACTIONS IN CORPORATE FIXED INCOME SECURITIES

No employee of Independence or "family member"(1) of such an employee may trade in: (i) securities of companies on the Independence Investment domestic equity and real estate working lists (collectively, "the Domestic Working Lists"), or any securities or derivatives that derive their value principally from the value of securities of companies on the Domestic Working Lists; (ii) securities of companies on the Independence International international and Canadian working lists (collectively, the "International Working Lists"), or any securities or derivatives that derive their value principally from the value of securities of companies on the International Working Lists; or (iii) any corporate fixed income securities, domestic or international, or any securities or derivatives that derive their value principally from any corporate fixed income securities. Copies of the Domestic and International Working Lists are available from the Compliance Office. Exemptions may be requested by contacting the Compliance Office in writing. Exemptions may be granted for securities held at the time of employment, held at the time of an employee becoming subject to one of the above restrictions, held prior to a security being placed on a Working List or for other compelling reasons. The securities referenced in footnote 2 below are excluded from the bans contained in this section.

--------
(1) For the purposes of this Code, the term "family member" means an employee's "significant other", spouse or other relative, whether related by blood, marriage or otherwise, who either (i) shares the same home, or (ii) is financially dependent upon the employee, or (iii) whose investments are controlled by the employee. The term also includes any unrelated individual for whom an employee controls investments and materially contributes to the individual's financial support.

2.       PRE-CLEARANCE

Independence requires that all permitted personal trades for employees and their "family members", as defined in this Code, be pre-cleared. This requirement for pre-clearance approval applies to all transactions in debt and equity securities(2) and derivatives which are not otherwise banned pursuant to this Code and includes private placements (including 144A's) whether described in footnote 2 below or not, in order to avoid any perception of favored treatment from other industry personnel or companies. Transactions in publicly-registered, tax-exempt, domestic debt securities (municipal bonds) are excluded from this pre-clearance requirement. A request for pre-clearance should be submitted in writing to the Compliance Office using the electronic pre-clearance system or a written equivalent and should contain:

         a) The employee's name and name of individual trading, if different,

         b)       Name of security and ticker symbol, if publicly traded,

         c)       CUSIP number, if publicly traded,

         d)       Whether sale or purchase,

         e)       If sale, date of purchase,

         f) If a private placement, the seller and/or the broker and whether or not the seller and/or the broker is one with whom the associate does business on a regular basis,

         g)       The date of the request,

         h) The type of security and the appropriate trading room(s) for pre-clear,


         i) A statement that the employee has checked with the appropriate trading room(s) and that no trades of the security have been placed for client accounts and remain open, and

         j)       The initialed approval of the appropriate trading room(s).

At present, there are five trading rooms: the Independence Investment domestic equity trading room, the Independence International international trading room, the Independence Investment corporate fixed income trading room, the Independence Investment global fixed income trading room and the Independence Fixed Income trading room in McLean, Virginia. Clearance of private placements or other transactions may be denied if the transaction would raise issues regarding the appearance of impropriety. A sample form for pre-clearance is attached. Please note that approval is effective only for the date granted.

----------
(2) Excludes (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality (one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization) short-term debt instruments (maturity at issuance of less than 366 days), including repurchase agreements; and (iii) shares issued by registered open-end investment companies (mutual funds).

3.        NO PURCHASES OF INITIAL PUBLIC OFFERINGS (IPOS)

In addition to the bans contained in Section 1, no employee or "family member" may purchase any newly issued publicly-offered securities until the next business (trading) day after the offering date and after receipt of pre-clearance approval. No purchase should be at other than the market price prevailing on, or subsequent to, such business day.

See also the prohibition on such purchases contained in a separate Independence policy, the Company Conflict and Business Practice Policy.


4.       DEALING WITH BROKERS AND VENDORS

Independence employees should consult the Company Conflict and Business Practice Policy regarding business dealings with brokers and vendors. Certain activities may require the approval of the President of Independence and the General Counsel of John Hancock Life Insurance Company. Employees are reminded that any dealings with and/or potential expenditures involving public officials are further limited by Section X of the Company Conflict and Business Practice Policy.


5.       SERVICE AS DIRECTOR

Employees should refer to the Company Conflict and Business Practice Policy regarding service on boards of publicly traded companies as well as service on certain privately held company, non-profit or association boards.


6.       ACCESS PERSONS: INITIAL AND ANNUAL DISCLOSURES OF PERSONAL HOLDINGS

For purposes of Rule 17j-1 under the Investment Company Act of 1940, Independence has decided to treat all directors, officers and employees of Independence as though they were "access persons." Therefore, all directors, officers and employees of Independence, within 10 days after becoming an "access person" and annually thereafter, must disclose all securities in which they have any direct or indirect beneficial ownership, and the name of any broker, dealer or bank with whom the individual maintained an account in which any securities were held for the direct or indirect benefit of the individual. Any securities referenced in footnote 2, above, are exempted from this disclosure, as are any accounts over which the "access person" has no direct or indirect influence or control. Both "initial" and "annual" reports furnished under this section must contain the information required by Rule 17j-1(d)(1).

7.       QUARTERLY REPORTS

Independence requires all directors, officers and employees to file Individual Securities Transactions Reports ("Quarterlies") by the 10th day of the month following the close of a quarter. These are required of directors, officers and certain employees by Rule 204-2(a)(12) under the Investment Advisers Act of 1940 and by Rule 17j-1(d)(1) under the Investment Company Act of 1940 and must contain all of the information required by those rules. All securities transactions in which the individual has any direct or indirect beneficial ownership must be disclosed except for (i) transactions effected in any account over which the individual has no direct or indirect influence or control; and
(ii) transactions in the securities referenced in footnote 2 above. The format for these reports has changed and each individual should carefully review the information requested and be sure that all required information has been disclosed.


8.       INSIDE INFORMATION POLICY AND PROCEDURES

Please refer to a separate Independence policy, the Company Inside Information Policy and Procedures. In addition to the reporting requirements under this Code of Ethics, employees are subject to certain reporting obligations under the Company Inside Information Policy and Procedures. These include reporting accounts over which the employee has investment discretion and a requirement that notice of each transaction in such an account be sent to the Compliance Officer within 10 days of a transaction.

The Standards of Practice Handbook (AIMR 1999), noted below, contains a useful discussion on the prohibition against the use of material, non-public information.


9.       CONFLICT OF INTEREST AND BUSINESS PRACTICE POLICY

As required by its parent company, Independence has adopted the Company Conflict and Business Practice Policy which is distributed annually to each employee for review and certification of compliance. The provisions of the Company Conflict and Business Practice Policy, therefore, are not incorporated within this Code of Ethics.


10.      ANNUAL REPORT TO THE BOARD

Independence will be required to report annually to its Board of Directors that all employees have received a copy of this Code of Ethics and have certified their compliance.

Independence will summarize for the Board existing procedures and any changes made during the past year or recommended to be made, and will identify to the Board, and may identify to the Board of Directors of any registered investment company advised by Independence, any violations requiring significant remedial action during the past year.

11. ASSOCIATION FOR INVESTMENT MANAGEMENT AND RESEARCH ("AIMR") STANDARDS OF PRACTICE HANDBOOK (9TH ED. 1999)

At Independence, some employees have earned the Chartered Financial Analyst designation ("CFA(R)") and are subject to the Code of Ethics and Standards of Professional Conduct contained in the AIMR Standards of Practice Handbook. Employees are reminded that the Handbook is an excellent resource for information on professional conduct. Copies are available from the Compliance Officer.


12.      CODE OF ETHICS ENFORCEMENT

Employees are required annually to certify their compliance with this Code of Ethics. The Compliance Officer may grant exemptions/exceptions to the requirements of the Code on a case by case basis if the proposed conduct appears to involve no opportunity for abuse. All exceptions/exemptions shall be in writing and copies shall be maintained with a copy of the Code. A record shall be maintained of any decision to grant pre-clearance to a private placement transaction, or to grant an exemption to the ban on purchases of IPO's, together with the reasons supporting the decision. The Compliance Office will conduct post-trade monitoring and other audit procedures reasonably designed to assure compliance with the Code of Ethics. Employees are advised that the Code's procedures will be monitored and enforced, with potential sanctions for violations including a written warning, disgorgement of profits, fines, suspension, termination and, where required, reports to the AIMR or the appropriate regulatory authority. Copies of all reports filed, records of violations and copies of letters or other records of sanctions imposed will be maintained in a compliance file. Significant violations of the Code may be referred by the Compliance Officer to the Independence Board of Directors for review and/or appropriate action.


Adopted by the Independence Board of Directors on November 21, 1994. Amended and restated on February 27, 1996. Amended and restated as of January 15, 1997. Amended and restated as of May 12, 1998. Amended and restated as of February 28, 2000.

                         GOLDMAN SACHS ASSET MANAGEMENT
                      GOLDMAN SACHS FUNDS MANAGEMENT, L.P.
                  GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL


         CODE OF ETHICS


                                           Effective January 23, 1991
                                           (as revised April 1, 2000)

I.       DEFINITIONS

         A. "Access Person" with respect to Goldman Sachs Asset Management ("GSAM") means (because GSAM is a unit within the Investment Management Division, a separate operating division, of Goldman, Sachs & Co., and Goldman, Sach & Co. is primarily engaged in a business other than advising registered investment companies or other advisory clients) only those officers, general partners or Advisory Persons (as defined below) of GSAM who, with respect to any Investment Company (as defined below), make recommendations or participate in the determination of which recommendation shall be made to any Investment Company, or whose principal function or duties relate to the determination of which recommendation shall be made to any Investment Company, or who, in connection with their duties, obtain any information concerning such recommendations on Covered Securities (as defined below) which are being made to the Investment Company. "Access Person" with respect to Goldman Sachs Asset Management International ("GSAMI") and Goldman Sachs Funds Management, L.P. ("GSFM") means any director, officer, general partner or Advisory Person of GSAMI or GSFM, as the case may be.

         B.       "Adviser" means each of GSAM, GSAMI and GSFM.

         C. "Advisory Person" means (i) any officer or employee of the Adviser or any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security by an Investment Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Adviser who obtains information concerning the recommendations made to an Investment Company with regard to the purchase or sale of a Covered Security.

         D. "Beneficial ownership" of a security shall be interpreted in the same manner as it would be under Rule 16a-1 (a) (2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         E. "Board of Trustees" means the board of trustees or directors, including a majority of the disinterested trustees/directors, of any Investment Company for which an Adviser serves as an investment adviser, sub-adviser or principal underwriter.

         F.       "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). Section 2(a)(9) generally provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         G.       "Covered Security" means a security as defined in Section 2(a)
                  (36) of the Investment Company Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is in one of the two highest rating categories of a nationally recognized statistical rating organization), including repurchase agreements; and
                  (iii) shares of registered open-end investment companies.

         H. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

         I. "Investment Company" means a company registered as such under the Investment Company Act, or any series thereof, for which the Adviser is the investment adviser, sub-adviser or principal underwriter.

         J. "Investment Personnel" of the Adviser means (i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by an Investment Company or (ii) any natural person who controls the Adviser and who obtains information concerning recommendations made to an Investment Company regarding the purchase or sale of securities by an Investment Company.

         K. A "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

         L. "Purchase or sale of Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security or any security that is exchangeable for or convertible into another security.

         M. "Review Officer" means the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by Access Persons. The term "Alternative Review Officer" shall mean the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer. It is recognized that a different Review Officer and Alternative Review Officer may be designated with respect to each Adviser.

         N. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. With respect to an analyst of the Adviser, the foregoing period shall commence on the day that he or she decides to recommend the purchase or sale of the security to the Adviser for an Investment Company.

         O. A security is "held or to be acquired" if within the most recent 15 days it (1) is or has been held by the Investment Company, or (2) is being or has been considered by the Adviser for purchase by the Investment Company.

II.      LEGAL REQUIREMENTS

         Section 17(j) of the Investment Company Act provides, among other things, that it is unlawful for any affiliated person of the Adviser to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by an Investment Company in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j-1 which provides, among other things, that it is unlawful for any affiliated person of the Adviser in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security held or to be acquired by an Investment Company:

                  (1) To employ any device, scheme or artifice to defraud such Investment Company;

                  (2) To make any untrue statement of a material fact to such Investment Company or omit to state a material fact necessary in order to make the statements made to such Investment Company, in light of the circumstances under which they are made, not misleading;

                  (3) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon any such Investment Company; or

                  (4) To engage in any manipulative practice with respect to such Investment Company.

III.     STATEMENT OF POLICY

         It is the policy of the Adviser that no Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1. The fundamental position of the Adviser is, and has been, that each Access Person shall place at all times the interests of each Investment Company and its shareholders first in conducting personal securities transactions. Accordingly, private securities transactions by Access Persons of the Adviser must be conducted in a manner consistent with this Code and so as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility. Further, Access Persons should not take inappropriate advantage of their positions with, or relationship to, any Investment Company, the Adviser or any affiliated company.

         Without limiting in any manner the fiduciary duty owed by Access Persons to the Investment Companies or the provisions of this Code, it should be noted that the Adviser and the Investment Companies consider it proper that purchases and sales be made by Access Persons in the marketplace of securities owned by the Investment Companies; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved and with an investment, rather than a trading, outlook. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the Investment Companies' portfolios. It is also evidence of confidence in the investments made. In making personal investment decisions with respect to any security, however, extreme care must be exercised by Access Persons to ensure that the prohibitions of this Code are not violated. Further, personal investing by an Access Person should be conducted in such a manner so as to eliminate the possibility that the Access Person's time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of an Investment Company's portfolio. It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an Access Person of his or her fiduciary duty to any Investment Company.

IV.      EXEMPTED TRANSACTIONS

         The Statement of Policy set forth above shall be deemed not to be violated by and the prohibitions of Section V of this Code shall not apply to:

         A. Purchases or sales of securities effected for, or held in, any account over which the Access Person has no direct or indirect influence or control;

         B. Purchases or sales of securities which are not eligible for purchase or sale by an Investment Company;

         C. Purchases or sales of securities which are non-volitional on the part of either the Access Person or an Investment Company;

         D. Purchases or sales of securities which are part of an automatic dividend reinvestment, cash purchase or withdrawal plan provided that no adjustment is made by the Access Person to the rate at which securities are purchased or sold, as the case may be, under such a plan during any period in which the security is being considered for purchase or sale by an Investment Company;

         E. Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

         F. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

         G. Purchases or sales of publicly-traded shares of companies that have a market capitalization in excess of $10 billion; and

         H. Other purchases or sales which, due to factors determined by the Adviser, only remotely potentially impact the interests of an Investment Company because the securities transaction involves a small number of shares of an issuer with a large market capitalization and high average daily trading volume or would otherwise be very unlikely to affect a highly institutional market.

V.       PROHIBITED PURCHASES AND SALES

         A. While the scope of actions which may violate the Statement of Policy set forth above cannot be exactly defined, such actions would always include at least the following prohibited activities:

                  (1) No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale the Covered Security:

                           (i) is being considered for purchase or sale by an Investment Company; or

                           (ii) is being purchased or sold by an Investment Company.

                  (2) No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of an Investment Company) any information regarding securities transactions by an Investment Company or consideration by an Investment Company or the Adviser of any such securities transaction.

                  (3) No Access Person shall engage in, or permit anyone within his or her control to engage in, any act, practice or course of conduct which would operate as a fraud or deceit upon, or constitute a manipulative practice with respect to, an Investment Company or an issuer of a any security owned by an Investment Company.

                  (4) No Access Person shall enter an order for the purchase or sale of a Covered Security which an Investment Company is purchasing or selling or considering for purchase or sale until the later of
                           (1) the day after the Investment Company's transaction in that Covered Security is completed or
                           (2) after the Investment Company is no longer considering the security for purchase or sale, unless the Review Officer determines that it is clear that, in view of the nature of the Covered Security and the market for such Covered Security, the order of the Access Person will not adversely affect the price paid or received by the Investment Company. Any securities transactions by an Access Person in violation of this Subsection D must be unwound, if possible, and the profits, if any, will be subject to disgorgement based on the assessment of the appropriate remedy as determined by the Adviser.

                  (5) No Access Person shall, in the absence of prior approval by the Review Officer, sell any Covered Security that was purchased, or purchase a Covered Security that was sold, within the prior 30 calendar days (measured on a last-in first-out basis).

         B. In addition to the foregoing, the following provision will apply to Investment Personnel of the Adviser:

                  (1) Investment Personnel must, as a regulatory requirement and as a requirement of this Code, obtain prior approval before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. In addition, Investment Personnel must comply with any additional restrictions or prohibitions that may be adopted by the Adviser from time to time.

                  (2) No Investment Personnel shall accept any gift or personal benefit valued in excess of such de minimis amount established by the Adviser from time to time in its discretion (currently this amount is $100 annually) from any single person or entity that does business with or on behalf of an Investment Company. Gifts of a de minimis value (currently these gifts are limited to gifts whose reasonable value is no more than $100 annually from any single person or entity), and customary business lunches, dinners and entertainment at which both the Investment Personnel and the giver are present, and promotional items of de minimis value may be accepted. Any solicitation of gifts or gratuities is unprofessional and is strictly prohibited.


                  (3) No Investment Personnel shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the Review Officer that the board service would be consistent with the interests of the Investment Companies and their shareholders. Such interested Investment Personnel may not participate in the decision for any Investment Company to purchase and sell securities of such company.

VI.      BROKERAGE ACCOUNTS

         Access Persons are required to direct their brokers to supply for the Review Officer on a timely basis duplicate copies of confirmations of all securities transactions in which the Access Person has a beneficial ownership interest and related periodic statements, whether or not one of the exemptions listed in Section IV applies. If an Access Person is unable to arrange for duplicate copies of confirmations and periodic account statements to be sent to the Review Officer, he or she must immediately notify the Review Officer.

VII.     PRECLEARANCE PROCEDURE

         With such exceptions and conditions as the Adviser deems to be appropriate from time to time and consistent with the purposes of this Code (for example, exceptions based on an issuer's market capitalization, the amount of public trading activity in a security, the size of a particular transaction or other factors), prior to effecting any securities transactions in which an Access Person has a beneficial ownership interest, the Access Person must receive approval by the Adviser. Any approval is valid only for such number of day(s) as may be determined from time to time by the Adviser. If an Access Person is unable to effect the securities transaction during such period, he or she must re-obtain approval prior to effecting the securities transaction.

         The Adviser will decide whether to approve a personal securities transaction for an Access Person after considering the specific restrictions and limitations set forth in, and the spirit of, this Code of Ethics, including whether the security at issue is being considered for purchase or sale for an Investment Company. The Adviser is not required to give any explanation for refusing to approve a securities transaction.

VIII.    REPORTING

         A. Every Access Person shall report to the Review Officer the information (1) described in Section VIII-C of this Code with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership in the Covered Security or (2) described in Sections VIII-D or VIII-E of this Code with respect to securities holdings beneficially owned by the Access Person.

         B. Notwithstanding Section VIII-A of this Code, an Access Person need not make a report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940 or if the report would duplicate information contained in broker trade confirmations or account statements received by the Review Officer and all of the information required by Section VIII-C, D or E is contained in such confirmations or account statements. The quarterly transaction reports required under
                  Section VIII-A(1) shall be deemed made with respect to (1) any account where the Access Person has made provisions for transmittal of all daily trading information regarding the account to be delivered to the designated Review Officer for his or her review or (2) any account maintained with the Adviser or an affiliate. With respect to Investment Companies for which the Adviser does not act as investment adviser or sub-adviser, reports required to be furnished by officers and trustees of such Investment Companies who are Access Persons of the Adviser must be made under Section VIII-C of this Code and furnished to the designated review officer of the relevant investment adviser.

         C. Quarterly Transaction Reports. Unless quarterly transaction reports are deemed to have been made under Section VIII-B of this Code, every quarterly transaction report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                  (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), class and the number of shares, and the principal amount of each Covered Security involved;

                  (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (3) The price of the Covered Security at which the transaction was effected;

                  (4) The name of the broker, dealer or bank with or through whom the transaction was effected;

                  (5) The date that the report was submitted by the Access Person; and

                  (6) With respect to any account established by an Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                           (1) The name of the broker, dealer or bank with whom the Access Person established the account;

                           (2)      The date the account was established; and

                           (3) The date that the report was submitted by the Access Person.

         D. Initial Holdings Reports. No later than 10 days after becoming an Access Person, each Access Person must submit a report containing the following information:

                           (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                           (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                           (3) The date that the report is submitted by the Access Person.

         E. Annual Holdings Reports. Between January 1st and January 30th of each calendar year, every Access Person shall submit the following information (which information must be current as of a date no more than 30 days before the report is submitted):

                           (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                           (2) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and

                           (3) The date that the report is submitted by the Access Person.

         F. If no transactions in any securities required to be reported under Section VIII-A(1) were effected during a quarterly period by an Access Person, such Access Person shall report to the Review Officer not later than 10 days after the end of such quarterly period stating that no reportable securities transactions were effected.

         G. These reporting requirements shall apply whether or not one of the exemptions listed in Section IV applies except that an Access Person shall not be required to make a report with respect to securities transactions effected for, and any Covered Securities held in, any account over which such Access Person does not have any direct or indirect influence or control.

         H. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that (1) he or she has or had any direct or indirect beneficial ownership in the Covered Security to which the report relates (a "Subject Security") or (2) he or she knew or should have known that the Subject Security was being purchased or sold, or considered for purchase or sale, by an Investment Company on the same day.

IX.      APPROVAL OF CODE OF ETHICS AND AMENDMENTS TO THE CODE OF
         ETHICS

         The Board of Trustees of each Investment Company shall approve this Code of Ethics. Any material amendments to this Code of Ethics must be approved by the Board of Trustees of each Investment Company no later than six months after the adoption of the material change. Before their approval of this Code of Ethics and any material amendments hereto, the Adviser shall provide a certification to the Board of Trustees of each such Investment Company that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

X.       ANNUAL CERTIFICATION OF COMPLIANCE

         Each Access Person shall certify to the Review Officer annually on the form annexed hereto as Form A that he or she (A) has read and understands this Code of Ethics and any procedures that are adopted by the Adviser relating to this Code, and recognizes that he or she is subject thereto; (B) has complied with the requirements of this Code of Ethics and such procedures; (C) has disclosed or reported all personal securities transactions and beneficial holdings in Covered Securities required to be disclosed or reported pursuant to the requirements of this Code of Ethics and any related procedures.

XI.      CONFIDENTIALITY

         All reports of securities transactions, holding reports and any other information filed with the Adviser pursuant to this Code shall be treated as confidential, except that reports of securities transactions and holdings reports hereunder will be made available to the Investment Companies and to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation or to the extent the Adviser considers necessary or advisable in cooperating with an investigation or inquiry by the Commission or any other regulatory or self-regulatory organization.

XII.     REVIEW OF REPORTS

         A. The Review Officer shall be responsible for the review of the quarterly transaction reports required under VIII-C and VIII-F, and the initial and annual holdings reports required under Sections VIII-D and VIII-E, respectively, of this Code of Ethics. In connection with the review of these reports, the Review Officer or the Alternative Review Officer shall take appropriate measures to determine whether each reporting person has complied with the provisions of this Code of Ethics and any related procedures adopted by the Adviser.

         B. On an annual basis, the Review Officer shall prepare for the Board of Trustees of each Investment Company and the Board of Trustees of each Investment Company shall consider:

                  (1) A report on the level of compliance during the previous year by all Access Persons with this Code and any related procedures adopted by the Adviser, including without limitation the percentage of reports timely filed and the number and nature of all material violations and sanctions imposed in response to material violations. An Alternative Review Officer shall prepare reports with respect to compliance by the Review Officer;

                  (2) A report identifying any recommended changes to existing restrictions or procedures based upon the Adviser's experience under this Code, evolving industry practices and developments in applicable laws or regulations; and

                  (3) A report certifying to the Board of Trustees that the Adviser has adopted procedures that are reasonably necessary to prevent Access Persons from violating this Code of Ethics.

XIII.    SANCTIONS

         Upon discovering a violation of this Code, the Adviser may impose such sanction(s) as it deems appropriate, including, among other things, a letter of censure, suspension or termination of the employment of the violator and/or restitution to the affected Investment Company of an amount equal to the advantage that the offending person gained by reason of such violation. In addition, as part of any sanction, the Adviser may require the Access Person or other individual involved to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. It is noted that violations of this Code may also result in criminal prosecution or civil action. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Trustees of the Investment Company with respect to whose securities the violation occurred.

XIV.     INTERPRETATION OF PROVISIONS

         The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

XV.      IDENTIFICATION OF ACCESS PERSONS AND INVESTMENT PERSONNEL

         The Adviser shall identify all persons who are considered to be Access Persons and Investment Personnel, and shall inform such persons of their respective duties and provide them with copies of this Code and any related procedures adopted by the Adviser.

XVI.     EXCEPTIONS TO THE CODE

         Although exceptions to the Code will rarely, if ever, be granted, a designated Officer of the Adviser, after consultation with the Review Officer, may make exceptions on a case by case basis, from any of the provisions of this Code upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exception from the Code. All such exceptions must be received in writing by the person requesting the exception before becoming effective. The Review Officer shall report any exception to the Board of Trustees of the Investment Company with respect to which the exception applies at its next regularly scheduled Board meetings.

XVII.    RECORDS

         The Adviser shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) and Rule 17j-1 under the Investment Company Act and shall be available for examination by representatives of the Commission.

         A. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved for a period of not less than five years in an easily accessible place;

         B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

         C. A copy of each initial holdings report, annual holdings report and quarterly transaction report made by an Access Person pursuant to this Code (including any brokerage confirmation or account statements provided in lieu of the reports) shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

         D. A list of all persons who are, or within the past five years have been, required to make initial holdings, annual holdings or quarterly transaction reports pursuant to this Code shall be maintained in an easily accessible place;

         E. A list of all persons, currently or within the past five years who are or were responsible for reviewing initial holdings, annual holdings or quarterly transaction reports shall be maintained in an easily accessible place;

         F. A record of any decision and the reason supporting the decision to approve the acquisition by Investment Personnel of Initial Public Offerings and Limited Offerings shall be maintained for at least five years after the end of the fiscal year in which the approval is granted; and

         G. A copy of each report required by Section XII-B of this Code must be maintained for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible plan.

XVIII.   SUPPLEMENTAL COMPLIANCE AND REVIEW PROCEDURES

         The Adviser may establish, in its discretion, supplemented compliance and review procedures (the "Procedures") that are in addition to those set forth in this Code in order to provide additional assurance that the purposes of this Code are fulfilled and/or assist the Adviser in the administration of this Code. The Procedures may be more, but shall not be less, restrictive than the provisions of this Code. The Procedures, and any amendments thereto, do not require the approval of the Board of Trustees of an Investment Company.

                                   BRANDYWINE
                                     ASSET
                                  MANAGEMENT,
                                      INC.
                                 CODE OF ETHICS

                               Dated: May 1, 2000


----------

                                TABLE OF CONTENTS


     Topic                                                                      Page
     -----                                                                      ----
I.   Introduction                                                                1

     A.   Individuals and Entities Covered by the Code                           1

     B.   Fiduciary Duty                                                         1

          1.   The Client Come First                                             1
          2.   Avoid Taking Advantage                                            1
          3.   Comply with the Code                                              1

II.  Personal Securities Transactions                                            2

     A.   Preclearance Requirements for Access Persons                           2

          1.   General Requirement                                               2
          2.   Trade Authorization Request Forms                                 2
          3.   Length of Trade Authorization Approval                            2
          4.   No Explanation Required for Refusals                              2

     B.   Prohibited Transactions                                                3

          1.   Always Prohibited Securities Transactions                         3

               a.   Inside Information                                           3
               b.   Market Manipulation                                          3
               c.   Others                                                       3

          2.   Generally Prohibited Securities Transactions                      3

               a.   Initial Public Offerings
                    (Investment Personnel only)                                  3
               b.   One Day Blackout
                    (all Access Persons)                                         3
               c.   Seven-Day Blackout
                    (Portfolio Managers only)                                    3
               d.   60-Day Blackout (Investment
                    Personnel only)                                              4
               e.   Private Placements (Investment
                    Personnel only)                                              4

     C.   Exemptions                                                             4

          1.   Exemptions from Preclearance and Treatment as

               a.   Mutual Funds                                                 5
               b.   No Knowledge                                                 5
               c.   Legg Mason, Inc. Stock                                       5
               d.   Certain Corporate Actions                                    5
               e.   Systematic Investment Plans                                  5
               f.   Option-Related Activity                                      5
               g.   Commodities, Futures, and Options on Futures                 5
               h.   Rights                                                       6
               i.   Miscellaneous                                                6

          2.   Exemption from Treatment as a Prohibited Transaction              6

               a.   Options on Broad-Based Indices                               6

     E.   Reporting Requirements                                                 6

          1.   Initial and Periodic Disclosure of Personal Holdings by Access
               Persons                                                           6
          2.   Transaction and Periodic Statement Reporting Requirements         6
          3.   Disclaimers                                                       7
          4.   Availability of Reports                                           7

III. Fiduciary Duties                                                            7

     A.   Confidentiality                                                        7

     B.   Gifts                                                                  8

          1.   Accepting Gifts                                                   8
          2.   Solicitation of Gifts                                             8
          3.   Giving Gifts                                                      8

     C.   Corporate Opportunities                                                8

     D.   Undue Influence                                                        8

     E.   Service as a Director                                                  9

IV.  Compliance with the Code of Ethics                                          9

     A.   Compliance Committee                                                   9

          1.   Membership, Voting and Quorum                                     9
          2.   Investigating Violations of the Code                              9
          3.   Annual Reports                                                    9

     B.   Remedies                                                               10

          1.   Sanctions                                                         10
          2.   Sole Authority                                                    10
          3.   Review                                                            10

     C.   Exceptions to the Code                                                 10

     D.   Inquiries Regarding the Code                                           11

V.   Definitions                                                                 11

          "Access Person"                                                        11
          "Beneficial Interest"                                                  11
          "Brandywine"                                                           12
          "Client Account and/or Client                                          12
          "Code"                                                                 12
          "Compliance Committee                                                  12
          "Equivalent Security"                                                  12
          "Immediate Family"                                                     13
          "Investment Personnel" and "Investment Person"                         13
          "Legal and Compliance Department"                                      13
          "Portfolio Manager"                                                    13
          "Securities Transaction"                                               13
          "Security"                                                             13

VI.  Appendices to the Code                                                      14

     Appendix 1 -   Legal and Compliance Department Contacts and Compliance
                    Committee Roster                                             i

     Appendix 2 -   Acknowledgement of Receipt of Code of Ethics, Personal
                    Holdings Report and Report of Directorships and Other
                    Positions                                                    ii

     Appendix 3 -   Form Letter to Broker, Dealer or Bank                        v

     Appendix 4 -   Certification of No Beneficial Interest                      vi

     Appendix 5 -   New Account(s) Report                                        vii

I.   INTRODUCTION

     A. Individuals and Entities Covered by the Code. Unless the use of another Code of Ethics has been approved in writing by the Legal and Compliance Department, all Access Persons(1) are subject to the provisions of this Code.

     B. Fiduciary Duty. The Code is based on the principle that Access Persons owe a fiduciary duty to Brandywine's Clients and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of Brandywine's Clients.

     As fiduciaries, Access Persons must at all times comply with the following principles:

          1. The Client Comes First. Access Persons must scrupulously avoid serving their personal interests ahead of the interests of Brandywine's Clients. An Access Person may not induce or cause Brandywine's Clients to take action, or not to take action, for the Access Person's personal benefit, rather than for the benefit of Brandywine's Clients. For example, an Access Person would violate this Code by causing a Client to purchase a Security the Access Person owned for the purpose of increasing the price of that Security.

          2. Avoid Taking Advantage. Access Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, perquisites, or gifts from persons seeking business with Brandywine's Clients could call into question the exercise of an Access Person's independent judgment.

          3. Comply With the Code. Doubtful situations should be resolved in favor of Brandywine's Clients. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any Securities Transactions that indicate an abuse of fiduciary duties.


----------

     (1) Capitalized words are defined in Section V (Definitions).

II.  PERSONAL SECURITIES TRANSACTIONS

     A.   Preclearance Requirements for Access Persons.

          1.   General Requirement. Except for the transactions specified in
               Section II.D.1, any Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with a Preclearance Officer.

          2. Trade Authorization Requests. Prior to entering an order for a Securities Transaction that requires preclearance, the Access Person must make a request via the CTIiTrade(TM) system. The system will return an approval or disapproval of the request based upon the firm's trading activities and holdings at that time.

               NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH PRECLEARANCE AUTHORIZATION IS REQUIRED MAY BE PLACED PRIOR TO THE RECEIPT OF AUTHORIZATION OF THE TRANSACTION. VERBAL APPROVALS ARE NOT PERMITTED.

          3. Length of Trade Authorization Approval. The authorization provided by CTIiTrade(TM) is effective until the earlier of (1) its revocation, (2) 9:30 a.m. Eastern Time the following market day (for example, if authorization is provided on a Monday, it is effective until 9:30 a.m. Eastern Time on Tuesday provided it is a market day.), or (3) the moment the Access Person learns that the approval is no longer permissible under the Code. If the order for the Securities Transaction is not executed within that period, a new authorization must be obtained before execution. If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order), no new authorization is necessary unless the person placing the original order for the Securities Transaction amends it in any way, or learns that the approval is no longer permissible under the Code.

          4. No Explanation Required for Refusals. In some cases, Brandywine has the right to refuse to authorize a Securities Transaction for a reason that is confidential. Brandywine is not required to give an explanation for refusing to authorize any Securities Transaction.

     B.   Prohibited Transactions.

          1. Always Prohibited Securities Transactions. The following Securities Transactions are prohibited and will not be authorized under any circumstances:

               a. Inside Information. Any transaction in a Security by an individual who possesses material nonpublic information regarding the Security or the issuer of the Security;

               b. Market Manipulation. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

               c. Others. Any other transaction deemed by Brandywine to involve a conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety.

          2.   Generally Prohibited Securities Transactions. Unless exempted by
               Section II.D, the following Securities Transactions are prohibited and will not be authorized by Brandywine absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified.

               a. Initial Public Offerings (Investment Personnel only). Any purchase of a Security by Investment Personnel in an initial public offering (other than a new offering of a registered open-end investment company);

               b. One Day Blackout (all Access Persons). Any purchase or sale of a Security by an Access Person on any day during which any Brandywine Client or Fund account has a pending buy or sell order, or has effected a buy or sell transaction, in the same Security (or Equivalent Security);

               c. Seven-Day Blackout (Portfolio Managers only). Any purchase or sale of a Security by a Portfolio Manager within seven calendar days of a purchase or sale of the same Security (or Equivalent Security) by a Fund managed by that Portfolio Manager. For example, if a Fund trades a Security on day one, day eight is the first day the Portfolio Manager may trade that Security for an account in which he or she has a Beneficial Interest;

               d. 60-Day Blackout (Investment Personnel only). (1) Purchase of a Security in which an Investment Person thereby acquires a Beneficial Interest within 60 days of a sale of the Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, and (2) sale of a Security in which an Investment Person has a Beneficial Interest within 60 days of a purchase of the Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, if, in either case, a Fund with which the Investment Person is associated held the same Security at any time during the 60 days; unless the Investment Person agrees to give up all profits on the transaction to a charitable organization specified in accordance with Section IV.B.I. Of course, Investment Personnel must place the interests of the Funds first; they may not avoid or delay purchasing or selling a security for a Fund in order to profit personally; and

               e. Private Placements (Investment Personnel only). Acquisition of a Beneficial Interest in Securities in a private placement by Investment Personnel is strongly discouraged. The Compliance Committee or their designee will give permission only after considering, among other facts, whether the investment opportunity should be reserved for a Brandywine Client account and whether the opportunity is being offered to the person by virtue of the person's position as an Investment Person. Investment Personnel who have acquired a Beneficial Interest in Securities in a private placement are required to disclose their Beneficial Interest to the Legal and Compliance Department. If the Investment Person is subsequently involved in a decision to buy or sell a Security (or an Equivalent Security) from the same issuer for a Fund, then the decision to purchase or sell the Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

     C.   Exemptions.

          1. Exemptions from Preclearance and Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from the preclearance requirements set forth in Section II.A. and the prohibited transaction restrictions set forth in Section
               II.C.:

               a. Mutual Funds. Any purchase or sale of a Security issued by any registered open-end investment companies (including but not limited to Mutual Fund Clients);

               b. No Knowledge. Securities Transactions where the Access Person has no knowledge of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership or investment club, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

               c. Legg Mason, Inc. Stock. Any purchase or sale of Legg Mason, Inc. stock.

               d. Certain Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

               e. Systematic Investment Plans. Any acquisition of a security pursuant to a systematic investment plan that has previously been approved pursuant to the Code. A systematic investment plan is one pursuant to which a prescribed investment will be made automatically on a regular, predetermined basis without affirmative action by the Access Person.

               f. Options-Related Activity. Any acquisition or disposition of a security in connection with an option-related Securities Transaction that has been previously approved pursuant to the Code. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Sections II.A. and II.C. are not applicable to the sale of the underlying security.

               g. Commodities, Futures, and Options on Futures. Any Securities Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures.

               h. Rights. Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue; and

               i. Miscellaneous. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Compliance Committee on the ground that the risk of abuse is minimal or non-existent.

          2. Exemption from Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from the prohibited transaction restrictions that are set forth in Section II.C. THEY ARE NOT EXEMPT FROM THE PRECLEARANCE REQUIREMENTS SET FORTH IN
               SECTION II.A:

               a. Options on Broad-Based Indices. The prohibitions in Section II.C.2. b, c, and d are not applicable to any Securities Transaction involving options on certain broad-based indices designated by the Legal and Compliance Department. The broad-based indices designated by the Legal and Compliance Department may be changed from time to time and presently consist of the S&P 500, the S&P 100, NASDAQ 100, Nikkei 300, NYSE Composite, and Wilshire Small Cap indices.

     E.   Reporting Requirements

          1. Initial and Periodic Disclosure of Personal Holdings by Access Persons. Within ten (10) days of being designated as an Access Person and thereafter on an annual basis (during the month of April), an Access Person must acknowledge receipt and review of the Code and disclose all Securities in which such Access Person has a Beneficial Interest on the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report (Appendix 2).

          2. Transaction and Periodic Statement Reporting Requirements. An Access Person must arrange for the Legal and Compliance Department to receive directly from any broker, dealer, or bank that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest, duplicate copies of each confirmation for each such transaction and periodic statements for each account in which such Access Person has a Beneficial Interest. Attached as Appendix 6 is a form of letter that may be used to request such documents from such entities.

               IF AN ACCESS PERSON OPENS AN ACCOUNT AT A BROKER, DEALER, OR BANK THAT HAS NOT PREVIOUSLY BEEN DISCLOSED, THE ACCESS PERSON MUST IMMEDIATELY NOTIFY THE LEGAL AND COMPLIANCE DEPARTMENT IN WRITING OF THE EXISTENCE OF THE ACCOUNT AND MAKE ARRANGEMENTS TO COMPLY WITH THE REQUIREMENTS SET FORTH HEREIN. Access Persons may (but are not required to) report the opening of a new account by completing the New Account(s) Report that is attached as Appendix 8.

               If an Access Person is not able to arrange for duplicate confirmations and periodic statements to be sent, the Access Person must immediately notify the Legal and Compliance Department.


          3. Disclaimers. Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

          4. Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to the Compliance Committee of Brandywine, the Board of Directors of each Legg Mason Fund, the Chairman of the Board and the Vice Chairman of Legg Mason, Inc., the Code of Ethics Review Committee, the Legal and Compliance Departments of Brandywine and Legg Mason, Inc., Preclearance Officers, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing and the Securities and Exchange Commission.

III. FIDUCIARY DUTIES

     A. Confidentiality. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Brandywine's Clients, except to persons whose responsibilities require knowledge of the information.

     B. Gifts. The following provisions on gifts apply to all Investment Personnel.

          1. Accepting Gifts. On occasion, because of their position, Investment Personnel may be offered, or may receive without notice, gifts from Clients, brokers, vendors, or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of Brandywine. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted.

               If an Investment Person receives any gift that might be prohibited under this Code, the Investment Person must immediately inform the Legal and Compliance Department.

          2. Solicitation of Gifts. Investment Personnel may not solicit gifts or gratuities.

          3. Giving Gifts. Investment Personnel may not personally give gifts with an aggregate value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or Clients of the firm.

     C. Corporate Opportunities. Access Persons may not take personal advantage of any opportunity properly belonging to Brandywine's Clients. For example, an Investment Person should not acquire a Beneficial Interest in a Security of limited availability without first offering the opportunity to purchase such Security to Brandywine for its Clients.

     D. Undue Influence. Access Persons may not cause or attempt to cause any Client account to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person stands to benefit materially from an investment decision for a Client account, and the Access Person is making or participating in the investment decision, then the Access Person must disclose the potential benefit to those persons with authority to make investment decisions for Brandywine's Clients (or, if the Access Person in question is a person with authority to make investment decisions for Brandywine's Clients, to the Legal and Compliance Department). The person to whom the Access Person reports the interest, in consultation with the Legal and Compliance Department, must determine whether or not the Access Person will be restricted in making or participating in the investment decision.

     E. Service as a Director. No Investment Person may serve on the board of directors of a publicly-held company (other than Brandywine, its affiliates, and any mutual funds managed by Brandywine) absent prior written authorization by the Compliance Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Investment Person be isolated, through a Chinese Wall or other procedures, from those making investment decisions related to the issuer on whose board the Investment Person sits.

IV.  COMPLIANCE WITH THE CODE OF ETHICS

     A.   Compliance Committee

          1. Membership, Voting and Quorum. The Compliance Committee is comprised of the individuals identified in Appendix 1. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee; provided, however, that at least one member of the Committee shall also be a member of the Legal and Compliance Department.

          2. Investigating Violations of the Code. The Legal and Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Compliance Committee. The Compliance Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code by an Access Person will be reported to the Executive Committee no less frequently than each quarterly meeting.

          3. Annual Reports. The Legal and Compliance Department will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will report to the Compliance Committee:

               a. Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

               b. Identifying any violation requiring significant remedial action during the past year; and

               c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

     B.   Remedies

          1. Sanctions. If the Compliance Committee determines that an Access Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of the employment of the violator for cause. The Compliance Committee may also require the Access Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. The amount of profit shall be calculated by the Compliance Committee and shall be forwarded to a charitable organization selected by the Compliance Committee. No member of the Compliance Committee may review his or her own transaction.

          2. Sole Authority. The Compliance Committee has sole authority, subject to the review set forth in Section IV.B.3 below, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

          3. Review. Whenever the Compliance Committee determines that an Access Person has committed a violation of this Code that merits remedial action, it will report no less frequently than quarterly to the Executive Committee, information relating to the investigation of the violation, including any sanctions imposed. The Executive Committee may modify such sanctions as they deem appropriate. Such Committee shall have access to all information considered by the Compliance Committee in relation to the case. The Compliance Committee may determine whether or not to delay the imposition of any sanctions pending review by the Executive Committee. No member of the Executive Committee may review his or her own transaction.

     C. Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, the Legal and Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if the Legal and Compliance Department finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported as soon as practicable to the Compliance Committee and to the Executive Committee at the next regularly scheduled meeting after the exception is granted.

     D. Inquiries Regarding the Code. The Legal and Compliance Department will answer any questions about this Code or any other compliance-related matters.

V.   DEFINITIONS

     When used in the Code, the following terms have the meanings set forth below:

     "ACCESS PERSON" means:

     (1)  every director or officer of Brandywine;

     (2) every employee of Brandywine who in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a Security for a Client account;

     (3) every natural person in a control relationship with Brandywine who obtains information concerning recommendations made with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades;

     (4) such other persons as the Legal and Compliance Department shall designate.

     Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1(e) (1) promulgated under the Investment Company Act of 1940, as amended.

     "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

     An Access Person is deemed to have a Beneficial Interest in the following:

          (1)  any Security owned individually by the Access Person;

          (2) any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations); and

          (3) any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if:

               a. the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian); or

               b. the Security is held in an account for which the Access Person acts as a broker or investment adviser representative.

     In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person is able to provide the Legal and Compliance Department with satisfactory assurances that the Access Person has no material Beneficial Interest in the Security and exercises no control over investment decisions made regarding the Security. Access Persons may use the form attached as Appendix 7 (Certification of No Beneficial Interest) in connection with such requests.

     Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

     "BRANDYWINE" means Brandywine Asset Management, Inc.

     "CLIENT ACCOUNT" AND/OR "CLIENT" means all existing clients of Brandywine, including but not limited to Mutual Fund clients.

     "CODE" means this Code of Ethics, as amended.

     "COMPLIANCE COMMITTEE" means the Compliance Committee of Brandywine as shown on Appendix 1

     "EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security that is exchangeable for or convertible into the underlying security including, but not limited to, options, rights, warrants, stock appreciation rights, preferred stock, restricted stock, phantom stock, and bonds. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

     "IMMEDIATE FAMILY" of an Access Person means any of the following persons:

         child              grandparent          son-in-law
         stepchild          spouse               daughter-in-law
         grandchild         sibling              brother-in-law
         parent             mother-in-law        sister-in-law
         stepparent         father-in-law

     Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that the Legal and Compliance Department determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "INVESTMENT PERSONNEL" and "INVESTMENT PERSON" mean each Portfolio Manager and any Access Person who, in connection with his or her regular functions or duties, provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions.

     "LEGAL AND COMPLIANCE DEPARTMENT" means the Legal and Compliance Department of Brandywine

     "PORTFOLIO MANAGER" means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Fund. One need not bear the official title of Portfolio Manager to be so designated for purposes of this Code.

     "SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person has or acquires a Beneficial Interest.

     "SECURITY" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

VI.  APPENDICES TO THE CODE

     The following appendices are attached to and are a part of the Code:

     Appendix 1.    Legal & Compliance Department Contacts & Compliance
                    Committee Roster;

     Appendix 2.    Acknowledgement of Receipt of Code of Ethics, Personal
                    Holdings Report and Report of Directorships and Other
                    Positions;

     Appendix 3.    Form Letter to Broker, Dealer or Bank.

     Appendix 4.    Certification of No Beneficial Interest.

     Appendix 5.    New Account(s) Report.

                                   APPENDIX 1

               LEGAL & COMPLIANCE DEPARTMENT CONTACTS & COMPLIANCE
                                COMMITTEE ROSTER


LEGAL AND COMPLIANCE DEPARTMENT

     Stefanie J. Little, Manager
     Colleen Morales, Assistant

COMPLIANCE COMMITTEE

     Stefanie J. Little
     David G. Lee
     Paul L. Lesutis
     Earl J. Gaskins
     Steven M. Tonkovich
     Paula L. Kaper

                                   APPENDIX 2

             ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS, PERSONAL HOLDINGS REPORT AND REPORT OF DIRECTORSHIPS AND OTHER
                                   POSITIONS

I acknowledge that I have received the Code of Ethics dated _____________ and represent that:

1. I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

2. In accordance with Section II.A. of the Code, I will obtain prior written authorization for all Securities Transactions in which I have or acquire a Beneficial Interest, except for transactions exempt from preclearance under
     Section II.D.1 of the Code.

3. In accordance with Section II.E.2. of the Code of Ethics, I will report all non-exempt Securities Transactions in which I have or acquire a Beneficial Interest.

4. I agree to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

5.   I will comply with the Code of Ethics in all other respects.

6. In accordance with Section II.E.1. of the Code, the following is a list of all Securities in which I have a Beneficial Interest:

     (1) Provide the information requested below for each account that you maintain with a broker, dealer or bank. INDICATE "NONE" IF APPROPRIATE.

NAME OF BROKER, DEALER, or
          BANK*                         ACCOUNT TITLE                      ACCOUNT NUMBER
---------------------------     --------------------------------      --------------------------


---------------------------     --------------------------------      --------------------------

---------------------------     --------------------------------      --------------------------

---------------------------     --------------------------------      --------------------------

---------------------------     --------------------------------      --------------------------

---------------------------     --------------------------------      --------------------------

     (2) Attach the most recent account statement for each account identified above.

----------
* Accounts which only hold mutual funds are exempt from this reporting requirement.

     (3) If you own Beneficial Interests in Securities that are not listed on an attached account statement list them below. Include private equity investments. INDICATE "NONE" IF APPROPRIATE.

NAME OF                         ACCOUNT                  ACCOUNT            NAME OF SECURITY          NUMBER OF
BROKER,                         TITLE (include           NUMBER                                       SHARES/PRINCIPAL
DEALER, OR                      name of Account                                                       AMOUNT
BANK*                           Owner)
------------------------------  ----------------------   -----------------  ------------------------  -----------------------------


------------------------------  ----------------------   -----------------  ------------------------  -----------------------------

------------------------------  ----------------------   -----------------  ------------------------  -----------------------------

------------------------------  ----------------------   -----------------  ------------------------  -----------------------------

------------------------------  ----------------------   -----------------  ------------------------  -----------------------------

------------------------------  ----------------------   -----------------  ------------------------  -----------------------------

------------------------------  ----------------------   -----------------  ------------------------  -----------------------------

------------------------------  ----------------------   -----------------  ------------------------  -----------------------------

                      (Attach separate sheet if necessary)

7. (INVESTMENT PERSONNEL ONLY) In accordance with Section III.E. of the Code, the following is a list of publicly-held companies on which I serve as a member of the board of directors. INDICATE "NA" OR "NONE" IF APPROPRIATE.


NAME OF COMPANY                              BOARD MEMBER SINCE
---------------------------------------      -------------------------------------------

---------------------------------------      -------------------------------------------

---------------------------------------      -------------------------------------------

---------------------------------------      -------------------------------------------

---------------------------------------      -------------------------------------------

---------------------------------------      -------------------------------------------


8. The following is a list of all directorships and other positions that I hold, and all directorships and other positions that I have held at any time since the beginning of my employment with Brandywine in business organizations, partnerships, proprietorships and trusts. INDICATE "NA" OR "NONE" IF APPROPRIATE.

                                                                                     TYPE OF
NAME OF COMPANY                         POSITION                                     BUSINESS                           SINCE
----------------------------------      -----------------------------------          --------------------------         -----------

----------------------------------      -----------------------------------          --------------------------         -----------

----------------------------------      -----------------------------------          --------------------------         -----------

----------------------------------      -----------------------------------          --------------------------         -----------

----------------------------------      -----------------------------------          --------------------------         -----------

----------------------------------      -----------------------------------          --------------------------         -----------


----------
* Accounts which only hold mutual funds are exempt from this reporting requirement.

9. The following is a list of all directorships and other positions that I hold, and all directorships and other positions that I have held at any time since the beginning of my employment with Brandywine in charitable and educational organizations. INDICATE "NA" OR "NONE" IF APPROPRIATE.

                                                                                     TYPE OF
NAME OF COMPANY                         POSITION                                     BUSINESS                           SINCE
----------------------------------      -----------------------------------          --------------------------         -----------

----------------------------------      -----------------------------------          --------------------------         -----------

----------------------------------      -----------------------------------          --------------------------         -----------

----------------------------------      -----------------------------------          --------------------------         -----------

----------------------------------      -----------------------------------          --------------------------         -----------

----------------------------------      -----------------------------------          --------------------------         -----------


10. I certify that the information on this form is accurate and complete as of today's date.

11. I agree to immediately advise the Legal and Compliance Department of Brandywine of any material changes to the information contained on this form.



-------------------------------------
Access Person's Name



-------------------------------------                  -------------------------
Access Person's Signature                              Date

                                   APPENDIX 3

                    FORM OF LETTER TO BROKER, DEALER OR BANK

                                     (Date)

(Name
and Address)

     Subject:          Account # ______________________

Dear ___________________________ :


     My employer, Brandywine Asset Management, Inc., is an Investment Adviser. Pursuant to my employer's Code of Ethics, please send duplicate confirmations of individual SECURITIES* transactions as well as duplicate periodic BROKERAGE* statements for the referenced account directly to:

                     SJL - BRANDYWINE ASSET MANAGEMENT, INC.
                       201 NORTH WALNUT STREET, SUITE 1200
                                   MSC: COETH
                              WILMINGTON, DE 19801

     Thank you for your cooperation. If you have any questions, please contact me or the Brandywine Compliance Assistant at (302) 654-6162.


                                             Sincerely,


                                             (Name of Access Person)


---------
* ACCOUNTS WHICH HOLD ONLY MUTUAL FUNDS ARE EXEMPT FROM THESE REPORTING REQUIREMENTS.

                                   APPENDIX 4

                     CERTIFICATION OF NO BENEFICIAL INTEREST

I have read the Code of Ethics and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of "Beneficial Interest" and understand that I may be deemed to have a Beneficial Interest in Securities owned by members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to this Code.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household:


Relationship of Immediate
Family Member                       Account Number                      Account Name                        Brokerage Firm
-------------------------           --------------                      ------------                        --------------



I certify that with respect to each of the accounts listed above (initial appropriate boxes):


     [ ] I do not own individually or jointly with others any of the securities held in the account.

     [ ] I do not possess or exercise decision making authority over the account.

     [ ] I do not act as a broker or investment adviser representative for the account.


I agree that I will notify the Legal and Compliance Department immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.


                                                  ------------------------------
                                                  Access Person's Signature


                                                  ------------------------------
                                                  Print Name


                                                  ------------------------------
                                                  Date

                                   APPENDIX 5

                              NEW ACCOUNT(S) REPORT

I recently opened the following account(s) in which I have a Beneficial
Interest:


      DATE               NAME OF BROKER, DEALER
     OPENED                      OR BANK*                  ACCOUNT TITLE                          ACCOUNT NUMBER
-----------------    ----------------------------------    -------------------------------        --------------------------


-----------------    ----------------------------------    -------------------------------        --------------------------

-----------------    ----------------------------------    -------------------------------        --------------------------

-----------------    ----------------------------------    -------------------------------        --------------------------

-----------------    ----------------------------------    -------------------------------        --------------------------

-----------------    ----------------------------------    -------------------------------        --------------------------



                                        ---------------------------------------
                                        Access Person's Name  (Please print)


                                        ---------------------------------------
                                        Access Person's Signature


                                        ---------------------------------------
                                        Date



----------
** Accounts which only hold mutual funds are exempt from this reporting requirement.

CONFIDENTIAL INFORMATION AND
SECURITIES TRADING POLICY







CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019


CONTENTS

                                                                                                                                Page
INTRODUCTION                                         ............................................................................ 1

PART I
APPLICABLE TO ALL ASSOCIATES

                                                     SECTION ONE
                                                     CONFIDENTIAL INFORMATION.................................................... 2
                                                     -Types of Confidential Information.......................................... 2
                                                     -Rules for Protecting Confidential Information.............................. 3
                                                     -Supplemental Procedures.................................................... 4

                                                     SECTION TWO
                                                     INSIDER TRADING AND TIPPING................................................. 5
                                                     -Legal Prohibitions......................................................... 5
                                                     -Mellon's Policy............................................................ 6

                                                     SECTION THREE
                                                     RESTRICTIONS ON THE FLOW OF INFORMATION
                                                     WITHIN MELLON (THE "CHINESE WALL").......................................... 7
                                                     -Rules for Maintaining the Chinese Wall..................................... 7
                                                     -Reporting Receipt of Material Nonpublic Information........................ 8
                                                     -Functions "Above the Wall"................................................. 9
                                                     -Supplemental Procedures.................................................... 9

                                                     SECTION FOUR
                                                     RESTRICTIONS ON TRANSACTIONS IN MELLON SECURITIES...........................10
                                                     -Beneficial Ownership.......................................................11

                                                     SECTION FIVE
                                                     RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES............................12

                                                     SECTION SIX
                                                     CLASSIFICATION OF ASSOCIATES................................................14
                                                     -Insider Risk Associate.....................................................14
                                                     -Investment Associate.......................................................15
                                                     -Other Associate............................................................15

PART II
APPLICABLE TO INSIDER
RISK ASSOCIATES ONLY                                 ............................................................................16
                                                     -Prohibition on Investments in Securities of Financial
                                                       Services Organizations....................................................16
                                                     -Conflict of Interest.......................................................17
                                                     -Preclearance for Personal Securities Transactions..........................17
                                                     -Personal Securities Transactions Reports...................................19
                                                     -Confidential Treatment.....................................................19



CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

PART III
APPLICABLE TO INVESTMENT
ASSOCIATES ONLY                                      ............................................................................20
                                                     -Special Standards of Conduct for Investment Associates.....................20
                                                     -Preclearance for Personal Securities Transactions..........................21
                                                     -Personal Securities Transactions Reports...................................23
                                                     -Confidential Treatment.....................................................24

PART IV
APPLICABLE TO OTHER
ASSOCIATES ONLY                                      ............................................................................25
                                                     -Preclearance for Personal Securities Transactions..........................25
                                                     -Personal Securities Transactions Reports...................................25
                                                     -Restrictions on Transactions in Other Securities...........................25
                                                     -Confidential Treatment.....................................................26

PART V
APPLICABLE TO NONMANAGEMENT
BOARD MEMBERS                                        ............................................................................27
                                                     -Nonmanagement Board Member.................................................27
                                                     -Standards of Conduct for Nonmanagement Board Member........................27
                                                     -Preclearance for Personal Securities Transactions..........................28
                                                     -Personal Securities Transactions Reports...................................29
                                                     -Confidential Treatment.....................................................29

GLOSSARY                                             DEFINITIONS.................................................................30

INDEX OF EXHIBITS                                    ............................................................................33



CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

INTRODUCTION

                    Mellon Bank Corporation ("Mellon") and its associates, and the registered investment companies for which The Dreyfus Corporation ("Dreyfus") and/or Mellon serves as investment adviser, sub-investment adviser or administrator, are subject to certain laws and regulations governing the use of confidential information and personal securities trading. Mellon has developed this Confidential Information and Securities Trading Policy (the "Policy") to establish specific standards to promote compliance with applicable laws. Further, the Policy is intended to protect Mellon's business secrets and proprietary information as well as that of its customers and any entity for which it acts in a fiduciary capacity.

                    The Policy set forth procedures and limitations which govern the personal securities transactions of every Mellon associate and certain other individuals associated with the registered investment companies for which Dreyfus and/or Mellon serves as investment adviser, sub-investment adviser or administrator. The Policy is designed to reinforce Mellon's reputation for integrity by avoiding even the appearance of impropriety in the conduct of Mellon's business.

                    Associates should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment, and that "ignorance of the law" is not a defense. Associates may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

                    Associates outside the United States are also subject to applicable laws of foreign jurisdictions, which may differ substantially from U.S. law and which may subject such associates to additional requirements. Such associates must comply with applicable requirements of pertinent foreign laws as well as with the provisions of the Policy. To the extent any particular portion of the Policy is inconsistent with foreign law, associates should consult the General Counsel or the Manager of Corporate Compliance.

                    Any provision of this Policy may be waived or exempted at the discretion of the Manager of Corporate Compliance. Any such waiver or exemption will be evidenced in writing and maintained in the Risk Management and Compliance Department.

                           Associates must read the Policies and MUST COMPLY with them. Failure to comply with the provisions of the Policies may result in the imposition of serious sanctions, including but not limited to disgorgement of profits, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies. Associates should retain the Policies in their records for future reference. Any questions regarding the Policies should be referred to the Manager of Corporate Compliance or his/her designee.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

PART I - APPLICABLE TO ALL ASSOCIATES

SECTION ONE
CONFIDENTIAL INFORMATION

                    As an associate you may receive information about Mellon, its customers and other parties that, for various reasons, should be treated as confidential. All associates are expected to strictly comply with measures necessary to preserve the confidentiality of information.

                    TYPES OF CONFIDENTIAL INFORMATION - Although it is impossible to provide an exhaustive list of information that should remain confidential, the following are examples of the general types of confidential information that associates might receive in the ordinary course of carrying out their job responsibilities.

               o Information Obtained from Business Relations - An associate might receive confidential information regarding customers or other parties with whom Mellon has business relationships. If released, such information could have a significant effect on their operations, their business reputations or the market price of their securities. Disclosing such information could expose both the associate and Mellon to liability for damages.

               o Mellon Financial Information - An associate might receive financial information regarding Mellon before such information has been disclosed to the public. It is the policy of Mellon to disclose all material corporate information to the public in such a manner that all those who are interested in Mellon and its securities have equal access to the information. Disclosing such information to unauthorized persons could subject both the associate and Mellon to liability under the federal securities laws.

               o Mellon Proprietary Information - Certain nonfinancial information developed by Mellon - such as business plans, customer lists, methods of doing business, computer software, source codes, databases and related documentation
                    - constitutes valuable Mellon proprietary information. Disclosure of such information to unauthorized persons could harm, or reduce a benefit to, Mellon and could result in liability for both the associate and Mellon.

               o Mellon Examination Information - Banks and certain other Mellon subsidiaries are periodically examined by regulatory agencies. Certain reports made by those regulatory agencies are the property of those agencies and are strictly confidential. Giving information from these reports to anyone not officially connected with Mellon is a criminal offense.

               o Portfolio Management Information - Portfolio management information relating to investment accounts or funds managed by Mellon or Dreyfus, including investment decisions or strategies developed for the benefit of investment companies advised by Dreyfus, is for the benefit of such account or fund. Disclosure or exploitation of such information by an associate in an unauthorized manner may cause detriment to such accounts or funds and may subject the associate to liability under the federal securities laws.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                    RULES FOR PROTECTING CONFIDENTIAL INFORMATION - The following are some basic rules to follow to protect confidential information.

               o Limited Communication to Outsiders - Confidential information should not be communicated to anyone outside Mellon, except to the extent they need to know the information in order to provide necessary services to Mellon.

               o Limited Communication to Insiders - Confidential information should not be communicated to other associates, except to the extent they need to know the information to fulfill their job responsibilities and their knowledge of the information is not likely to result in misuse or a conflict of interest. In this regard, Mellon has established specific restrictions with respect to material nonpublic information in order to separate and insulate different functional areas and personnel within Mellon. Please refer to Section Three, "Restrictions on The Flow of Information Within Mellon" (The "Chinese Wall").

               o Corporate Use Only - Confidential information should be used only for Corporate purposes. Under no circumstances may an associate use it, directly or indirectly, for personal gain or for the benefit of any outside party who is not entitled to such information.

               o Other Customers - Where appropriate, customers should be made aware that associates will not disclose to them other customers' confidential information or use the confidential information of one customer for the benefit of another.

               o Notification of Confidentiality - When confidential information is communicated to any person, either inside or outside Mellon, they should be informed of the information's confidential nature and the limitations on its further communication.

               o Prevention of Eavesdropping - Confidential matters should not be discussed in public or in places, such as in building lobbies, restaurants or elevators, where unauthorized persons may overhear. Precautions, such as locking materials in desk drawers overnight, stamping material "Confidential" and delivering materials in sealed envelopes, should be taken with written materials to ensure they are not read by unauthorized persons.

               o Data Protection - Data stored on personal computers and diskettes should be properly secured to ensure they are not accessed by unauthorized persons. Access to computer files should be granted only on a need-to-know basis. At a minimum, associates should comply with applicable Mellon policies on electronic data security.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

               o Confidentiality Agreements - Confidentiality agreements to which Mellon is a party must be complied with in addition to, but not in lieu of, this Policy. Confidentiality agreements that deviate from commonly used forms should be reviewed in advance by the Legal Department.

               o Contact with the Public - All contacts with institutional shareholders or securities analysts about Mellon must be made through the Investor Relations Division of the Finance Department. All contacts with the media and all speeches or other public statements made on behalf of Mellon or about Mellon's businesses must be cleared in advance by Corporate Affairs. In speeches and statements not made on behalf of Mellon, care should be taken to avoid any implication that Mellon endorses the views expressed.

                    SUPPLEMENTAL PROCEDURES - Mellon entities, departments, divisions and groups should establish their own supplemental procedures for protecting confidential information, as appropriate. These procedures may include:

               o    establishing records retention and destruction policies;

               o    using code names;

               o limiting the staffing of confidential matters (for example, limiting the size of working groups and the use of temporary employees, messengers and word processors); and

               o requiring written confidentiality agreements from certain associates.

                    Any supplemental procedures should be used only to protect confidential information and not to circumvent appropriate reporting and recordkeeping requirements.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

SECTION TWO
INSIDER TRADING AND TIPPING

                    LEGAL PROHIBITIONS - Federal securities laws generally prohibit the trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading). Any person who passes along the material nonpublic information upon which a trade is based (tipping) may also be liable.

                    "Material" - Information is material if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities. Obviously, information that would affect the market price of a security would be material. Examples of information that might be material include:

               o a proposal or agreement for a merger, acquisition or divestiture, or for the sale or purchase of substantial assets;

               o tender offers, which are often material for the party making the tender offer as well as for the issuer of the securities for which the tender offer is made;

               o    dividend declarations or changes;

               o    extraordinary borrowings or liquidity problems;

               o defaults under agreements or actions by creditors, customers or suppliers relating to a company's credit standing;

               o earnings and other financial information, such as large or unusual write-offs, write-downs, profits or losses;

               o pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits;

               o a proposal or agreement concerning a financial restructuring;

               o a proposal to issue or redeem securities, or a development with respect to a pending issuance or redemption of securities;

               o    a significant expansion or contraction of operations;

               o information about major contracts or increases or decreases in orders;

               o the institution of, or a development in, litigation or a regulatory proceeding;

               o    developments regarding a company's senior management;

               o information about a company received from a director of that company; and

               o information regarding a company's possible noncompliance with environmental protection laws.

                    This list is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                    "Nonpublic" - Information about a company is nonpublic if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the company or its insiders is likely to be deemed nonpublic information.

                    If an associate can refer to some public source to show that the information is generally available (that is, available not from inside sources only) and that enough time has passed to allow wide dissemination of the information, the information is likely to be deemed public. While information appearing in widely accessible sources - such as newspapers
                    - becomes public very soon after publication, information appearing in less accessible sources - such as regulatory filings - may take up to several days to be deemed public. Similarly, highly complex information might take longer to become public than would information that is easily understood by the average investor.

                    MELLON'S POLICY - Associates who possess material nonpublic information about a company - whether that company is Mellon, another Mellon entity, a Mellon customer or supplier, or other company - may not trade in that company's securities, either for their own accounts or for any account over which they exercise investment discretion. In addition, associates may not recommend trading in those securities and may not pass the information along to others, except to associates who need to know the information in order to perform their job responsibilities with Mellon. These prohibitions remain in effect until the information has become public.

                    Associates who have investment responsibilities should take appropriate steps to avoid receiving material nonpublic information. Receiving such information could create severe limitations on their ability to carry out their responsibilities to Mellon's fiduciary customers.

                    Associates managing the work of consultants and temporary employees who have access to the types of confidential information described in this Policy are responsible for ensuring that consultants and temporary employees are aware of Mellon's policy and the consequences of noncompliance.

                    Questions regarding Mellon's policy on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

SECTION THREE
RESTRICTIONS ON THE FLOW OF
INFORMATION WITHIN MELLON
(THE "CHINESE WALL")

                    As a diversified financial services organization, Mellon faces unique challenges in complying with the prohibitions on insider trading and tipping of material nonpublic information and misuse of confidential information. This is because one Mellon unit might have material nonpublic information about a company while other Mellon units may have a desire, or even a fiduciary duty, to buy or sell that company's securities or recommend such purchases or sales to customers. To engage in such broad-ranging financial services activities without violating laws or breaching Mellon's fiduciary duties, Mellon has established a "Chinese Wall" policy applicable to all associates. The "Chinese Wall" separates the Mellon units or individuals that are likely to receive material nonpublic information (Potential Insider Functions) from the Mellon units or individuals that either trade in securities - for Mellon's account or for the accounts of others - or provide investment advice (Investment Functions).

                    Examples of Potential Insider Functions - Potential Insider Functions include, among others, certain commercial lending, corporate finance, and credit policy areas. Insider Risk Associates (see Section Six, "Insider Risk Associates") should consider themselves to be in Potential Insider Functions unless their particular job responsibilities clearly indicate otherwise.

                    Examples of Investment Functions - Investment Functions include, among others, securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions.

                    RULES FOR MAINTAINING THE "CHINESE WALL" - Without the prior approval of the General Counsel, material nonpublic information obtained by anyone in a Potential Insider Function should not be communicated to anyone in an Investment Function. To reduce the risk of material nonpublic information being communicated, communications between these associates in these functions must be limited to the maximum extent consistent with valid business needs.

                    Particular rules -

               o File Restrictions - Associates in Investment Functions must not have access to commercial credit files, corporate finance files, or any other Potential Insider Function files that might contain material nonpublic information. All such files that contain material nonpublic information should be marked as "Confidential" and, if feasible, segregated from nonconfidential files.

               o Electronic Data - Associates in Investment Functions must not have access to personal computer or word processing files of associates in Potential Insider Functions.

               o Meetings - Associates in Investment Functions must not attend meetings between customers and associates in Potential Insider Functions unless appropriate steps have been taken to ensure that material nonpublic information will not be disclosed or discussed.

               o Committee Service - Without the prior approval of the General Counsel, associates other than those "Above the Wall" (see page 9) must not serve simultaneously on a committee having responsibility for any Investment Function and a committee having responsibility for any Potential Insider Function.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

               o Information Requests - Requests for nonmaterial information or public information across the "Chinese Wall" should be made in writing to an appropriate associate in the applicable area. Associates sending or receiving such a request should resolve any questions regarding the materiality or nonpublic nature of the requested information by consulting their department head, who will contact the General Counsel, as appropriate.

               o Information Backflow - Associates should take care to avoid inadvertent backflow of information that may be interpreted as the prohibited communication of material nonpublic information. For example, the mere fact that someone in a Potential Insider Function, such as a mergers and acquisitions specialist, requests information from an associate in an Investment Function could give the latter person a clue as to possible material developments affecting a customer.

               o Customers - Associates in Investment Functions must not state or imply to customers that associates making decisions or recommendations will have the benefit of information from Mellon's Potential Insider Functions. When appropriate, associates should inform customers of Mellon's "Chinese Wall" policy.

               o Conflicts of Interest - Associates should not receive or pass on any information that would create an undue risk of Mellon or any associate having a conflict of interest or breaching a fiduciary obligation.

                    REPORTING RECEIPT OF MATERIAL NONPUBLIC INFORMATION - Associates in Investment Functions who receive any suspected material nonpublic information must report such receipt promptly to their department or entity head. A department or entity head who receives information believed to be material and nonpublic should report the matter promptly to the General Counsel. If the General Counsel determines that the information is material and nonpublic, the affected department or entity will:

               o immediately suspend all trading in the securities of the issuer to which the information applies, as well as all recommendations with respect to such securities. The suspension will remain in effect as long as the information remains both material and nonpublic.

               o notify the General Counsel before resuming transactions or recommendations in the affected securities. The General Counsel will advise as to possible further steps, including ascertaining the validity and nonpublic nature of the information with the issuer of the securities; requesting the issuer of the securities, or other appropriate parties, to disseminate the information promptly to the public if the information is valid and nonpublic; and publishing the information.

                    In certain circumstances, the department or entity head may be able to demonstrate conclusively that the receipt of the material nonpublic information has been confined to an individual or small group of individuals and that measures other than those described above will comparably reduce the likelihood of trading on the basis of the information. These measures might include temporarily relieving individuals of responsibility for any Investment Functions and preventing any contact between those individuals and associates in Investment Functions. In these circumstances, the department head, with the approval of the General Counsel, may take those measures rather than the measures described above.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                    FUNCTIONS "ABOVE THE WALL" - Some functions at Mellon are deemed to be "Above the Wall." For example, members of senior management, Auditing, Risk Management and Compliance, and the Legal Department will typically need to have access to information on both sides of the "Chinese Wall" to carry out their job responsibilities. These individuals cannot rely on the procedural safeguards of the "Chinese Wall" and, therefore, need to be particularly careful to avoid any improper use or dissemination of material nonpublic information.

                    SUPPLEMENTAL PROCEDURES - As appropriate, certain Mellon departments or areas, such as Mellon Trust, should establish their own procedures to reduce the possibility of information being communicated to associates who should not have access to that information.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

SECTION FOUR
RESTRICTIONS ON TRANSACTIONS
IN MELLON SECURITIES

                    Associates who engage in transactions involving Mellon securities should be aware of their unique responsibilities with respect to such transactions arising from the employment relationship and should be sensitive to even the appearance of impropriety.

                    The following restrictions apply to all transactions in Mellon's publicly traded securities occurring in the associate's own account and in all other accounts over which the associate could be expected to exercise influence or control (see provisions under "Beneficial Ownership" below for a more complete discussion of the accounts to which these restrictions apply). These restrictions are to be followed in addition to any restrictions that apply to particular officers or directors (such as restrictions under Section 16 of the Securities Exchange Act of 1934).

               o Short Sales - Short sales of Mellon securities by associates are prohibited.

               o Sales Within 60 Days of Purchase - Sales of Mellon securities within 60 days of acquisition are prohibited. For purposes of the 60-day holding period, securities will be deemed to be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

                    In cases of extreme hardship, associates (other than senior management) may obtain permission to dispose of Mellon securities acquired within 60 days of the proposed transaction, provided the transaction is pre-cleared with the Manager of Corporate Compliance and any profits earned are disgorged in accordance with procedures established by senior management. The Manager of Corporate Compliance reserves the right to suspend the 60-day holding period restriction in the event of severe market disruption.

               o Margin Transactions - Purchases on margin of Mellon's publicly traded securities by associates is prohibited. Margining Mellon securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Mellon securities may be used to collateralize loans or the acquisition of securities other than those issued by Mellon.

               o Option Transactions - Option transactions involving Mellon's publicly traded securities are prohibited. Transactions under Mellon's Long-Term Incentive Plan or other associate option plans are exempt from this restriction.

               o Major Mellon Events - Associates who have knowledge of major Mellon events that have not yet been announced are prohibited from buying and selling Mellon's publicly traded securities before such public announcements, even if the associate believes the event does not constitute material nonpublic information.

               o Mellon Blackout Period - Associates are prohibited from buying or selling Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter. In cases of extreme hardship, associates (other than senior management) may request permission from the Manager of Corporate Compliance to dispose of Mellon securities during the blackout period.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                    BENEFICIAL OWNERSHIP - The provisions discussed above apply to transactions in the associate's own name and to all other accounts over which the associate could be expected to exercise influence or control, including:

               o accounts of a spouse, minor children or relatives to whom substantial support is contributed;

               o accounts of any other member of the associate's household (e.g., a relative living in the same home);

               o trust accounts for which the associate acts as trustee or otherwise exercises any type of guidance or influence;

               o Corporate accounts controlled, directly or indirectly, by the associate;

               o arrangements similar to trust accounts that are established for bona fide financial purposes and benefit the associate; and

               o any other account for which the associate is the beneficial owner (see Glossary for a more complete legal definition of "beneficial owner").

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

SECTION FIVE
RESTRICTIONS ON TRANSACTIONS
IN OTHER SECURITIES

                    Purchases or sales by an associate of the securities of issuers with which Mellon does business, or other third party issuers, could result in liability on the part of such associate. Associates should be sensitive to even the appearance of impropriety in connection with their personal securities transactions. Associates should refer to the provisions under "Beneficial Ownership" (Section Four, "Restrictions on Transactions in Mellon Securities"), which are equally applicable to the following provisions.

                    The Mellon Code of Conduct contains certain restrictions on investments in parties that do business with Mellon. Associates should refer to the Code of Conduct and comply with such restrictions in addition to the restrictions and reporting requirements set forth below.

                    The following restrictions apply to all securities transactions by associates:

               o Credit or Advisory Relationship - Associate may not buy or sell securities of a company if they are considering granting, renewing or denying any credit facility to that company or acting as an adviser to that company with respect to its securities. In addition, lending associates who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in securities issued by open-end investment companies.

               o Customer Transactions - Trading for customers and Mellon accounts should always take precedence over associates' transactions for their own or related accounts.

               o Front Running - Associates may not engage in "front running," that is, the purchase or sale of securities for their own accounts on the basis of their knowledge of Mellon's trading positions or plans.

               o Initial Public Offerings - Mellon prohibits its associates from acquiring any securities in an initial public offering ("IPO").

               o Margin Transactions - Margin trading is a highly leveraged and relatively risky method of investing that can create particular problems for financial services employees. For this reason, all associates are urged to avoid margin trading.

                    Prior to establishing a margin account, the associate must obtain the written permission of the Manager of Corporate Compliance. Any associate having a margin account prior to the effective date of this Policy must notify the Manager of Corporate Compliance of the existence of such account.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                    All associates having margin accounts, other than described below, must designate the Manager of Corporate Compliance as an interested party on that account. Associates must ensure that the Manager of Corporate Compliance promptly receives copies of all trade confirmations and statements relating to the account directly from the broker. If requested by a brokerage firm, please contact the Manager of Corporate Compliance to obtain a letter (sometimes referred to as a "407 letter") granting permission to maintain a margin account. Trade confirmations and statements are not required on margin accounts established at Dreyfus Investment Services Corporation for the sole purpose of cashless exercises of employee stock options. In addition, products may be offered by a broker/dealer that, because of their characteristics, are considered margin accounts but have been determined by the Manager of Corporate Compliance to be outside the scope of this Policy (e.g., a Cash Management Account which provides overdraft protection for the customer). Any questions regarding the establishment, use and reporting of margin accounts should be directed to the Manager of Corporate Compliance. Examples of an instruction letter to a broker are shown in Exhibits B1 and B2.

               o Material Nonpublic Information - Associates possessing material nonpublic information regarding any issuer of securities must refrain from purchasing or selling securities of that issuer until the information becomes public or is no longer considered material.

               o Naked Options, Excessive Trading - Mellon discourages all associates from engaging in short-term or speculative trading, in trading naked options, in trading that could be deemed excessive or in trading that could interfere with an associate's job responsibilities.

               o Private Placements - Associates are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Preclearance Compliance Officer (applicable only to Investment Associates), the Manager of Corporate Compliance and the associate's department head. Approval must be given by all appropriate aforementioned persons for the acquisition to be considered approved. After receipt of the necessary approvals and the acquisition, associates are required to disclose that investment when they participate in any subsequent consideration of an investment in the issuer for an advised account. Final decision to acquire such securities for an advised account will be subject to independent review.

               o Scalping - Associates may not engage in "scalping," that is, the purchase or sale of securities for their own or Mellon's accounts on the basis of knowledge of customers' trading positions or plans or Mellon's forthcoming investment recommendations.

               o Short-Term Trading - Associates are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within 60 calendar days. With respect to Investment Associates only, any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

SECTION SIX
CLASSIFICATION OF ASSOCIATES

                    Associates are engaged in a wide variety of activities for Mellon. In light of the nature of their activities and the impact of federal and state laws and the regulations thereunder, the Policy imposes different requirements and limitations on associates based on the nature of their activities for Mellon. To assist the associates in complying with the requirements and limitations imposed on them in light of their activities, associates are classified into one of three categories: Insider Risk Associate, Investment Associate and Other Associate. Appropriate requirements and limitations are specified in the Policy based upon the associate's classification.

                    INSIDER RISK ASSOCIATE -

                    You are considered to be an Insider Risk Associate if you are:

               o employed in any of the following departments or functional areas, however named, of a Mellon entity other than Dreyfus (see Glossary for definition of "Dreyfus"):

                    -  Auditing                              -  International
                    -  Capital Markets                       -  Leasing
                    -  Corporate Affairs                     -  Legal
                    -  Credit Policy                         -  Mellon Business Credit
                    -  Credit Recovery                       -  Middle Market
                    -  Credit Review                         -  Portfolio and Funds Management
                    -  Domestic Corporate Banking            -  Risk Management and Compliance
                    -  Finance                               -  Strategic Planning
                    -  Institutional Banking                 -  Wholesale, Administration and Operations

               o a member of the Mellon Senior Management Committee, provided that those members of the Mellon Senior Management Committee who have management responsibility for fiduciary activities or who routinely have access to information about customers' securities transactions are considered to be Investment Associates and are subject to those provisions of the Policy pertaining to Investment Associates;

               o employed by a broker/dealer subsidiary of a Mellon entity other than Dreyfus;

               o an associate in the Stock Transfer business unit and have been specifically designated as an Insider Risk Associate by the Manager of Corporate Compliance; or

               o an associate specifically designated as an Insider Risk Associate by the Manager of Corporate Compliance.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                    INVESTMENT ASSOCIATE -

                    You are considered to be an Investment Associate if you are:

               o a member of Mellon's Senior Management Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about customers' securities transactions;

               o    a Dreyfus associate;

               o an associate of a Mellon entity registered under the Investment Advisers Act of 1940;

               o    employed in the trust area of Mellon and:

                    - have the title of Vice President, First Vice President or Senior Vice President; or

                    - have access to material, confidential information regarding securities transactions by or on behalf of Mellon customers; or

               o an associate specifically designated as an Investment Associate by the Manager of Corporate Compliance.

                    OTHER ASSOCIATE -

                    You are considered to be an Other Associate if you are an associate of Mellon Bank Corporation or any of its direct or indirect subsidiaries who is not either an Insider Risk Associate or an Investment Associate.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

PART II - APPLICABLE TO INSIDER
RISK ASSOCIATES ONLY

                    PROHIBITION ON INVESTMENTS IN SECURITIES OF FINANCIAL SERVICES ORGANIZATIONS

                    You are prohibited from acquiring any security issued by a financial services organization if you are:

               o a member of the Mellon Senior Management Committee. For purposes of this restriction only, this prohibition also applies to those members of the Mellon Senior Management Committee who are considered Investment Associates.

               o employed in any of the following departments of a Mellon entity other than Dreyfus (see Glossary for definition of "Dreyfus"):

                    -  Strategic Planning                -  Finance
                    -  Institutional Banking             -  Legal

               o an associate specifically designated by the Manager of Corporate Compliance and informed that this prohibition is applicable to you.

                    Financial Services Organizations - The term "security issued by a financial services organization" includes any security issued by:

                    -  Commercial Banks                  -  Bank Holding Companies
                       (other than Mellon)                  (other than Mellon)
                    -  Thrifts                           -  Savings and Loan Associations
                    -  Insurance Companies               -  Broker/Dealers
                    -  Investment Advisory Companies     -  Transfer Agents
                    -  Shareholder Servicing Companies   -  Other Depository Institutions

                    The term "securities issued by a financial services organization" DOES NOT INCLUDE securities issued by mutual funds, variable annuities or insurance policies. Further, for purposes of determining whether a company is a financial services organization, subsidiaries and parent companies are treated as separate issuers.

                    Effective Date - The foregoing restrictions will be effective upon adoption of this Policy. Securities of financial services organizations properly acquired before the later of the effective date of this Policy or the date of hire may be maintained or disposed of at the owner's discretion.

                    Additional securities of a financial services organization acquired through the reinvestment of the dividends paid by such financial services organization through a dividend reinvestment program (DRIP) are not subject to this prohibition, provided your election to participate in the DRIP predates the later of the effective date of this Policy or date of hire. Optional cash purchases through a DRIP are subject to this prohibition.

                    Within 30 days of the later of the effective date of this Policy or date of becoming subject to this prohibition, all holdings of securities of financial services organizations must be disclosed in writing to the Manager of Corporate Compliance. Periodically, you will be asked to file an updated disclosure of all your holdings of securities of financial services organizations.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                    CONFLICT OF INTEREST - No Insider Risk Associate may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any customer to whom investment services are rendered, including mutual funds and managed accounts, or above the interests of Mellon.

                    PRECLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS - All Insider Risk Associates must notify the Manager of Corporate Compliance in writing and receive preclearance before they engage in any purchase or sale of a security. Insider Risk Associates should refer to the provisions under "Beneficial Ownership" (Section Four, "Restrictions on Transactions in Mellon Securities"), which are equally applicable to these provisions.

                    Exemptions from Requirement to Preclear - Preclearance is not required for the following transactions:

               o    purchases or sales of Exempt Securities (see Glossary);

               o    purchases or sales of municipal bonds;

               o purchases or sales effected in any account over which an associate has no direct or indirect control over the investment decision-making process (e.g., nondiscretionary trading accounts). Nondiscretionary trading accounts may only be maintained, without being subject to preclearance procedures, when the Manager of Corporate Compliance, after a thorough review, is satisfied that the account is truly nondiscretionary;

               o transactions that are non-volitional on the part of an associate (such as stock dividends);

               o the sale of stock received upon the exercise of an associate stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance);

               o the automatic reinvestment of dividends under a DRIP (preclearance is required for optional cash purchases under a DRIP);

               o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;

               o sales of rights acquired from an issuer, as described above; and/or

               o those situations where the Manager of Corporate Compliance determines, after taking into consideration the particular facts and circumstances, that prior approval is not necessary.

                    Requests for Preclearance - All requests for preclearance for a securities transaction shall be submitted to the Manager of Corporate Compliance by completing a Preclearance Request Form (see Exhibit C1).

                    The Manager of Corporate Compliance will notify the Insider Risk Associate whether the request is approved or denied, without disclosing the reason for such approval or denial.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                    Notifications may be given in writing or verbally by the Manager of Corporate Compliance to the Insider Risk Associate. A record of such notification will be maintained by the Manager of Corporate Compliance. However, it shall be the responsibility of the Insider Risk Associate to obtain a written record of the Manager of Corporate Compliance's notification within 24 hours of such notification. The Insider Risk Associate should retain a copy of this written record.

                    As there could be many reasons for preclearance being granted or denied, Insider Risk Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

                    Although making a preclearance request does not obligate an Insider Risk Associate to do the transaction, it should be noted that:

               o preclearance authorization will expire at the end of the third business day after it is received (the day authorization is granted is considered the first business day);

               o preclearance requests should not be made for a transaction that the Insider Risk Associate does not intend to make; and

               o Insider Risk Associates should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request.

                    Every Insider Risk Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

                    Restricted List - The Manager of Corporate Compliance will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Insider Risk Associates. Restricted List(s) will not be distributed outside of the Risk Management and Compliance Department. From time to time, such trading restrictions may be appropriate to protect Mellon and its Insider Risk Associates from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences.

                    To assist the Manager of Corporate Compliance in identifying companies that may be appropriate for inclusion on the Restricted List, the department heads of sections in which Insider Risk Associates are employed will inform the Manager of Corporate Compliance in writing of any companies they believe should be included on the Restricted List, based upon facts known or readily available to such department heads. Although the reasons for inclusion on the Restricted List may vary, they could typically include the following:

               o Mellon is involved as a lender, investor or adviser in a merger, acquisition or financial restructuring involving the company;

               o Mellon is involved as a selling shareholder in a public distribution of the company's securities;

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

               o Mellon is involved as an agent in the distribution of the company's securities;

               o Mellon has received material nonpublic information on the company;

               o Mellon is considering the exercise of significant creditors' rights against the company; or

               o    The company is a Mellon borrower in Credit Recovery.

                    Department heads of sections in which Insider Risk Associates are employed are also responsible for notifying the Manager of Corporate Compliance in writing of any change in circumstances making it appropriate to remove a company from the Restricted List.

                    PERSONAL SECURITIES TRANSACTIONS REPORTS

               o Brokerage Accounts - All Insider Risk Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to their account. An example of an instruction letter to a broker is contained in Exhibit B1.

               o Report of Transactions in Mellon Securities - Insider Risk Associates must also report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities if the transaction was not through a brokerage account as described above. Purchases and sales of Mellon securities include the following:

                    DRIP Optional Cash Purchases - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").

                    Stock Options - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

                    It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement.

                    An example of a written report to the Manager of Corporate Compliance is contained in Exhibit A.

                    CONFIDENTIAL TREATMENT

                    THE MANAGER OF CORPORATE COMPLIANCE WILL USE HIS OR HER BEST EFFORTS TO ASSURE THAT ALL REQUESTS FOR PRECLEARANCE, ALL PERSONAL SECURITIES TRANSACTION REPORTS AND ALL REPORTS OF SECURITIES HOLDINGS ARE TREATED AS "PERSONAL AND CONFIDENTIAL." HOWEVER, SUCH DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY APPROPRIATE REGULATORY AGENCIES AND BY OTHER PARTIES WITHIN AND OUTSIDE MELLON AS ARE NECESSARY TO EVALUATE COMPLIANCE WITH OR SANCTIONS UNDER THIS POLICY.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

PART III - APPLICABLE TO
INVESTMENT ASSOCIATES ONLY

                    Because of their particular responsibilities, Investment Associates are subject to different preclearance and personal securities reporting requirements as discussed below.

                    SPECIAL STANDARDS OF CONDUCT FOR INVESTMENT ASSOCIATES

                    Conflict of Interest - No Investment Associate may recommend a securities transaction for a Mellon customer to whom a fiduciary duty is owed, or for Mellon, without disclosing any interest he or she has in such securities or issuer (other than an interest in publicly traded securities where the total investment is equal to or less than $25,000), including:

               o any direct or indirect beneficial ownership of any securities of such issuer;

               o any contemplated transaction by the Investment Associate in such securities;

               o    any position with such issuer or its affiliates; and

               o any present or proposed business relationship between such issuer or its affiliates and the Investment Associate or any party in which the Investment Associate has a beneficial ownership interest (see "Beneficial Ownership" in Section Four, "Restrictions On Transactions in Mellon Securities").

                    Portfolio Information - No Investment Associate may divulge the current portfolio positions, or current or anticipated portfolio transactions, programs or studies, of Mellon or any Mellon customer to anyone unless it is properly within his or her job responsibilities to do so.

                    Material Nonpublic Information - No Investment Associate may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including Mellon or its customers, while in possession of material nonpublic information regarding such securities. No Investment Associate may communicate material nonpublic information to others unless it is properly within his or her job responsibilities to do so.

                    Short-Term Trading - Any Investment Associate who purchases and sells, or sells and purchases, the same (or equivalent) securities within any 60-calendar-day period is required to disgorge all profits realized on such transaction in accordance with procedures established by senior management. For this purpose, securities will be deemed to be equivalent if one is convertible into the other, if one entails a right to purchase or sell the other, or if the value of one is expressly dependent on the value of the other (e.g., derivative securities).

                    Additional Restrictions For Dreyfus Associates and Associates of Mellon Entities Registered Under The Investment Advisers Act of 1940 ONLY ("40 Act Associates")

               o Outside Activities - No 40 Act associate may serve on the board of directors/trustees or as a general partner of any publicly traded company (other than Mellon) without the prior approval of the Manager of Corporate Compliance.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

               o Gifts - All 40 Act associates are prohibited from accepting gifts from outside companies, or their representatives, with an exception for gifts of (1) a de minimis value and (2) an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment for the 40 Act associate and, if appropriate, a guest, which is neither so frequent nor extensive as to raise any question of impropriety. A gift shall be considered de minimis if it does not exceed an annual amount per person fixed periodically by the National Association of Securities Dealers, which is currently $100 per person.

               o Blackout Period - 40 Act associates will not be given clearance to execute a transaction in any security that is being considered for purchase or sale by an affiliated investment company, managed account or trust, for which a pending buy or sell order for such affiliated account is pending, and for two business days after the transaction in such security for such affiliated account has been effected. This provision does not apply to transactions effected or contemplated by index funds.

                    In addition, portfolio managers for the investment companies are prohibited from buying or selling a security within seven calendar days before and after such investment company trades in that security. Any violation of the foregoing will require the violator to disgorge all profit realized with respect to such transaction.

                    PRECLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS - All Investment Associates must notify the Preclearance Compliance Officer (see Glossary) in writing and receive preclearance before they engage in any purchase or sale of a security.

                    Exemptions from Requirement to Preclear - Preclearance is not required for the following transactions:

               o    purchases or sales of "Exempt Securities" (see Glossary);

               o purchases or sales effected in any account over which an associate has no direct or indirect control over the investment decision-making process (i.e., nondiscretionary trading accounts). Nondiscretionary trading accounts may only be maintained, without being subject to preclearance procedures, when the Preclearance Compliance Officer, after a thorough review, is satisfied that the account is truly nondiscretionary;

               o transactions which are non-volitional on the part of an associate (such as stock dividends);

               o the sale of stock received upon the exercise of an associate stock option if the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the manager of Corporate Compliance);

               o purchases which are part of an automatic reinvestment of dividends under a DRIP (Preclearance is required for optional cash purchases under a DRIP);

               o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer;

               o sales of rights acquired from an issuer, as described above; and/or

               o those situations where the Preclearance Compliance Officer determines, after taking into consideration the particular facts and circumstances, that prior approval is not necessary.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                    Requests for Preclearance - All requests for preclearance for a securities transaction shall be submitted to the Preclearance Compliance Officer by completing a Preclearance Request Form. (Investment Associates other than Dreyfus associates are to use the Preclearance Request Form shown as Exhibit C1. Dreyfus associates are to use the Preclearance Request Form shown as Exhibit C2.)

                    The Preclearance Compliance Officer will notify the Investment Associate whether the request is approved or denied without disclosing the reason for such approval or denial.

                    Notifications may be given in writing or verbally by the Preclearance Compliance Officer to the Investment Associate. A record of such notification will be maintained by the Preclearance Compliance Officer. However, it shall be the responsibility of the Investment Associate to obtain a written record of the Preclearance Compliance Officer's notification within 24 hours of such notification. The Investment Associate should retain a copy of this written record.

                    As there could be many reasons for preclearance being granted or denied, Investment Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

                    Although making a preclearance request does not obligate an Investment Associate to do the transaction, it should be noted that:

               o preclearance authorization will expire at the end of the day on which preclearance is given;

               o preclearance requests should not be made for a transaction that the Investment Associate does not intend to make; and

               o Investment Associates should not discuss with anyone else, inside or outside Mellon, the response the Investment Associate received to a preclearance request.

                    Every Investment Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures, consult the Preclearance Compliance Officer. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

                    Restricted List - Each Preclearance Compliance Officer will maintain a list (the "Restricted List") of companies whose securities are deemed appropriate for implementation of trading restrictions for Investment Associates in their area. From time to time, such trading restrictions may be appropriate to protect Mellon and its Investment Associates from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information in order to avoid unwarranted inferences.

                    In order to assist the Preclearance Compliance Officer in identifying companies that may be appropriate for inclusion on the Restricted List, the head of the entity/department/area in which Investment Associates are employed will inform the appropriate Preclearance Compliance Officer in writing of any companies that they believe should be included on the Restricted List based upon facts known or readily available to such department heads.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                    PERSONAL SECURITIES TRANSACTIONS REPORTS

               o Brokerage Accounts - All Investment Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all trade confirmations and statements relating to their account. Examples of instruction letters to a broker are contained in Exhibits B1 and B2.

               o Report of Transactions in Mellon Securities - Investment Associates must also report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities if the transaction was not through a brokerage account as described above. Purchases and sales of Mellon securities include the following:

                    DRIP Optional Cash Purchases - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").

                    Stock Options - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

                    It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan, and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement.

                    An example of a written report to the Manager of Corporate Compliance is contained in Exhibit A.

               o Statement of Securities Holdings - Within ten days of receiving this Policy and on an annual basis thereafter, all Investment Associates must submit to the Manager of Corporate Compliance a statement of all securities in which they presently have any direct or indirect beneficial ownership other than Exempt Securities, as defined in the Glossary. Investment Associates should refer to "Beneficial Ownership" in Section Four, "Restrictions on Transactions in Mellon Securities," which is also applicable to Investment Associates. Such statements should be in the format shown in Exhibit D. The annual report must be submitted by January 31 and must report all securities holdings other than Exempt Securities. The annual statement of securities holdings contains an acknowledgment that the Investment Associate has read and complied with this Policy.

               o Special Requirement with Respect to Affiliated Investment Companies - The portfolio managers, research analysts and other Investment Associates specifically designated by the Manager of Corporate Compliance are required within ten calendar days of receiving this Policy (and by no later than ten calendar days after the end of each calendar quarter) to report every transaction in the securities issued by an affiliated investment company occurring in an account in which the Investment Associate has a beneficial ownership interest. The quarterly reporting requirement may be satisfied by notifying the Manager of Corporate Compliance of the name of the investment company, account name and account number for which such quarterly reports must be submitted.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                    CONFIDENTIAL TREATMENT

                    THE PRECLEARANCE COMPLIANCE OFFICER WILL USE HIS OR HER BEST EFFORTS TO ASSURE THAT ALL REQUESTS FOR PRECLEARANCE, ALL PERSONAL SECURITIES TRANSACTION REPORTS AND ALL REPORTS OF SECURITIES HOLDINGS ARE TREATED AS "PERSONAL AND CONFIDENTIAL." HOWEVER, SUCH DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY APPROPRIATE REGULATORY AGENCIES, AND BY OTHER PARTIES WITHIN AND OUTSIDE MELLON AS ARE NECESSARY TO EVALUATE COMPLIANCE WITH OR SANCTIONS UNDER THIS POLICY. DOCUMENTS RECEIVED FROM DREYFUS ASSOCIATES ARE ALSO AVAILABLE FOR INSPECTION BY THE BOARDS OF DIRECTORS OF DREYFUS AND BY THE BOARDS OF DIRECTORS (OR TRUSTEES OR MANAGING GENERAL PARTNERS, AS APPLICABLE) OF THE INVESTMENT COMPANIES MANAGED OR ADMINISTERED BY DREYFUS.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

PART IV - APPLICABLE TO
OTHER ASSOCIATES ONLY

                    PRECLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS - Except for private placements, Other Associates are permitted to engage in personal securities transactions without obtaining prior approval from the Manager of Corporate Compliance (for preclearance of private placements, use the Preclearance Request Form shown as Exhibit C1.)

                    PERSONAL SECURITIES TRANSACTIONS REPORTS - Other Associates are not required to report their personal securities transactions other than margin transactions and transactions involving Mellon securities as discussed below. Other Associates are required to instruct their brokers to submit directly to the Manager of Corporate Compliance copies of all confirmations and statements pertaining to margin accounts. Examples of an instruction letter to a broker are shown in Exhibit B1.

                    Report of Transactions in Mellon Securities - Other Associates must report in writing to the Manager of Corporate Compliance within ten calendar days whenever they purchase or sell Mellon securities. Purchases and sales of Mellon securities include the following:

               o DRIP Optional Cash Purchases - Optional cash purchases under Mellon's Dividend Reinvestment and Common Stock Purchase Plan (the "Mellon DRIP").

               o Stock Options - The sale of stock received upon the exercise of an associate stock option unless the sale is part of a "netting of shares" or "cashless exercise" administered by the Human Resources Department (for which the Human Resources Department will forward information to the Manager of Corporate Compliance).

                    It should be noted that the reinvestment of dividends under the DRIP, changes in elections under Mellon's Retirement Savings Plan, the receipt of stock under Mellon's Restricted Stock Award Plan and the receipt or exercise of options under Mellon's Long-Term Profit Incentive Plan are not considered purchases or sales for the purpose of this reporting requirement.

                    An example of a written report to the Manager of Corporate Compliance is contained in Exhibit A.

                    RESTRICTIONS ON TRANSACTIONS IN OTHER SECURITIES

                    Margin Transactions - Prior to establishing a margin account, Other Associates must obtain the written permission of the Manager of Corporate Compliance. Other Associates having a margin account prior to the effective date of this Policy must notify the Manager of Corporate Compliance of the existence of such account.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                    All associates having margin accounts, other than described below, must designate the Manager of Corporate Compliance as an interested party on each account. Associates must ensure that the Manager of Corporate Compliance promptly receives copies of all trade confirmations and statements relating to the accounts directly from the broker. If requested by a brokerage firm, please contact the Manager of Corporate Compliance to obtain a letter (sometimes referred to as a "407 letter") granting permission to maintain a margin account. Trade confirmations and statements are not required on margin accounts established at Dreyfus Investment Services Corporation for the sole purpose of cashless exercises of Mellon employee stock options. In addition, products may be offered by a broker/dealer that, because of their characteristics, are considered margin accounts but have been determined by the Manager of Corporate Compliance to be outside the scope of this Policy (e.g., a Cash Management account which provides overdraft protection for the customer). Any questions regarding the establishment, use and reporting of margin accounts should be directed to the Manager of Corporate Compliance. An example of an instruction letter to a broker is shown in Exhibit B1.

                    Private Placements - Other Associates are prohibited from acquiring any security in a private placement unless they obtain the prior written approval of the Manager of Corporate Compliance and the Associate's department head. Approval must be given by both of the aforementioned persons for the acquisition to be considered approved.

                    As there could be many reasons for preclearance being granted or denied, Other Associates should not infer from the preclearance response anything regarding the security for which preclearance was requested.

                    Although making a preclearance request does not obligate an Other Associate to do the transaction, it should be noted that:

               o preclearance authorization will expire at the end of the third business day after it is received (the day authorization is granted is considered the first business day);

               o preclearance requests should not be made for a transaction that the Other Associate does not intend to make; and

               o Other Associates should not discuss with anyone else, inside or outside Mellon, the response they received to a preclearance request.

                    Every Other Associate must follow these procedures or risk serious sanctions, including dismissal. If you have any questions about these procedures you should consult the Manager of Corporate Compliance. Interpretive issues that arise under these procedures shall be decided by, and are subject to the discretion of, the Manager of Corporate Compliance.

                    CONFIDENTIAL TREATMENT

                    THE MANAGER OF CORPORATE COMPLIANCE WILL USE HIS OR HER BEST EFFORTS TO ASSURE THAT ALL REQUESTS FOR PRECLEARANCE, ALL PERSONAL SECURITIES TRANSACTION REPORTS AND ALL REPORTS OF SECURITIES HOLDINGS ARE TREATED AS "PERSONAL AND CONFIDENTIAL." HOWEVER, SUCH DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY APPROPRIATE REGULATORY AGENCIES AND OTHER PARTIES WITHIN AND OUTSIDE MELLON AS ARE NECESSARY TO EVALUATE COMPLIANCE WITH OR SANCTIONS UNDER THIS POLICY.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

PART V - APPLICABLE TO
NONMANAGEMENT BOARD MEMBER

                    NONMANAGEMENT BOARD MEMBER -

                    You are considered to be a Nonmanagement Board Member if you are:

               o a director of Dreyfus who is not also an officer or employee of Dreyfus ("Dreyfus Board Member"); or

               o a director, trustee or managing general partner of any investment company who is not also an officer or employee of Dreyfus ("Mutual Fund Board Member").

                    The term "Independent" Mutual Fund Board Member means those Mutual Fund Board Members who are not deemed "interested persons" of an investment company, as defined by the Investment Company Act of 1940, as amended.

                    STANDARDS OF CONDUCT FOR NONMANAGEMENT BOARD MEMBER

                    Outside Activities - Nonmanagement Board Members are prohibited from:

               o accepting nomination or serving as a director, trustee or managing general partner of an investment company not advised by Dreyfus, without the express prior approval of the board of directors of Dreyfus and the board of directors/trustees or managing general partners of the pertinent Dreyfus-managed fund(s) for which a Nonmanagement Board Member serves as a director, trustee or managing general partner;

               o accepting employment with or acting as a consultant to any person acting as a registered investment adviser to an investment company without the express prior approval of the board of directors of Dreyfus;

               o owning Mellon securities if the Nonmanagement Board Member is an "Independent" Mutual Fund Board Member, (since that would destroy his or her "independent" status); and/or

               o buying or selling Mellon's publicly traded securities during a blackout period, which begins the 16th day of the last month of each calendar quarter and ends three business days after Mellon publicly announces the financial results for that quarter.

                    Insider Trading and Tipping - The provisions set forth in Section Two, "Insider Trading and Tipping," are applicable to Nonmanagement Board Members.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                    Conflict of Interest - No Nonmanagement Board Member may recommend a securities transaction for Mellon, Dreyfus or any Dreyfus-managed fund without disclosing any interest he or she has in such securities or issuer thereof (other than an interest in publicly traded securities where the total investment is less than or equal to $25,000), including:

               o any direct or indirect beneficial ownership of any securities of such issuer;

               o any contemplated transaction by the Nonmanagement Board Member in such securities;

               o    any position with such issuer or its affiliates; and

               o any present or proposed business relationship between such issuer or its affiliates and the Nonmanagement Board Member or any party in which the Nonmanagement Board Member has a beneficial ownership interest (see "Beneficial Ownership", Section Four, "Restrictions on Transaction in Mellon Securities").

                    Portfolio Information - No Nonmanagement Board Member may divulge the current portfolio positions, or current or anticipated portfolio transactions, programs or studies, of Mellon, Dreyfus or any Dreyfus-managed fund, to anyone unless it is properly within his or her responsibilities as a Nonmanagement Board Member to do so.

                    Material Nonpublic Information - No Nonmanagement Board Member may engage in or recommend any securities transaction, for his or her own benefit or for the benefit of others, including Mellon, Dreyfus or any Dreyfus-managed fund, while in possession of material nonpublic information. No Nonmanagement Board Member may communicate material nonpublic information to others unless it is properly within his or her responsibilities as a Nonmanagement Board Member to do so.

                    PRECLEARANCE FOR PERSONAL SECURITIES TRANSACTIONS -

                    Nonmanagement Board Members are permitted to engage in personal securities transactions without obtaining prior approval from the Preclearance Compliance Officer.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                    PERSONAL SECURITY TRANSACTIONS REPORTS -

               o "Independent" Mutual Fund Board Members - Any "Independent" Mutual Fund Board Members, as defined above, who effects a securities transaction where he or she knew, or in the ordinary course of fulfilling his or her official duties should have known, that during the 15-day period immediately preceding or after the date of such transaction, the same security was purchased or sold, or was being considered for purchase or sale by Dreyfus (including any investment company or other account managed by Dreyfus), are required to report such personal securities transaction. In the event a personal securities transaction report is required, it must be submitted to the Preclearance Compliance Officer not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected. The report must include the date of the transaction, the title and number of shares or principal amount of the security, the nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition), the price at which the transaction was effected and the name of the broker or other entity with or through whom the transaction was effected. This reporting requirement can be satisfied by sending a copy of the confirmation statement regarding such transactions to the Preclearance Compliance Officer within the time period specified. Notwithstanding the foregoing, personal securities transaction reports are not required with respect to any securities transaction described in "Exemption from the Requirement to Preclear" in Part III.

               o Dreyfus Board Members and "Interested" Mutual Fund Board Members - Dreyfus Board Members and Mutual Fund Board Members who are "interested persons" of an investment company, as defined by the Investment Company Act of 1940, are required to report their personal securities transactions. Personal securities transaction reports are required with respect to any securities transaction other than those described in "Exemptions from Requirement to Preclear" on Page 21. Personal securities transaction reports are required to be submitted to the Preclearance Compliance Officer not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected. The report must include the date of the transaction, the title and number of shares or principal amount of the security, the nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition), the price at which the transaction was effected and the name of the broker or other entity with or through whom the transaction was effected. This reporting requirement can be satisfied by sending a copy of the confirmation statement regarding such transactions to the Preclearance Compliance Officer within the time period specified.

                    CONFIDENTIAL TREATMENT

                    THE PRECLEARANCE COMPLIANCE OFFICER WILL USE HIS OR HER BEST EFFORTS TO ASSURE THAT ALL PERSONAL SECURITIES TRANSACTION REPORTS ARE TREATED AS "PERSONAL AND CONFIDENTIAL." HOWEVER, SUCH DOCUMENTS WILL BE AVAILABLE FOR INSPECTION BY APPROPRIATE REGULATORY AGENCIES AND OTHER PARTIES WITHIN AND OUTSIDE MELLON AS ARE NECESSARY TO EVALUATE COMPLIANCE WITH OR SANCTIONS UNDER THIS POLICY.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

GLOSSARY

DEFINITIONS

               o APPROVAL - written consent or written notice of nonobjection.

               o ASSOCIATE - any employee of Mellon Bank Corporation or its direct or indirect subsidiaries; does not include outside consultants or temporary help.

               o BENEFICIAL OWNERSHIP - securities owned of record or held in the associate's name are generally considered to be beneficially owned by the associate.

                    Securities held in the name of any other person are deemed to be beneficially owned by the associate if by reason of any contract, understanding, relationship, agreement or other arrangement, the associate obtains therefrom benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities. Beneficial ownership includes securities held by others for the associate's benefit (regardless of record ownership), e.g. securities held for the associate or members of the associate's immediate family, defined below, by agents, custodians, brokers, trustees, executors or other administrators; securities owned by the associate, but which have not been transferred into the associate's name on the books of the company; securities which the associate has pledged; or securities owned by a corporation that should be regarded as the associate's personal holding corporation. As a natural person, beneficial ownership is deemed to include securities held in the name or for the benefit of the associate's immediate family, which includes the associate's spouse, the associate's minor children and stepchildren and the associate's relatives or the relatives of the associate's spouse who are sharing the associate's home, unless because of countervailing circumstances, the associate does not enjoy benefits substantially equivalent to those of ownership. Benefits substantially equivalent to ownership include, for example, application of the income derived from such securities to maintain a common home, meeting expenses that such person otherwise would meet from other sources, and the ability to exercise a controlling influence over the purchase, sale or voting of such securities. An associate is also deemed the beneficial owner of securities held in the name of some other person, even though the associate does not obtain benefits of ownership, if the associate can vest or revest title in himself at once, or at some future time.

                    In addition, a person will be deemed the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time (within 60 days) including but not limited to any right to acquire: (1) through the exercise of any option, warrant or right; (2) through the conversion of a security; or (3) pursuant to the power to revoke a trust, nondiscretionary account or similar arrangement.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                    With respect to ownership of securities held in trust, beneficial ownership includes ownership of securities as a trustee in instances where either the associate as trustee or a member of the associate's "immediate family" has a vested interest in the income or corpus of the trust, the ownership by the associate of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which the associate as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of the associate being settlor or beneficiary of the securities held in trust and the ownership, acquisition and disposition of such securities by the trust is made without the associate's prior approval as settlor or beneficiary. "Immediate family" of an associate as trustee means the associate's son or daughter (including any legally adopted children) or any descendant of either, the associate's stepson or stepdaughter, the associate's father or mother or any ancestor of either, the associate's stepfather or stepmother and his spouse.

                    To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

                    Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership as part of a plan or scheme to evade the reporting requirements of the Securities Exchange Act of 1934 shall be deemed the beneficial owner of such security.

                    The final determination of beneficial ownership is a question to be determined in light of the facts of a particular case. Thus, while the associate may include security holdings of other members of his family, the associate may nonetheless disclaim beneficial ownership of such securities.

               o "CHINESE WALL" POLICY - procedures designed to restrict the flow of information within Mellon from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice. (see pages 12-14).

               o    CORPORATION - Mellon Bank Corporation.

               o    DREYFUS - The Dreyfus Corporation and its subsidiaries.

               o DREYFUS ASSOCIATE - any employee of Dreyfus; does not include outside consultants or temporary help.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

               o    EXEMPT SECURITIES - Exempt Securities are defined as:

                    - securities issued or guaranteed by the United States government or agencies or instrumentalities;

                    -    bankers' acceptances;

                    -    bank certificates of deposit and time deposits;

                    -    commercial paper;

                    -    repurchase agreements; and

                    -    securities issued by open-end investment companies.

               o GENERAL COUNSEL - General Counsel of Mellon Bank Corporation or any person to whom relevant authority is delegated by the General Counsel.

               o INDEX FUND - an investment company which seeks to mirror the performance of the general market by investing in the same stocks (and in the same proportion) as a broad-based market index.

               o INITIAL PUBLIC OFFERING (IPO) - the first offering of a company's securities to the public.

               o INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

               o MANAGER OF CORPORATE COMPLIANCE - - the associate within the Risk Management and Compliance Department of Mellon Bank Corporation who is responsible for administering the Confidential Information and Securities Trading Policy, or any person to whom relevant authority is delegated by the Manager of Corporate Compliance.

               o MELLON - Mellon Bank Corporation and all of its direct and indirect subsidiaries.

               o NAKED OPTION - an option sold by the investor which obligates him or her to sell a security which he or she does not own.

               o NONDISCRETIONARY TRADING ACCOUNT - an account over which the associated person has no direct or indirect control over the investment decision-making process.

               o OPTION - a security which gives the investor the right but not the obligation to buy or sell a specific security at a specified price within a specified time.

               o PRECLEARANCE COMPLIANCE OFFICER - a person designated by the Manager of Corporate Compliance, to administer, among other things, associates' preclearance request for a specific business unit.

               o PRIVATE PLACEMENT - an offering of securities that is exempt from registration under the Securities Act of 1933 because it does not constitute a public offering.

               o SENIOR MANAGEMENT COMMITTEE - the Senior Management Committee of Mellon Bank Corporation.

               o SHORT SALE - the sale of a security that is not owned by the seller at the time of the trade.

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

INDEX OF EXHIBITS

EXHIBIT A           SAMPLE REPORT TO MANAGER OF CORPORATE COMPLIANCE

EXHIBIT B           SAMPLE INSTRUCTION LETTER TO BROKER

EXHIBIT C           PRECLEARANCE REQUEST FORM

EXHIBIT D           PERSONAL SECURITIES HOLDINGS FORM

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

EXHIBIT A

SAMPLE REPORT TO MANAGER OF CORPORATE COMPLIANCE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        MELLON INTEROFFICE
                                                                                        MEMORANDUM


         Date:                                                                     From:         Associate
           To:    Manager, Corporate Compliance                                    Dept:
                                                                                  Aim #:
        Aim #:    151-4342                                                        Phone:
                                                                                    Fax:

  -----------------------------------------------------------------------------------------------------------------------------

                  RE:      REPORT OF SECURITIES TRADE

                  Type of Associate:                              Insider Risk
                                            ------------------
                                                                  Investment
                                            ------------------
                                                                  Other
                                            ------------------

                  Type of Security:                               Mellon Bank Corporation
                                            ------------------
                                                                  Mellon Bank Corporation - optional cash
                                            ------------------    purchases under Dividend Reinvestment
                                                                  and Common Stock Purchase Plan

                                                                  Mellon Bank Corporation - exercise of an
                                            ------------------    employee stock option


                  Attached is a copy of the confirmation slip for a securities trade I engaged in on
                  _____________________, 19xx.

                  or

                  On _____________________, 19xx, I (purchased/sold) _______________________ shares of
                  ___________________________ through (broker). I will arrange to have a copy of the confirmation slip for this trade delivered to you as soon as possible.


------------------------------------------------------------------------------------------------------------------------------------

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

EXHIBIT B1

FOR NON-DREYFUS ASSOCIATES



    Date

    Broker ABC
    Street Address
    City, State  ZIP

    Re:      John Smith & Mary Smith
             Account No. xxxxxxxxxxxxx

    In connection with my existing brokerage accounts at your firm noted above, please be advised that the Risk Management and Compliance Department of Mellon Bank should be noted as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

    Please send the requested documentation ensuring the account holder's name appears on all correspondence to:



                              Manager, Corporate Compliance
                              Mellon Bank
                              P.O. Box 3130
                              Pittsburgh, PA 15230-3130

    Thank you for your cooperation in this request.

    Sincerely yours,



    Associate

    cc:      Manager, Corporate Compliance (151-4342)

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

EXHIBIT B2

FOR DREYFUS ASSOCIATES



     Date

     Broker ABC
     Street Address
     City, State  ZIP

     Re:      John Smith & Mary Smith
              Account No. xxxxxxxxxxxxx

     In connection with my existing brokerage accounts at your firm noted above, please be advised that the Risk Management and Compliance Department of Dreyfus Corporation should be noted as an "Interested Party" with respect to my accounts. They should, therefore, be sent copies of all trade confirmations and account statements relating to my account.

     Please send the requested documentation ensuring the account holder's name appears on all correspondence to:



                               Compliance Officer at The Dreyfus Corporation 200 Park Avenue
                               Legal Department
                               New York, NY 10166

     Thank you for your cooperation in this request.

     Sincerely yours,



     Associate

     cc:      Dreyfus Compliance

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

EXHIBIT C1

PRECLEARANCE REQUEST FORM                                                      Non Dreyfus Associates
================================================================================================================
To:      Manager, Corporate Compliance 151-4342 (All Insider and Other Associates)
         Designated Preclearance Compliance Officer (All Investment Associates excluding Dreyfus)
----------------------------------------------------------------------------------------------------------------
Associate Name:                                               Title:                             Date:

----------------------------------------------------------------------------------------------------------------
Phone #:                   AIM #:                             Social Security #:                 Department:

----------------------------------------------------------------------------------------------------------------
================================================================================================================
ACCOUNT INFORMATION
----------------------------------------------------------------------------------------------------------------
Account Name:                       Account Number:           Name of Broker/Bank:

----------------------------------------------------------------------------------------------------------------
Relationship to registered owner(s) (if other than associate)

----------------------------------------------------------------------------------------------------------------
I hereby request approval to execute the following trade in the above account:
================================================================================================================
TRANSACTION DETAIL
----------------------------------------------------------------------------------------------------------------
Buy:                        Sell:                              Security/Contract:                 No. of Shares:

----------------------------------------------------------------------------------------------------------------
If sale, date acquired:       Margin Transaction:          Initial Public Offering:           Private Placement:
                              [ ]Yes                       [ ]Yes                             [ ]Yes
----------------------------------------------------------------------------------------------------------------
================================================================================================================
DISCLOSURE STATEMENT
----------------------------------------------------------------------------------------------------------------
I hereby represent that, to the best of my knowledge, neither I nor the registered account holder is (1)
attempting to benefit personally from any existing business relationship between the issuer and Mellon or any
Mellon-related fund or affiliate; (2) engaging in any manipulative or deceptive trading activity; (3) in possession of any material non-public information concerning the security to which is request relates.

----------------------------------------------------------------------------------------------------------------
Associate Signature:                                                                               Date:

----------------------------------------------------------------------------------------------------------------
================================================================================================================
COMPLIANCE OFFICER USE ONLY
----------------------------------------------------------------------------------------------------------------
Approved:                           Disapproved:                       Authorized Signatory:       Date:

----------------------------------------------------------------------------------------------------------------
Comments:

----------------------------------------------------------------------------------------------------------------
Note:  This preclearance will lapse at the end of the day on                    , 19    .
                                                             -------------------    ----
If you decide not to effect the trade, please notify me.
----------------------------------------------------------------------------------------------------------------
Date:                                                                  By:


----------------------------------------------------------------------------------------------------------------

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

EXHIBIT C2

PRECLEARANCE REQUEST FORM                                                     Dreyfus Associates Only
================================================================================================================
To:      Dreyfus Compliance Officer
----------------------------------------------------------------------------------------------------------------
Associate Name:                                               Title:                             Date:

----------------------------------------------------------------------------------------------------------------
Phone #:                   AIM #:                             Social Security #:                 Department:


----------------------------------------------------------------------------------------------------------------
================================================================================================================
ACCOUNT INFORMATION
----------------------------------------------------------------------------------------------------------------
Account Name:                       Account Number:           Name of Broker/Bank:

----------------------------------------------------------------------------------------------------------------
Relationship to registered owner(s) (if other than associate)

----------------------------------------------------------------------------------------------------------------
I hereby request approval to execute the following trade in the above account:

================================================================================================================
TRANSACTION DETAIL
----------------------------------------------------------------------------------------------------------------
Buy:                                Sell:                              Security/Contract:                Symbol:

----------------------------------------------------------------------------------------------------------------
Amount:                    Current Market Price:              If sale, date acquired:        Margin Transaction:

----------------------------------------------------------------------------------------------------------------
Is this a New Issue?                                             Is this a Private Placement?
[ ]Yes         [ ]No                                             [ ]Yes         [ ]No
----------------------------------------------------------------------------------------------------------------
Reason for Transaction, identify source:

----------------------------------------------------------------------------------------------------------------
================================================================================================================
DISCLOSURE STATEMENT
----------------------------------------------------------------------------------------------------------------

I hereby represent that, to the best of my knowledge, neither I nor the registered account holder is (1)
attempting to benefit personally from any existing business relationship between the issuer and Mellon or any
Mellon-related fund or affiliate; (2) engaging in any manipulative or deceptive trading activity; (3) in possession of any material non-public information concerning the security to which is request relates.

----------------------------------------------------------------------------------------------------------------
Associate Signature:                                                                                      Date:


----------------------------------------------------------------------------------------------------------------
================================================================================================================
COMPLIANCE OFFICER USE ONLY
----------------------------------------------------------------------------------------------------------------
Approved:                           Disapproved:                       Authorized Signatory:              Date:

----------------------------------------------------------------------------------------------------------------
Comments:


----------------------------------------------------------------------------------------------------------------
Note:  This preclearance will lapse at the end of the day on                    , 19    .
                                                             -------------------    ----
If you decide not to effect the trade, please notify me.
----------------------------------------------------------------------------------------------------------------
Date:                                                                  By:


----------------------------------------------------------------------------------------------------------------

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

 EXHIBIT D1

     Return to:   Manager, Corporate Compliance
                  Mellon Bank
                  P.O. Box 3130
                  Pittsburgh, PA  15230-3130

                         STATEMENT OF SECURITY HOLDINGS

     As of
          -------------------------------------

1. List of all securities in which you, your immediate family, any other member of your immediate household, or any trust or estate of which you or your spouse is a trustee or fiduciary or beneficiary, or of which your minor child is a beneficiary, or any person for whom you direct or effect transactions under a power of attorney or otherwise, maintain a beneficial ownership - (see Glossary in Policy). If none, write NONE. Securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper, repurchase agreements and shares of registered investment companies need not be listed. IF YOUR LIST IS EXTENSIVE, PLEASE ATTACH A COPY OF THE MOST RECENT STATEMENT FROM YOUR BROKER(S), RATHER THAN LIST THEM ON THIS FORM.

------------------------------------------------------------------------
   NAME OF SECURITY        TYPE OF SECURITY         AMOUNT OF SHARES
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

2. List the names and addresses of any broker/dealers holding accounts in which you have a beneficial interest, including the name of your registered representative (if applicable), the account registration and the relevant account numbers. If none, write NONE.

-----------------------------------------------------------------------------
   BROKER/         ADDRESS       NAME OF            ACCOUNT        ACCOUNT
   DEALER                       REGISTERED        REGISTRATION    NUMBER(S)
                              REPRESENTATIVE
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

I certify that the statements made by me on this form are true, complete and correct to the best of my knowledge and belief, and are made in good faith. I acknowledge I have read, understood and complied with the Confidential Information and Securities Trading Policy.


--------------------------------------------------------------------------------
Date:                                          Printed Name:



--------------------------------------------------------------------------------
                                               Signature:


--------------------------------------------------------------------------------

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

EXHIBIT D2

     Return to:   Compliance Officer at the Dreyfus Corporation
                  200 Park Avenue
                  Legal Department
                  New York, NY 10166


                         STATEMENT OF SECURITY HOLDINGS

     As of
           -------------------------

1. List of all securities in which you, your immediate family, any other member of your immediate household, or any trust or estate of which you or your spouse is a trustee or fiduciary or beneficiary, or of which your minor child is a beneficiary, or any person for whom you direct or effect transactions under a power of attorney or otherwise, maintain a beneficial interest. If none, write NONE. Securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper, repurchase agreements and shares of registered investment companies need not be listed. IF YOUR LIST IS EXTENSIVE, PLEASE ATTACH A COPY OF THE MOST RECENT STATEMENT FROM YOUR BROKER(S), RATHER THAN LIST THEM ON THIS FORM.

------------------------------------------------------------------------
   NAME OF SECURITY        TYPE OF SECURITY         AMOUNT OF SHARES
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

2. List the names and addresses of any broker/dealers holding accounts in which you have a beneficial interest, including the name of your registered representative (if applicable), the account registration and the relevant account numbers. If none, write NONE.

-----------------------------------------------------------------------------
   BROKER/         ADDRESS       NAME OF            ACCOUNT        ACCOUNT
   DEALER                       REGISTERED        REGISTRATION    NUMBER(S)
                              REPRESENTATIVE
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

I certify that the statements made by me on this form are true, complete and correct to the best of my knowledge and belief, and are made in good faith. I acknowledge I have read, understood and complied with the Confidential Information and Securities Trading Policy.

--------------------------------------------------------------------------------
Date:                                          Printed Name:



--------------------------------------------------------------------------------
                                               Signature:


--------------------------------------------------------------------------------



40

CONFIDENTIAL INFORMATION AND SECURITIES TRADING POLICY-019

                                 CODE OF ETHICS

                                       OF

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

PREAMBLE

         This Code of Ethics ("Code") is being adopted in compliance with the requirements of Sections 204A and 206 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 204-2 thereunder and Section 17j of the Investment Company Act of 1940 (the "40 Act") and Rule 17j-1 thereunder, to effectuate the purposes and objectives of those provisions. Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204-2 imposes recordkeeping requirements with respect to personal securities transactions of access persons (defined below). Section 206 of the Advisers Act and Rule 17j-1 of the 40 Act make it unlawful for certain persons, including

BARROW, HANLEY, MEWHINNEY & STRAUSS, INC. (the "Firm"):


          (1) To employ a device, scheme or artifice to defraud any client or prospective client, or any mutual fund portfolio managed by the Firm (the "Fund");

          (2) To engage in any transaction, practice or course of business which operates or would operate as a fraud or deceit upon any client or prospective client, or the Fund;

          (3) Acting as principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (3) shall not apply to any transaction with a customer of a broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction;


          (4) To engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative; or

          (5) To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading.


         This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and procedures reasonably necessary to prevent violations of the Code.

         This Code of Ethics is adopted by the Board of Directors of the Firm. This Code is based upon the principle that the directors and officers of the Firm, and certain affiliated persons of the Firm, owe a fiduciary duty to, among others, the clients of the Firm and shareholders of the Fund to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of clients or shareholders;
(ii) taking inappropriate advantage of their position with the Firm or the Fund; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors and to the Fund's Compliance Officer.

POLICY STATEMENT ON INSIDER TRADING

         The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. Any questions regarding the Firm's policy and procedures should be referred to the Firm's Compliance Officer.

         The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

         While the law concerning insider trading is not static, it is generally understood that the law prohibits:

          1) trading by an insider, while in possession of material nonpublic information, or


          2) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or


          3)   communicating material nonpublic information to others.

         The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Firm may become a temporary insider of a company it advises or for which it performs other services. For that to occur, the company must expect the Firm to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the Firm will be considered an insider.

         Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

         Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public. You should be particularly careful with information received from client contacts at public companies.

         Before trading for yourself or others in the securities of a company about which you may have potential inside information, ask yourself the following questions:

          i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?

          ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?


         If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

          i. Report the matter immediately to the Firm's Compliance Officer.

          ii. Do not purchase or sell the securities on behalf of yourself or others.

          iii. Do not communicate the information inside or outside the Firm, other than to the Firm's Compliance Officer.


          iv. After the Firm's Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.


         Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

         The role of the Firm's Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. The Firm's Supervisory Procedures can be divided into two classifications - prevention of insider trading and detection of insider trading.

         To prevent insider trading, the Firm will:

          i. provide, on a regular basis, an educational program to familiarize officers, directors and employees with the Firm's policy and procedures, and


          ii. when it has been determined that an officer, director or employee of the Firm has material nonpublic information,


               1. implement measures to prevent dissemination of such information, and

               2. if necessary, restrict officers, directors and employees from trading the securities.

         To detect insider trading, the Firm's Compliance Officer will:

          i. review the trading activity reports filed by each officer, director and employee, and


          ii.  review the trading activity of accounts managed by the Firm.

A. DEFINITIONS

     (1) "ACCESS PERSON" means any director, officer, general partner, advisory person, investment personnel, portfolio manager, or employee of the firm.

     (2) "ADVISORY PERSON" means any natural person in a control relationship to the Firm who obtains information concerning recommendations made to the Firm or the Fund with regard to the purchase or sale of a security by the Firm or the Fund.

     (3)  "AFFILIATED COMPANY" means a company which is an affiliated person.

     (4) "AFFILIATED PERSON" of another person means (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities or such other person; (b) and person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, copartner, or employee of such other person; (e) if such other person is an investment company, any investment adviser thereof or any member of an advisor board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

     (5) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Firm or the Fund has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "PURCHASE OR SALE OF A SECURITY" includes the writing of an option to purchase or sell a security.

     (6) "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

     (7) "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person.

     (8) "INVESTMENT PERSONNEL" means (a) any portfolio manager of the Firm or the Fund as defined in (10) below; and (b) securities analysts, traders and other personnel who provide information and advice to the portfolio manager or who help execute the portfolio manager's decisions.

     (9)  "PERSON" means any natural person or a company.

     (10) "PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions.

     (11) "SECURITY" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Security shall not include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of unaffiliated registered open-end investment companies (mutual funds).

B. TRADING RESTRICTIONS FOR ACCESS PERSONS

     (1) GENERAL RESTRICTIONS FOR ACCESS PERSONS. Access persons are subject to the following restrictions with respect to their securities transactions:

          (a) PROHIBITION ON ACCEPTING GIFTS OF MORE THAN DE MINIMIS VALUE. Access persons are prohibited from accepting any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Firm or the Fund; for the purpose of this Code de minimis shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient, when the gifts are in relation to the conduct of the Firm's business;

          (b) PROHIBITION ON SERVICE AS A DIRECTOR OR PUBLIC OFFICIAL. Investment Personnel are prohibited from serving on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Firm or the Fund. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm's clients and the Fund's shareholders. Authorization of board service shall be subject to the implementation by the Firm of a "Chinese Wall" or other procedures to isolate such investment personnel from making decisions about trading in that company's securities.

          (c) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Access persons are prohibited from acquiring securities in an initial public offering.

          (d) PROHIBITION ON PRIVATE PLACEMENTS. Access persons are prohibited from acquiring securities in a private placement without prior approval from the Firm's Compliance Officer. In the event an access person receives approval to purchase securities in a private placement, the access person must disclose that investment if he or she plays any part in the Firm's later consideration of an investment in the issuer.

          (e) PROHIBITION ON OPTIONS. Access persons are prohibited from acquiring or selling any option on any security.

          (f) PROHIBITION ON SHORT-SELLING. Access persons are prohibited from selling any security that the access person does not own or otherwise engaging in "short-selling" activities.

          (g) PROHIBITION ON SHORT-TERM TRADING PROFITS. Access persons are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty
               (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement.

     (2) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All access persons are subject to the following restrictions when their purchases and sales of securities coincide with trades by any client of the Firm or by the
          Fund:

          (a) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A TRADE BY A CLIENT OR THE FUND. Access persons are prohibited from purchasing or selling any security within three calendar days after any client or the Fund has traded in the same (or a related) security. In the event that an access person makes a prohibited purchase or sale within the three-day period, the access person must unwind the transaction and relinquish any gain from the transaction to the appropriate client portfolio(s) or the Fund.

          (b) PURCHASES WITHIN SEVEN DAYS BEFORE A PURCHASE BY A CLIENT OR THE FUND. Any access person who purchases a security within seven calendar days before any client or the Fund purchases the same (or a related) security is prohibited from selling the security for a period of six months following the client or the Fund's trade. In the event that an access person makes a prohibited sale within the six-month period, the access person must relinquish to the appropriate client portfolio(s) or the Fund any gain from the transaction.

          (c) SALES WITHIN SEVEN DAYS BEFORE A SALE BY A CLIENT OR THE FUND. Any access person who sells a security within seven days before any client or the Fund sells the same (or a related) security must relinquish to the appropriate client portfolio(s) or the Fund the difference between the access person's sale price and the client portfolio(s) or the Fund's sale price (assuming the access person's sale price is higher).

C. EXEMPTED TRANSACTIONS

         The prohibitions of Sections B (1)(f)(g) and B (2)(a)(b)(c) shall not apply to:

          (1) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

          (2) purchases or sales which are non-volitional on the part of either the access person or the Firm;

          (3) purchases which are part of an automatic dividend reinvestment plan; and

          (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

D. COMPLIANCE PROCEDURES

          (1) RECORDS OF SECURITIES TRANSACTIONS. All access persons must notify the Firm's Compliance Officer if they have opened or intend to open a brokerage account. Access persons must direct their brokers to supply the Firm's Compliance officer with duplicate confirmation statements of their securities transactions and copies of all periodic statements for their brokerage accounts.

          (2) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. All access persons shall receive prior written approval from the Firm's Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling securities. The personal securities transactions pre-clearance form is attached as Exhibit D.

          (3) DISCLOSURE OF PERSONAL HOLDINGS. All access persons shall disclose to the Firm's Compliance Officer all personal securities holdings upon the later of commencement of employment or adoption of this Code of Ethics and thereafter on an annual basis as of December 31. This initial report shall be made on the form attached as Exhibit A and shall be delivered to the Firm's Compliance Officer.

          (4) CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS. Every access person shall certify annually that:

               (a) they have read and understand the Code of Ethics and recognize that they are subject thereto;

               (b) they have complied with the requirements of the Code of Ethics; and

               (c) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

         The annual report shall be made on the form attached as Exhibit B and delivered to the Firm's Compliance Officer.

          (5)  REPORTING REQUIREMENTS

               (a) Every access person shall report to the Compliance Officer of the Firm the information described in, Sub-paragraph
                    (5)(b) of this Section with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

               (b) Reports required to be made under this Paragraph (5) shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every access person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

                    (i) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                    (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    (iii) the price at which the transaction was effected; and

                    (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

                    Duplicate copies of the broker confirmation of all personal transactions and copies of periodic statements for all securities accounts may be appended to Exhibit C to fulfill the reporting requirement.

               (c) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

               (d) The Compliance Officer of the Firm shall notify each access person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

               (e) Reports submitted to the Compliance Officer of the Firm pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers and directors of the Firm, Firm counsel or regulatory authorities upon appropriate request.

          (6)  CONFLICT OF INTEREST

               Every access person shall notify the Compliance Officer of the Firm of any personal conflict of interest relationship which may involve the Firm's clients (including the Fund), such as the existence of any economic relationship between their transactions and securities held or to be acquired by any portfolio of the Firm. Such notification shall occur in the pre-clearance process.

E. REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

          (1) The Firm's Compliance Officer shall promptly report to the Board of Directors and to the Fund's Compliance Officer all apparent violations of this Code of Ethics and the reporting requirements thereunder.

          (2) When the Firm's Compliance Officer finds that a transaction otherwise reportable to the Board of Directors under Paragraph
               (1) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Section 206 of the Advisers Act or Rule 17j-1 of the 40 Act, he may, in his discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Directors.

          (3) The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.


F. ANNUAL REPORTING TO THE BOARD OF DIRECTORS

          (1) The Firm's Compliance Officer shall prepare an annual report relating to this Code of Ethics to the Board of Directors. Such annual report shall:

               (a) Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

               (b) identify any violations requiring significant remedial action during the past year; and

               (c) identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

         The Fund's Compliance Officer will prepare a similar report for the Fund's Board of Directors.

G. SANCTIONS

         Upon discovering a violation of this Code, the Board of Directors may impose such sanctions, as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

H. RETENTION OF RECORDS

         This Code of Ethics, a list of all persons required to make reports hereunder from time to time, as shall be updated by the Firm's Compliance Officer, a copy of each report made by an access person hereunder, each memorandum made by the Firm's Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Firm.


Dated:  January 3, 2000

                                                                     Exhibit A



                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.
                                 CODE OF ETHICS
                        INITIAL REPORT OF ACCESS PERSONS

To the Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

         1. I hereby acknowledge receipt of a copy of the Code of Ethics for Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm").

         2. I have read and understand the Code and recognize that I am subject thereto in the capacity of "Access Persons."

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios, including the Fund.

         4. As of the date below I had a direct or indirect beneficial ownership in the following securities:

======================================== ====================================== ======================================
                                                                                          TYPE OF INTEREST
          NAME OF SECURITIES                       NUMBER OF SHARES                     (DIRECT OR INDIRECT)
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

======================================== ====================================== ======================================

NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).


Date:                                                       Signature:
     -------------------------------------------                      -----------------------------------------
     (First date of investment personnel status)            Print Name:
                                                                       ----------------------------------------

                                                                 Title:
                                                                       ----------------------------------------

                                                            Employer:  Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                                       ----------------------------------------


Date:                                                       Signature:
     -------------------------------------------                      -----------------------------------------
                                                                          Firm's Compliance Officer

                                                                      Exhibit B

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.
                                 CODE OF ETHICS
                         ANNUAL REPORT OF ACCESS PERSONS

To the Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

         1. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

         2. I hereby certify that, during the year ended December 31, 20 ___, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

         3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a portfolio of the Firm or the Fund to any employees of any other UAM affiliate, except where the disclosure occurred subsequent to the execution of withdrawal of an order.

         4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios, including the Fund.

         4. As of December 31, 20___, I had a direct or indirect beneficial ownership in the following securities:

======================================== ====================================== ======================================
                                                                                          TYPE OF INTEREST
          NAME OF SECURITIES                       NUMBER OF SHARES                     (DIRECT OR INDIRECT)
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

======================================== ====================================== ======================================

NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).

Date:                                                       Signature:
     -------------------------------------------                      -----------------------------------------
     (First date of investment personnel status)            Print Name:
                                                                       ----------------------------------------

                                                                 Title:
                                                                       ----------------------------------------

                                                            Employer:  Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                                       ----------------------------------------


Date:                                                       Signature:
     -------------------------------------------                      -----------------------------------------
                                                                          Firm's Compliance Officer

                                                                    Exhibit C

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.
                                 ACCESS PERSONS

 Securities Transactions Report For the Calendar Quarter Ended: _______________

To the Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Firm.

=================== ================= ============ ================ ==================== ========== ======================
     SECURITY           DATE OF         NO. OF      DOLLAR AMOUNT        NATURE OF         PRICE        BROKER/DEALER
                      TRANSACTION       SHARES     OF TRANSACTION       TRANSACTION                    OR BANK THROUGH
                                                                      (Purch., Sale,                    WHOM EFFECTED
                                                                          Other)
------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

------------------- ----------------- ------------ ---------------- -------------------- ---------- ----------------------

=================== ================= ============ ================ ==================== ========== ======================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm or the Fund, such as the existence of any economic relationship between my transactions and securities held or to be acquired by Firm clients or any related portfolios, including the Fund.

NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (mutual funds).

Date:                                                       Signature:
     -------------------------------------------                      -----------------------------------------
     (First date of investment personnel status)            Print Name:
                                                                       ----------------------------------------

                                                                 Title:
                                                                       ----------------------------------------

                                                            Employer:  Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                                       ----------------------------------------


Date:                                                       Signature:
     -------------------------------------------                      -----------------------------------------
                                                                          Firm's Compliance Officer

                                                                       Exhibit D

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 ACCESS PERSONS

               Personal Securities Transactions Pre-clearance Form
                       (see Section D(2), Code of Ethics)

To the  Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

I hereby request pre-clearance of the following proposed transactions:

=================== =========== =================== ==================== ============= ====================== ====================
     SECURITY         NO. OF     DOLLAR AMOUNT OF        NATURE OF          PRICE          BROKER/DEALER          AUTHORIZED
                      SHARES       TRANSACTION          TRANSACTION          (OR          OR BANK THROUGH
                                                      (Purch., Sale,       PROPOSED        WHOM EFFECTED            YES NO
                                                          Other)            PRICE)
------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------------------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

------------------- ----------- ------------------- -------------------- ------------- ---------------------- --------- ----------

=================== =========== =================== ==================== ============= ====================== ========= ==========


Date:                                                       Signature:
     -------------------------------------------                      -----------------------------------------
     (First date of investment personnel status)            Print Name:
                                                                       ----------------------------------------

                                                                 Title:
                                                                       ----------------------------------------

                                                            Employer:  Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                                       ----------------------------------------


Date:                                                       Signature:
     -------------------------------------------                      -----------------------------------------
                                                                          Firm's Compliance Officer